Exhibit 99.2

Item 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Report of Management on Internal Control Over Financial Reporting

The management of Bank of America Corporation is responsible for establishing and maintaining adequate internal control over financial reporting.

The Corporation’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. The Corporation’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2005, based on the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control—Integrated Framework. Based on that assessment, management concluded that, as of December 31, 2005, the Corporation’s internal control over financial reporting is effective based on the criteria established in Internal Control—Integrated Framework.

Management’s assessment of the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2005, has been audited by PricewaterhouseCoopers, LLP, an independent registered public accounting firm.

Kenneth D. Lewis Chairman, President and Chief Executive Officer	Alvaro G. de Molina Chief Financial Officer

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Bank of America Corporation:

We have completed integrated audits of Bank of America Corporation’s 2005 and 2004 Consolidated Financial Statements and of its internal control over financial reporting as of December 31, 2005, and an audit of its 2003 Consolidated Financial Statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated Financial Statements

In our opinion, the accompanying Consolidated Balance Sheet and the related Consolidated Statement of Income, Consolidated Statement of Changes in Shareholders’ Equity and Consolidated Statement of Cash Flows present fairly, in all material respects, the financial position of Bank of America Corporation and its subsidiaries at December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These Consolidated Financial Statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these Consolidated Financial Statements based on our audits. We conducted our audits of these Consolidated Financial Statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 of the Consolidated Financial Statements, the Corporation has restated its 2004 and 2003 Consolidated Financial Statements.

Internal Control Over Financial Reporting

Also, in our opinion, management’s assessment, included in the Report of Management on Internal Control Over Financial Reporting appearing above, that the Corporation maintained effective internal control over financial reporting as of December 31, 2005 based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control—Integrated Framework issued by the COSO. The Corporation’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Corporation’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Charlotte, North Carolina

March 14, 2006, except as to the effects of

reclassifications of balances for reportable

segments as reflected in Note 20 for which the

date is May 25, 2006

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Consolidated Statement of Income

	Year Ended December 31
(Dollars in millions, except per share information)	2005	2004 (Restated)	2003 (Restated)
Interest income
Interest and fees on loans and leases	$34,843	$28,051	$21,381
Interest and dividends on securities	10,937	7,256	3,071
Federal funds sold and securities purchased under agreements to resell	5,012	1,940	1,266
Trading account assets	5,743	4,016	3,947
Other interest income	2,091	1,690	1,507

Total interest income	58,626	42,953	31,172

Interest expense
Deposits	9,492	5,921	4,562
Short-term borrowings	11,615	4,072	1,871
Trading account liabilities	2,364	1,317	1,286
Long-term debt	4,418	3,683	2,948

Total interest expense	27,889	14,993	10,667

Net interest income	30,737	27,960	20,505

Noninterest income
Service charges	7,704	6,989	5,618
Investment and brokerage services	4,184	3,614	2,371
Mortgage banking income	805	414	1,922
Investment banking income	1,856	1,886	1,736
Equity investment gains	2,040	863	215
Card income	5,753	4,592	3,052
Trading account profits	1,812	869	408
Other income	1,200	1,778	2,007

Total noninterest income	25,354	21,005	17,329

Total revenue	56,091	48,965	37,834

Provision for credit losses	4,014	2,769	2,839

Gains on sales of debt securities	1,084	1,724	941

Noninterest expense
Personnel	15,054	13,435	10,446
Occupancy	2,588	2,379	2,006
Equipment	1,199	1,214	1,052
Marketing	1,255	1,349	985
Professional fees	930	836	844
Amortization of intangibles	809	664	217
Data processing	1,487	1,330	1,104
Telecommunications	827	730	571
Other general operating	4,120	4,457	2,930
Merger and restructuring charges	412	618	—

Total noninterest expense	28,681	27,012	20,155

Income before income taxes	24,480	20,908	15,781
Income tax expense	8,015	6,961	5,019

Net income	$16,465	$13,947	$10,762

Net income available to common shareholders	$16,447	$13,931	$10,758

Per common share information
Earnings	$4.10	$3.71	$3.62

Diluted earnings	$4.04	$3.64	$3.55

Dividends paid	$1.90	$1.70	$1.44

Average common shares issued and outstanding (in thousands)	4,008,688	3,758,507	2,973,407

Average diluted common shares issued and outstanding (in thousands)	4,068,140	3,823,943	3,030,356

See accompanying Notes to Consolidated Financial Statements.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheet

	December 31
(Dollars in millions)	2005	2004 (Restated)
Assets
Cash and cash equivalents	$36,999	$28,936
Time deposits placed and other short-term investments	12,800	12,361
Federal funds sold and securities purchased under agreements to resell (includes $148,299 and $91,243 pledged as collateral)	149,785	91,360
Trading account assets (includes $68,223 and $38,929 pledged as collateral)	131,707	93,587
Derivative assets	23,712	30,235
Securities:
Available-for-sale (includes $116,659 and $45,127 pledged as collateral)	221,556	194,743
Held-to-maturity, at cost (market value—$47 and $329)	47	330

Total securities	221,603	195,073

Loans and leases	573,791	521,813
Allowance for loan and lease losses	(8,045)	(8,626)

Loans and leases, net of allowance	565,746	513,187

Premises and equipment, net	7,786	7,517
Mortgage servicing rights	2,806	2,481
Goodwill	45,354	45,262
Core deposit intangibles and other intangibles	3,194	3,887
Other assets	90,311	86,546

Total assets	$1,291,803	$1,110,432

Liabilities
Deposits in domestic offices:
Noninterest-bearing	$179,571	$163,833
Interest-bearing	384,155	396,645
Deposits in foreign offices:
Noninterest-bearing	7,165	6,066
Interest-bearing	63,779	52,026

Total deposits	634,670	618,570

Federal funds purchased and securities sold under agreements to repurchase	240,655	119,741
Trading account liabilities	50,890	36,654
Derivative liabilities	15,000	17,928
Commercial paper and other short-term borrowings	116,269	78,598
Accrued expenses and other liabilities (includes $395 and $402 of reserve for unfunded lending commitments)	31,938	41,590
Long-term debt	100,848	97,116

Total liabilities	1,190,270	1,010,197

Commitments and contingencies (Notes 9 and 13)

Shareholders’ equity
Preferred stock, $0.01 par value; authorized—100,000,000 shares; issued and outstanding—1,090,189 shares	271	271
Common stock and additional paid-in capital, $0.01 par value; authorized—7,500,000,000 shares; issued and outstanding—3,999,688,491 and 4,046,546,212 shares	41,693	44,236
Retained earnings	67,552	58,773
Accumulated other comprehensive income (loss)	(7,556)	(2,764)
Other	(427)	(281)

Total shareholders’ equity	101,533	100,235

Total liabilities and shareholders’ equity	$1,291,803	$1,110,432

See accompanying Notes to Consolidated Financial Statements.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Consolidated Statement of Changes in Shareholders’ Equity

(Dollars in millions, shares in thousands)	Preferred Stock	Common Stock and Additional Paid-in Capital		Retained Earnings	Accumulated Other Comprehensive Income (Loss)(1,2)	Other	Total Share- holders’ Equity	Compre- hensive Income
		Shares	Amount
Balance, December 31, 2002 (As previously reported)	$58	3,001,382	$496	$48,517	$1,232	$16	$50,319
Restatement adjustments(3)				1,011	(131)		880

Balance, December 31, 2002 (Restated)	58	3,001,382	496	49,528	1,101	16	51,199

Net income				10,762			10,762	$10,762
Net unrealized losses on available-for-sale debt and marketable equity securities					(564)		(564)	(564)
Net unrealized gains on foreign currency translation adjustments					2		2	2
Net losses on derivatives					(2,959)		(2,959)	(2,959)
Cash dividends paid:
Common				(4,277)			(4,277)
Preferred				(4)			(4)
Common stock issued under employee plans and related tax benefits		139,298	4,372			(123)	4,249
Common stock repurchased		(258,686)	(4,936)	(4,830)			(9,766)
Conversion of preferred stock	(4)	294	4
Other			93	(17)	(14)	(47)	15	(14)

Balance, December 31, 2003 (Restated)	54	2,882,288	29	51,162	(2,434)	(154)	48,657	7,227

Net income				13,947			13,947	13,947
Net unrealized losses on available-for-sale debt and marketable equity securities					(127)		(127)	(127)
Net unrealized gains on foreign currency translation adjustments					13		13	13
Net losses on derivatives					(185)		(185)	(185)
Cash dividends paid:
Common				(6,452)			(6,452)
Preferred				(16)			(16)
Common stock issued under employee plans and related tax benefits		121,149	4,066			(127)	3,939
Stock issued in acquisition(4)	271	1,186,728	46,480				46,751
Common stock repurchased		(147,859)	(6,375)	89			(6,286)
Conversion of preferred stock	(54)	4,240	54
Other			(18)	43	(31)		(6)	(31)

Balance, December 31, 2004 (Restated)	271	4,046,546	44,236	58,773	(2,764)	(281)	100,235	13,617

Net income				16,465			16,465	16,465
Net unrealized losses on available-for-sale debt and marketable equity securities					(2,781)		(2,781)	(2,781)
Net unrealized gains on foreign currency translation adjustments					32		32	32
Net losses on derivatives					(2,059)		(2,059)	(2,059)
Cash dividends paid:
Common				(7,665)			(7,665)
Preferred				(18)			(18)
Common stock issued under employee plans and related tax benefits		79,579	3,222			(145)	3,077
Common stock repurchased		(126,437)	(5,765)				(5,765)
Other				(3)	16	(1)	12	16

Balance, December 31, 2005	$271	3,999,688	$41,693	$67,552	$(7,556)	$(427)	$101,533	$11,673

(1)	At December 31, 2005, 2004 and 2003, Accumulated Other Comprehensive Income (Loss) includes Net Unrealized Gains (Losses) on Available-for-sale (AFS) Debt and Marketable Equity Securities of $(2,978) million, $(197) million and $(70) million, respectively; Net Unrealized Gains (Losses) on Foreign Currency Translation Adjustments of $(122) million, $(155) million and $(168) million, respectively; Net Gains (Losses) on Derivatives of $(4,338) million, $(2,279) million and $(2,094) million, respectively; and Other of $(118) million, $(133) million and $(102) million, respectively.
(2)	For additional information on Accumulated OCI, see Note 14 of the Consolidated Financial Statements.
(3)	For additional information on the restatement adjustments, see Note 1 of the Consolidated Financial Statements.
(4)	Includes adjustment for the fair value of outstanding FleetBoston Financial Corporation (FleetBoston) stock options of $862 million.

See accompanying Notes to Consolidated Financial Statements.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Consolidated Statement of Cash Flows

	Year Ended December 31
(Dollars in millions)	2005	2004 (Restated)	2003 (Restated)
Operating activities
Net income	$16,465	$13,947	$10,762
Reconciliation of net income to net cash provided by (used in) operating activities:
Provision for credit losses	4,014	2,769	2,839
Gains on sales of debt securities	(1,084)	(1,724)	(941)
Depreciation and premises improvements amortization	959	972	890
Amortization of intangibles	809	664	217
Deferred income tax expense (benefit)	1,695	(519)	(295)
Net increase in trading and derivative instruments	(18,911)	(13,944)	(13,639)
Net (increase) decrease in other assets	(104)	(11,928)	10,647
Net increase (decrease) in accrued expenses and other liabilities	(8,205)	4,594	12,067
Other operating activities, net	(7,861)	1,647	439

Net cash provided by (used in) operating activities	(12,223)	(3,522)	22,986

Investing activities
Net increase in time deposits placed and other short-term investments	(439)	(1,147)	(1,238)
Net increase in federal funds sold and securities purchased under agreements to resell	(58,425)	(3,880)	(31,614)
Proceeds from sales of available-for-sale securities	134,490	117,672	171,711
Proceeds from maturities of available-for-sale securities	39,519	26,973	26,953
Purchases of available-for-sale securities	(204,476)	(243,573)	(195,852)
Proceeds from maturities of held-to-maturity securities	283	153	779
Proceeds from sales of loans and leases	14,458	4,416	32,672
Other changes in loans and leases, net	(71,078)	(32,350)	(74,037)
Additions to mortgage servicing rights, net	(736)	(1,075)	(1,690)
Net purchases of premises and equipment	(1,228)	(863)	(209)
Proceeds from sales of foreclosed properties	132	198	247
Investment in China Construction Bank	(3,000)	—	—
Investment in Grupo Financiero Santander Serfin	—	—	(1,600)
Net cash (paid for) acquired in business acquisitions	(49)	4,936	(141)
Other investing activities, net	104	986	898

Net cash used in investing activities	(150,445)	(127,554)	(73,121)

Financing activities
Net increase in deposits	16,100	64,423	27,655
Net increase in federal funds purchased and securities sold under agreements to repurchase	120,914	35,752	12,967
Net increase in commercial paper and other short-term borrowings	37,671	37,437	13,917
Proceeds from issuance of long-term debt	21,958	21,289	16,963
Retirement of long-term debt	(15,107)	(16,904)	(9,282)
Proceeds from issuance of common stock	2,846	3,712	3,970
Common stock repurchased	(5,765)	(6,286)	(9,766)
Cash dividends paid	(7,683)	(6,468)	(4,281)
Other financing activities, net	(117)	(91)	(72)

Net cash provided by financing activities	170,817	132,864	52,071

Effect of exchange rate changes on cash and cash equivalents	(86)	64	175

Net increase in cash and cash equivalents	8,063	1,852	2,111
Cash and cash equivalents at January 1	28,936	27,084	24,973

Cash and cash equivalents at December 31	$36,999	$28,936	$27,084

Supplemental cash flow disclosures
Cash paid for interest	$26,239	$13,765	$10,214
Cash paid for income taxes	7,049	6,088	3,870

Assets and liabilities of a certain multi-seller asset-backed commercial paper conduit that was consolidated amounted to $4,350 million in 2003.

Net transfers of Loans and Leases to loans held-for-sale (included in Other Assets) from the loan portfolio for Asset and Liability Management purposes amounted to $73 million in 2005.

Net transfers of Loans and Leases from loans held-for-sale to the loan portfolio for Asset and Liability Management purposes amounted to $1,106 million and $9,683 million in 2004 and 2003.

In 2004, the fair values of noncash assets acquired and liabilities assumed in the merger with FleetBoston were $224,492 million and $182,862 million.

In 2004, approximately 1.2 billion shares of common stock, valued at approximately $45,622 million, were issued in connection with the merger with FleetBoston.

See accompanying Notes to Consolidated Financial Statements.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Bank of America Corporation and its subsidiaries (the Corporation) through its banking and nonbanking subsidiaries, provide a diverse range of financial services and products throughout the U.S. and in selected international markets. At December 31, 2005, the Corporation operated its banking activities primarily under two charters: Bank of America, National Association (Bank of America, N.A.) and Bank of America, N.A. (USA). On June 13, 2005, Fleet National Bank merged with and into Bank of America, N.A., with Bank of America, N.A. as the surviving entity. This merger had no impact on the Consolidated Financial Statements of the Corporation. On June 30, 2005, the Corporation announced a definitive agreement to acquire all outstanding shares of MBNA Corporation (MBNA). The transaction was effective January 1, 2006. On April 1, 2004, the Corporation acquired all of the outstanding stock of FleetBoston.

Note 1—Summary of Significant Accounting Principles

Restatement

The Corporation is restating its historical financial statements for the years 2004 and 2003, for the quarters in 2005 and 2004, and other selected financial data for the years 2002 and 2001. These restatements and resulting revisions relate to the accounting treatment for certain derivative transactions under the Statement of Financial Accounting Standards (SFAS) No. 133, “Accounting for Derivative Instruments and Hedging Activities, as amended” (SFAS 133).

As a result of an internal review completed in the first quarter of 2006 of the hedge accounting treatment of certain derivatives, the Corporation concluded that certain hedging relationships did not adhere to the requirements of SFAS 133. The derivatives involved were used as hedges principally against changes in interest rates and foreign currency rates in Asset and Liability Management (ALM) activities.

A number of the transactions included in the restatement did not meet the strict requirements of the “shortcut” method of accounting under SFAS 133. Although these hedging relationships would have qualified for hedge accounting if the “long haul” method had been applied, SFAS 133 does not permit the use of the “long haul” method retroactively. Consequently, the restatement assumes hedge accounting was not applied to these derivatives and the related hedged item during the periods under review. A majority of these transactions related to internal interest rate swaps whereby the Corporation used its centralized trading desk to execute these trades to achieve operational effectiveness and cost efficiency. These interest rate swap trades were executed internally between the Corporation’s treasury operations and the centralized trading desk. It has been the Corporation’s long standing policy to lay these internal swaps off to an external party within a three-day period. In almost all cases, cash was exchanged (either paid or received) with the external counterparty to compensate for market rate movements between the time that the internal swap and the matching trade with the external counterparty were executed. Although the overall external trade, including the cash exchanged, was transacted at a fair market value of zero, the cash exchanged offset the fair market value of the external swap which was other than zero. Swaps with a fair market value other than zero at the inception of the hedge cannot qualify for hedge accounting under the shortcut method. Accordingly, the shortcut method was incorrectly applied for such derivative instruments.

The Corporation also entered into certain cash flow hedges which utilized the centralized trading desk to lay off the internal trades with an external party. The key attributes, including interest rates and maturity dates, of the internal and external trades were not properly matched. The Corporation performed the effectiveness assessment and measure of ineffectiveness on the internal trades instead of the external trades. As a result, such tests were not performed in accordance with the requirements of SFAS 133. Accordingly, hedge accounting was incorrectly applied for such derivative instruments.

The Corporation used various derivatives in other hedging relationships to hedge changes in fair value or cash flows attributable to either interest or foreign currency rates. Although these transactions were documented as hedging relationships at inception of the hedge, the upfront and ongoing effectiveness testing was either not performed, documented or assessed in accordance with SFAS 133. In addition, for one cash flow hedge transaction relating to the anticipated purchase of securities, which impacted the third quarter of 2004 by $399 million, the timing of an amount reclassified from Accumulated OCI to earnings upon the subsequent sale of such securities was adjusted. Adjustments to correct the accounting for those hedging relationships are included in the restated results. We do not believe that these adjustments are material individually or in the aggregate to our financial results for any reported period.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The following table sets forth the effects of the adjustments on Net Income for the years 2004 and 2003. Since we could not apply hedge accounting for those transactions, the derivative transactions have been marked to market through the Consolidated Statement of Income with no related offset for hedge accounting.

Increase (Decrease) in Net Income (1)

	Year Ended December 31
(Dollars in millions)	2004	2003
As Previously Reported net income	$14,143	$10,810

Internal fair value hedges	(190)	(144)
Internal cash flow hedges	(281)	104
Other, net	275	(9)

Total adjustment	(196)	(49)

Restated net income	$13,947	$10,762
Percent change	(1.4)%	(0.5)%

(1)	For presentation purposes, certain numbers have been rounded.

The following tables set forth the effects of the restatement adjustments on affected line items within our previously reported Consolidated Statement of Income for the years 2004 and 2003, Consolidated Balance Sheet as of December 31, 2004, Consolidated Statement of Changes in Shareholders’ Equity for the years 2004 and 2003, and Consolidated Statement of Cash Flows for the years 2004 and 2003.

Bank of America Corporation and Subsidiaries

Consolidated Statement of Income

	Year Ended December 31
	2004		2003
(Dollars in millions, except per share information)	As Previously Reported	Restated	As Previously Reported	Restated
Interest and fees on loans and leases	$28,213	$28,051	$21,668	$21,381
Interest and dividends on securities	7,262	7,256	3,068	3,071
Federal funds sold and securities purchased under agreements to resell	2,043	1,940	1,373	1,266
Total interest income	43,224	42,953	31,563	31,172
Deposits	6,275	5,921	4,908	4,562
Short-term borrowings	4,434	4,072	1,871	1,871
Long-term debt	2,404	3,683	2,034	2,948
Total interest expense	14,430	14,993	10,099	10,667
Net interest income	28,794	27,960	21,464	20,505

Trading account profits	869	869	409	408
Other income	858	1,778	1,127	2,007
Total noninterest income	20,085	21,005	16,450	17,329
Total revenue	48,879	48,965	37,914	37,834
Gains on sales of debt securities	2,123	1,724	941	941

Income before income taxes	21,221	20,908	15,861	15,781
Income tax expense	7,078	6,961	5,051	5,019
Net income	$14,143	$13,947	$10,810	$10,762
Net income available to common shareholders	$14,127	$13,931	$10,806	$10,758

Per common share information
Earnings	$3.76	$3.71	$3.63	$3.62
Diluted earnings	$3.69	$3.64	$3.57	$3.55

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Bank of America Corporation and Subsidiaries

Consolidated Balance Sheet

	December 31, 2004
(Dollars in millions)	As Previously Reported	Restated
Loans and leases, net of allowance for loan and lease losses	$513,211	$513,187
Total assets	1,110,457	1,110,432

Accrued expenses and other liabilities	41,243	41,590
Long-term debt	98,078	97,116
Total liabilities	1,010,812	1,010,197

Retained earnings	58,006	58,773
Accumulated other comprehensive income (loss)	(2,587)	(2,764)
Total shareholders’ equity	99,645	100,235
Total liabilities and shareholders’ equity	$1,110,457	$1,110,432

Bank of America Corporation and Subsidiaries

Consolidated Statement of Changes in Shareholders’ Equity

	Retained Earnings(1)		Accumulated Other Comprehensive Income (Loss)		Other		Total Shareholders’ Equity		Comprehensive Income
(Dollars in millions)	As Previously Reported	Restated	As Previously Reported	Restated	As Previously Reported	Restated	As Previously Reported	Restated	As Previously Reported	Restated
Balance, December 31, 2002	$48,517	$49,528	$1,232	$1,101	$16	$16	$50,319	$51,199	$—	$—
Net income	10,810	10,762					10,810	10,762	10,810	10,762
Net gains (losses) on derivatives			(2,803)	(2,959)			(2,803)	(2,959)	(2,803)	(2,959)
Balance, December 31, 2003	50,198	51,162	(2,148)	(2,434)	(153)	(154)	47,980	48,657	7,430	7,227
Net income	14,143	13,947					14,143	13,947	14,143	13,947
Net gains (losses) on derivatives			(294)	(185)			(294)	(185)	(294)	(185)
Balance, December 31, 2004	$58,006	$58,773	$(2,587)	$(2,764)	$(281)	$(281)	$99,645	$100,235	$13,704	$13,617

(1)	The cumulative effect of the restatement adjustments on Retained Earnings as of December 31, 2002 was approximately $1.0 billion.

Bank of America Corporation and Subsidiaries

Consolidated Statement of Cash Flows

	Year Ended December 31
	2004		2003
(Dollars in millions)	As Previously Reported	Restated	As Previously Reported	Restated
Operating activities
Net income	$14,143	$13,947	$10,810	$10,762
Gains on sales of debt securities	(2,123)	(1,724)	(941)	(941)
Deferred income tax benefit	(402)	(519)	(263)	(295)
Net increase in trading and derivative instruments	(13,180)	(13,944)	(13,153)	(13,639)
Other operating activities, net	564	1,647	38	439
Net cash provided by (used in) operating activities	(3,927)	(3,522)	23,151	22,986

Investing activities
Proceeds from sales of available-for-sale securities	$107,107	$117,672	$171,711	$171,711
Purchases of available-for-sale securities	(232,609)	(243,573)	(195,852)	(195,852)
Other changes in loans and leases, net	(32,344)	(32,350)	(74,202)	(74,037)
Net cash used in investing activities	(127,149)	(127,554)	(73,286)	(73,121)

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Principles of Consolidation and Basis of Presentation

The Consolidated Financial Statements include the accounts of the Corporation and its majority-owned subsidiaries, and those variable interest entities (VIEs) where the Corporation is the primary beneficiary. All significant intercompany accounts and transactions have been eliminated. Results of operations of companies purchased are included from the dates of acquisition. Certain prior period amounts have been reclassified to conform to current period presentation. Assets held in an agency or fiduciary capacity are not included in the Consolidated Financial Statements. The Corporation accounts for investments in companies in which it owns a voting interest of 20 percent to 50 percent and for which it has the ability to exercise significant influence over operating and financing decisions using the equity method of accounting. These investments are included in Other Assets and the Corporation’s proportionate share of income or loss is included in Other Income and Accumulated Other Comprehensive Income (OCI), where applicable.

The preparation of the Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts and disclosures. Actual results could differ from those estimates and assumptions.

Recently Issued or Proposed Accounting Pronouncements

On February 16, 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 155, “Accounting for Certain Hybrid Instruments” (SFAS 155), which permits, but does not require, fair value accounting for any hybrid financial instrument that contains an embedded derivative that would otherwise require bifurcation in accordance with SFAS 133. The statement also subjects beneficial interests issued by securitization vehicles to the requirements of SFAS 133. The statement is effective as of January 1, 2007, with earlier adoption permitted. Management is currently evaluating the effect of the statement on the Corporation’s results of operations and financial condition.

On August 11, 2005, the FASB issued two exposure drafts which would amend SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities—a replacement of FASB Statement No. 125” (SFAS 140). The exposure draft, “Accounting for Transfers of Financial Assets,” would revise and clarify the criteria for derecognition of transferred financial assets. It would also place restrictions on the ability of a qualifying special purpose entity to roll over beneficial interests such as short-term commercial paper. The provisions of this exposure draft are expected to be effective at various dates beginning in 2006. Management is currently evaluating the effect of the provisions of the exposure draft on the Corporation’s results of operations and financial condition. The second exposure draft, “Accounting for Servicing of Financial Assets,” would permit, but not require, an entity to account for one or more classes of servicing rights (i.e., mortgage servicing rights, or MSRs) at fair value, with changes in fair value recorded in income. The exposure draft is expected to be issued during the first quarter of 2006, to be effective as of January 1, 2006. The Corporation expects to utilize the fair value approach for MSRs upon adoption of this standard. The final statement is not expected to have a material impact on the Corporation’s results of operations or financial condition.

On July 14, 2005, the FASB issued an exposure draft, FASB Staff Position (FSP) No. FAS 13-a, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction” (FSP 13-a). The FASB has met recently to discuss modifications to and finalization of FSP 13-a due, in part, to comment letters received in response to the exposure draft. It is anticipated that FSP 13-a will be effective January 1, 2007 and that the impact of adoption should be reflected as a change in the opening balance of retained earnings in the period of adoption. FSP 13-a’s principal provision is the requirement that a lessor recalculate the recognition of lease income when there is a change in the estimated timing of the cash flows relating to income taxes generated by such leveraged lease. This provision is expected to be retained in the final version, which the FASB expects to complete during the first quarter of 2006.

Management is considering the potential impact of the Internal Revenue Service’s (IRS) stated position on certain leveraged leases and the impact of such position on the Corporation and its predecessors’ federal income tax returns. Depending on the final provisions of FSP 13-a and the final resolution with the IRS, adoption of FSP 13-a may have a material impact on the Corporation’s current accounting treatment for leveraged leases. Adoption of the FSP would result in both an adjustment to Goodwill for leveraged leases acquired as part of the FleetBoston merger and a change in the opening balance of retained earnings in the period of adoption.

On July 14, 2005, the FASB issued an exposure draft, “Accounting for Uncertain Tax Positions—an interpretation of FASB Statement No. 109.” The exposure draft, as modified by recent FASB deliberations, requires recognition of a tax benefit to the extent of management’s best estimate of the impact of a tax position, provided it is more likely than not that the tax position would be sustained based on its technical merits. The exposure draft is expected to be effective

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

January 1, 2007. Management is currently evaluating the effect of the exposure draft, which is required to be reflected as a change in the opening balance of retained earnings in the period of adoption.

On December 16, 2004, the FASB issued SFAS No. 123 (revised 2004) “Share-based Payment” (SFAS 123R) which eliminates the ability to account for share-based compensation transactions, including grants of employee stock options, using Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25), and generally requires that such transactions be accounted for using a fair value-based method with the resulting compensation cost recognized over the period that the employee is required to provide service in order to receive their compensation. SFAS 123R also amends SFAS No. 95, “Statement of Cash Flows,” requiring the benefits of tax deductions in excess of recognized compensation costs to be reported as financing cash flows, rather than as operating cash flows as currently required. The Corporation adopted the fair value-based method of accounting for stock-based employee compensation prospectively as of January 1, 2003. The Corporation adopted SFAS 123R effective January 1, 2006 under the modified-prospective application. Upon adoption of SFAS 123R and as a result of a recent Securities and Exchange Commission (SEC) Staff (the Staff) interpretation, the Corporation changed its approach for recognizing stock compensation cost for employees who meet certain age and service criteria and thus, are retirement eligible as described in the plan. For any new awards granted, the Corporation will recognize stock compensation cost immediately for awards granted to retirement eligible employees or over the period from the grant date to the date retirement eligibility is achieved. Prior to adoption of SFAS 123R, awards granted to retirement eligible employees were expensed over the stated vesting period. Accordingly, the Corporation expects that earnings per common share will be reduced by approximately $0.05 in the first quarter due to the acceleration of stock-based compensation expense. The incremental impact of the change is approximately $0.04 for the full year when compared to expensing over the stated vesting period.

Stock-based Compensation

SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123,” (SFAS 148) was adopted prospectively by the Corporation on January 1, 2003. SFAS 148 provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. All stock options granted under plans before the adoption date will continue to be accounted for under APB 25 unless these stock options are modified or settled subsequent to adoption. SFAS 148 was effective for all stock option awards granted in 2003 and thereafter. Under APB 25, the Corporation accounted for stock options using the intrinsic value method and no compensation expense was recognized, as the grant price was equal to the strike price. Under the fair value method, stock option compensation expense is measured on the date of grant using an option-pricing model. The option-pricing model is based on certain assumptions and changes to those assumptions may result in different fair value estimates.

In accordance with SFAS 148, the Corporation provides disclosures as if it had adopted the fair value-based method of measuring all outstanding employee stock options during 2005, 2004 and 2003. The following table presents the effect on Net Income and Earnings per Common Share had the fair value-based method been applied to all outstanding and unvested awards for 2005, 2004 and 2003.

	Year Ended December 31
(Dollars in millions, except per share data)	2005	2004 (Restated)	2003 (Restated)
Net income (as reported)	$16,465	$13,947	$10,762
Stock-based employee compensation expense recognized during the year, net of related tax effects	203	161	78
Stock-based employee compensation expense determined under fair value-based method, net of related tax effects(1)	(203)	(198)	(225)

Pro forma net income	$16,465	$13,910	$10,615

As reported
Earnings per common share	$4.10	$3.71	$3.62
Diluted earnings per common share	4.04	3.64	3.55
Pro forma
Earnings per common share	4.10	3.70	3.57
Diluted earnings per common share	4.04	3.63	3.50

(1)	Includes all awards granted, modified or settled for which the fair value was required to be measured under SFAS 123, except restricted stock. Restricted stock expense (net of taxes), included in Net Income for 2005, 2004 and 2003 was $308 million, $187 million and $179 million.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

In determining the pro forma disclosures in the previous table, the fair value of options granted was estimated on the date of grant using the Black-Scholes option-pricing model and assumptions appropriate to each plan. The Black-Scholes model was developed to estimate the fair value of traded options, which have different characteristics than employee stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. The weighted average grant date fair values of the options granted during 2005, 2004 and 2003 were based on the assumptions below. See Note 17 of the Consolidated Financial Statements for further discussion.

	Shareholder Approved Plans
	2005	2004	2003
Risk-free Interest Rate	3.94%	3.36%	3.82%
Dividend Yield	4.60%	4.56%	4.40%
Volatility	20.53%	22.12%	26.57%
Expected Lives (Years)	6	5	7

Compensation expense under the fair value-based method is recognized over the vesting period of the related stock options. Accordingly, the pro forma results of applying SFAS 123 in 2005, 2004 and 2003 may not be indicative of future amounts.

Cash and Cash Equivalents

Cash on hand, cash items in the process of collection, and amounts due from correspondent banks and the Federal Reserve Bank are included in Cash and Cash Equivalents.

Securities Purchased under Agreements to Resell and Securities Sold under Agreements to Repurchase

Securities Purchased under Agreements to Resell and Securities Sold under Agreements to Repurchase are treated as collateralized financing transactions and are recorded at the amounts at which the securities were acquired or sold plus accrued interest. The Corporation’s policy is to obtain the use of Securities Purchased under Agreements to Resell. The market value of the underlying securities, which collateralize the related receivable on agreements to resell, is monitored, including accrued interest. The Corporation may require counterparties to deposit additional collateral or return collateral pledged, when appropriate.

Collateral

The Corporation has accepted collateral that it is permitted by contract or custom to sell or repledge. At December 31, 2005, the fair value of this collateral was approximately $179.1 billion of which $112.5 billion was sold or repledged. At December 31, 2004, the fair value of this collateral was approximately $152.5 billion of which $117.5 billion was sold or repledged. The primary source of this collateral is reverse repurchase agreements. The Corporation pledges securities as collateral in transactions that consist of repurchase agreements, public and trust deposits, Treasury tax and loan notes, and other short-term borrowings. This collateral can be sold or repledged by the counterparties to the transactions.

In addition, the Corporation obtains collateral in connection with its derivative activities. Required collateral levels vary depending on the credit risk rating and the type of counterparty. Generally, the Corporation accepts collateral in the form of cash, U.S. Treasury securities and other marketable securities. Based on provisions contained in legal netting agreements, the Corporation has netted cash collateral against the applicable derivative mark-to-market exposures. Accordingly, the Corporation offsets its obligation to return or its right to reclaim cash collateral against the fair value of the derivatives being collateralized.

Trading Instruments

Financial instruments utilized in trading activities are stated at fair value. Fair value is generally based on quoted market prices. If quoted market prices are not available, fair values are estimated based on dealer quotes, pricing models or quoted prices for instruments with similar characteristics. Realized and unrealized gains and losses are recognized in Trading Account Profits.

Derivatives and Hedging Activities

All derivatives are recognized on the Consolidated Balance Sheet at fair value, taking into consideration the effects of legally enforceable master netting agreements that allow the Corporation to settle positive and negative positions

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

and offset cash collateral held with the same counterparty on a net basis. For exchange-traded contracts, fair value is based on quoted market prices. For non-exchange traded contracts, fair value is based on dealer quotes, pricing models or quoted prices for instruments with similar characteristics.

The Corporation recognizes gains and losses at inception of a contract only if the fair value of the contract is evidenced by a quoted market price in an active market, an observable price or other market transaction, or other observable data supporting a valuation model in accordance with EITF Issue No. 02-3, “Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities”. For those gains and losses not evidenced by the above mentioned market data, the transaction price is used as the fair value of the contract. Any difference between the transaction price and the model fair value is considered an unrecognized gain or loss at inception of the contract. These unrecognized gains and losses are recorded in income using the straight line method of amortization over the contractual life of the derivative contract. Earlier recognition of the full unrecognized gain or loss is permitted if the trade is terminated early, subsequent market activity is observed which supports the model fair value of the contract, or significant inputs used in the valuation model become observable in the market.

The Corporation designates at inception whether the derivative contract is considered hedging or non-hedging for SFAS 133 accounting purposes. Non-hedging derivatives held for trading purposes are included in Derivative Assets or Derivative Liabilities with changes in fair value reflected in Trading Account Profits. Other non-hedging derivatives that are considered economic hedges, but not designated in a hedging relationship for accounting purposes, are also included in Derivative Assets or Derivative Liabilities with changes in fair value recorded in Trading Account Profits, Mortgage Banking Income or Other Income on the Consolidated Statement of Income. Credit derivatives used by the Corporation do not qualify for hedge accounting under SFAS 133 despite being effective economic hedges with changes in the fair value of these derivatives included in Trading Account Profits. Changes in the fair value of derivatives that serve as economic hedges of MSRs are recorded in Mortgage Banking Income, after June 1, 2004. Changes in the fair value of derivatives that serve as ALM economic hedges, which do not qualify or were not designated as accounting hedges, are recorded in Other Income.

For SFAS 133 hedges, the Corporation formally documents at inception all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategies for undertaking various accounting hedges. Additionally, the Corporation uses dollar offset or regression analysis at the hedge’s inception and for each reporting period thereafter to assess whether the derivative used in its hedging transaction is expected to be and has been highly effective in offsetting changes in the fair value or cash flows of the hedged items. The Corporation discontinues hedge accounting when it is determined that a derivative is not expected to be or has ceased to be highly effective as a hedge, and then reflects changes in fair value in earnings after termination of the hedge relationship.

The Corporation uses its derivatives designated as hedging for accounting purposes as either fair value hedges, cash flow hedges or hedges of net investments in foreign operations. The Corporation manages interest rate and foreign currency exchange rate sensitivity predominantly through the use of derivatives. Fair value hedges are used to limit the Corporation’s exposure to total changes in the fair value of its fixed interest-earning assets or interest-bearing liabilities that are due to interest rate or foreign exchange volatility. Cash flow hedges are used to minimize the variability in cash flows of interest-earning assets or interest-bearing liabilities or forecasted transactions caused by interest rate or foreign exchange fluctuation. The maximum length of time over which forecasted transactions are hedged is 29 years, with a substantial portion of the hedged transactions being less than 10 years. Changes in the fair value of derivatives designated for hedging activities that are highly effective as hedges are recorded in earnings or Accumulated OCI, depending on whether the hedging relationship satisfies the criteria for a fair value or cash flow hedge. Hedge ineffectiveness and gains and losses on the excluded component of a derivative in assessing hedge effectiveness are recorded in earnings in the same income statement caption that is used to record hedge effectiveness. SFAS 133 retains certain concepts under SFAS No. 52, “Foreign Currency Translation,” (SFAS 52) for foreign currency exchange hedging. Consistent with SFAS 52, the Corporation records changes in the fair value of derivatives used as hedges of the net investment in foreign operations as a component of Accumulated OCI, to the extent effective.

The Corporation, from time to time, purchases or issues financial instruments containing embedded derivatives. The embedded derivative is separated from the host contract and carried at fair value if the economic characteristics of the derivative are not clearly and closely related to the economic characteristics of the host contract. To the extent that the Corporation cannot reliably identify and measure the embedded derivative, the entire contract is carried at fair value on the Consolidated Balance Sheet with changes in fair value reflected in earnings.

If a derivative instrument in a fair value hedge is terminated or the hedge designation removed, the previous adjustments of the carrying amount of the hedged asset or liability are subsequently accounted for in the same manner as other components of the carrying amount of that asset or liability. For interest-earning assets and interest-

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

bearing liabilities, such adjustments are amortized to earnings over the remaining life of the respective asset or liability. If a derivative instrument in a cash flow hedge is terminated or the hedge designation is removed, related amounts in Accumulated OCI are reclassified into earnings in the same period or periods during which the hedged forecasted transaction affects earnings.

Interest Rate Lock Commitments

The Corporation enters into interest rate lock commitments (IRLCs) in connection with its mortgage banking activities to fund residential mortgage loans at specified times in the future. IRLCs that relate to the origination of mortgage loans that will be held for sale are considered derivative instruments under SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (SFAS 149). As such, these IRLCs are recognized at fair value with changes in fair value recorded in Mortgage Banking Income.

Consistent with SEC Staff Accounting Bulletin No. 105, “Application of Accounting Principles to Loan Commitments,” the Corporation does not record any unrealized gain or loss at the inception of the loan commitment, which is the time the commitment is issued to the borrower. The initial value of the loan commitment derivative is based on the consideration exchanged, if any, for entering into the commitment. In estimating the subsequent fair value of an IRLC, the Corporation assigns a probability to the loan commitment based on an expectation that it will be exercised and the loan will be funded. This probability is commonly referred to as the pull through assumption. The fair value of the commitments is derived from the fair value of related mortgage loans, which is based on a highly liquid, readily observable market. Changes to the fair value of IRLCs are recognized based on interest rate changes, changes in the probability that the commitment will be exercised and the passage of time. Changes from the expected future cash flows related to the customer relationship or loan servicing are excluded from the valuation of the IRLCs.

Outstanding IRLCs expose the Corporation to the risk that the price of the loans underlying the commitments might decline from inception of the rate lock to funding of the loan due to increases in mortgage interest rates. To protect against this risk, the Corporation utilizes forward loan sales commitments and other derivative instruments, including options, to economically hedge the risk of potential changes in the value of the loans that would result from the commitments. The Corporation expects that the changes in the fair value of these derivative instruments will offset changes in the fair value of the IRLCs.

Securities

Debt securities are classified based on management’s intention on the date of purchase and recorded on the Consolidated Balance Sheet as Securities as of the trade date. Debt securities which management has the intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost. Debt securities that are bought and held principally for the purpose of resale in the near term are classified as trading instruments and are stated at fair value with unrealized gains and losses included in Trading Account Profits. All other debt securities are classified as available-for-sale (AFS) and carried at fair value with net unrealized gains and losses included in Accumulated OCI on an after-tax basis.

Interest on debt securities, including amortization of premiums and accretion of discounts, are included in Interest Income. Realized gains and losses from the sales of debt securities, which are included in Gains on Sales of Debt Securities, are determined using the specific identification method.

Marketable equity securities are classified based on management’s intention on the date of purchase and recorded on the Consolidated Balance Sheet as of the trade date. Marketable equity securities that are bought and held principally for the purpose of resale in the near term are classified as trading instruments and are stated at fair value with unrealized gains and losses included in Trading Account Profits. Other marketable equity securities are classified as AFS and either recorded as AFS Securities, if they are a component of the ALM portfolio, or otherwise recorded as Other Assets. All AFS marketable equity securities are carried at fair value with net unrealized gains and losses included in Accumulated OCI on an after-tax basis. Dividend income on AFS marketable equity securities is included in Interest Income. Dividend income on marketable equity securities recorded in Other Assets is included in Noninterest Income. Realized gains and losses on the sale of all AFS marketable equity securities, which are recorded in Equity Investment Gains, are determined using the weighted average method.

Investments in equity securities without readily determinable market values are recorded in Other Assets, are generally accounted for using the cost method and are subject to impairment testing as applicable.

Equity investments held by Principal Investing, a diversified equity investor in companies at all stages of their life cycle from startup to buyout, are reported at fair value. Equity investments for which there are active market quotes are

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

carried at estimated fair value based on market prices and recorded as Other Assets. Nonpublic and other equity investments for which representative market quotes are not readily available are initially valued at cost. Subsequently, these investments are reviewed semi-annually or on a quarterly basis, where appropriate, and adjusted to reflect changes in value as a result of initial public offerings, market liquidity, the investees’ financial results, sales restrictions, or other than temporary declines in value. Gains and losses on equity investments, both unrealized and realized, are recorded in Equity Investment Gains.

Loans and Leases

Loans are reported at their outstanding principal balances net of any unearned income, charge-offs, unamortized deferred fees and costs on originated loans, and premiums or discounts on purchased loans. Loan origination fees and certain direct origination costs are deferred and recognized as adjustments to income over the lives of the related loans. Unearned income, discounts and premiums are amortized to income using methods that approximate the interest method.

The Corporation provides equipment financing to its customers through a variety of lease arrangements. Direct financing leases are carried at the aggregate of lease payments receivable plus estimated residual value of the leased property, less unearned income. Leveraged leases, which are a form of financing lease, are carried net of nonrecourse debt. Unearned income on leveraged and direct financing leases is amortized over the lease terms by methods that approximate the interest method.

Allowance for Credit Losses

The allowance for credit losses which includes the Allowance for Loan and Lease Losses and the reserve for unfunded lending commitments, represents management’s estimate of probable losses inherent in the Corporation’s lending activities. The Allowance for Loan and Lease Losses represents the estimated probable credit losses in funded consumer and commercial loans and leases while the reserve for unfunded lending commitments, including standby letters of credit (SBLCs) and binding unfunded loan commitments, represents estimated probable credit losses in these off-balance sheet credit instruments based on utilization assumptions. Credit exposures, excluding Derivative Assets and Trading Account Assets, deemed to be uncollectible are charged against these accounts. Cash recovered on previously charged off amounts are credited to these accounts.

The Corporation performs periodic and systematic detailed reviews of its lending portfolios to identify credit risks and to assess the overall collectibility of those portfolios. The allowance on certain homogeneous loan portfolios, which generally consist of consumer loans, is based on aggregated portfolio segment evaluations generally by product type. Loss forecast models are utilized for these segments which consider a variety of factors including, but not limited to, historical loss experience, estimated defaults or foreclosures based on portfolio trends, delinquencies, economic conditions and credit scores. These consumer loss forecast models are updated on a quarterly basis in order to incorporate information reflective of the current economic environment. The remaining commercial portfolios are reviewed on an individual loan basis. Loans subject to individual reviews are analyzed and segregated by risk according to the Corporation’s internal risk rating scale. These risk classifications, in conjunction with an analysis of historical loss experience, current economic conditions, industry performance trends, geographic or obligor concentrations within each portfolio segment, and any other pertinent information (including individual valuations on nonperforming loans in accordance with SFAS No. 114, “Accounting by Creditors for Impairment of a Loan,” (SFAS 114)) result in the estimation of the allowance for credit losses. The historical loss experience is updated quarterly to incorporate the most recent data reflective of the current economic environment.

If necessary, a specific Allowance for Loan and Lease Losses is established for individual impaired commercial loans. A loan is considered impaired when, based on current information and events, it is probable that the Corporation will be unable to collect all amounts due, including principal and interest, according to the contractual terms of the agreement. Once a loan has been identified as individually impaired, management measures impairment in accordance with SFAS 114. Individually impaired loans are measured based on the present value of payments expected to be received, observable market prices, or for loans that are solely dependent on the collateral for repayment, the estimated fair value of the collateral. If the recorded investment in impaired loans exceeds the present value of payments expected to be received, a specific allowance is established as a component of the Allowance for Loan and Lease Losses.

Two components of the Allowance for Loan and Lease Losses are allocated to cover the estimated probable losses in each loan and lease category based on the results of the Corporation’s detailed review process described above. The first component covers those commercial loans that are either nonperforming or impaired. The second component covers

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

consumer loans and leases, and performing commercial loans and leases. Included within this second component of the Allowance for Loan and Lease Losses and determined separately from the procedures outlined above are reserves which are maintained to cover uncertainties that affect the Corporation’s estimate of probable losses including the imprecision inherent in the forecasting methodologies, as well as domestic and global economic uncertainty and large single name defaults or event risk. Management evaluates the adequacy of the Allowance for Loan and Lease Losses based on the combined total of these two components.

In addition to the Allowance for Loan and Lease Losses, the Corporation also estimates probable losses related to unfunded lending commitments, such as letters of credit and financial guarantees, and binding unfunded loan commitments. Unfunded lending commitments are subject to individual reviews and are analyzed and segregated by risk according to the Corporation’s internal risk rating scale. These risk classifications, in conjunction with an analysis of historical loss experience, current economic conditions, performance trends within specific portfolio segments and any other pertinent information, result in the estimation of the reserve for unfunded lending commitments.

The allowance for credit losses related to the loan and lease portfolio, and the reserve for unfunded lending commitments are reported on the Consolidated Balance Sheet in the Allowance for Loan and Lease Losses, and Accrued Expenses and Other Liabilities. Provision for Credit Losses related to the loans and leases portfolio and unfunded lending commitments are reported in the Consolidated Statement of Income in the Provision for Credit Losses.

Nonperforming Loans and Leases

Credit card loans are charged off at 180 days past due or 60 days from notification of bankruptcy filing and are not classified as nonperforming. Unsecured consumer loans and deficiencies in non-real estate secured loans are charged off at 120 days past due and not classified as nonperforming. Real estate secured consumer loans are placed on nonaccrual status and classified as nonperforming at 90 days past due. The amount deemed uncollectible on real estate secured loans is charged off at 180 days past due. Consumer loans are generally returned to performing status when principal or interest is less than 90 days past due.

Commercial loans and leases that are past due 90 days or more as to principal or interest, or where reasonable doubt exists as to timely collection, including loans that are individually identified as being impaired, are generally classified as nonperforming unless well-secured and in the process of collection. Loans whose contractual terms have been restructured in a manner which grants a concession to a borrower experiencing financial difficulties, without compensation on restructured loans, are classified as nonperforming until the loan is performing for an adequate period of time under the restructured agreement. In situations where the Corporation does not receive adequate compensation, the restructuring is considered a troubled debt restructuring. Interest accrued but not collected is reversed when a commercial loan is classified as nonperforming. Interest collections on commercial nonperforming loans and leases for which the ultimate collectibility of principal is uncertain are applied as principal reductions; otherwise, such collections are credited to income when received. Commercial loans and leases may be restored to performing status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected, or when the loan otherwise becomes well-secured and is in the process of collection.

Loans Held-for-Sale

Loans held-for-sale include residential mortgage, loan syndications, and to a lesser degree, commercial real estate, consumer finance and other loans, and are carried at the lower of aggregate cost or market value. Loans held-for-sale are included in Other Assets.

Premises and Equipment

Premises and Equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are recognized using the straight-line method over the estimated useful lives of the assets. Estimated lives range up to 40 years for buildings, up to 12 years for furniture and equipment, and the shorter of lease term or estimated useful life for leasehold improvements.

Mortgage Servicing Rights

Pursuant to agreements between the Corporation and its counterparties, $2.2 billion of Excess Spread Certificates (the Certificates) were converted into MSRs on June 1, 2004. Prior to the conversion of the Certificates into MSRs, the Certificates were accounted for on a mark-to-market basis (i.e. fair value) and changes in the value were recognized as Trading Account Profits. On the date of the conversion, the Corporation recorded these MSRs at the Certificates’ fair market value, and that value became their new cost basis. Subsequent to the conversion, the Corporation accounts for

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

the MSRs at the lower of cost or market with impairment recognized as a reduction of Mortgage Banking Income. Except for Note 9 of the Consolidated Financial Statements, what are now referred to as MSRs include the Certificates for periods prior to the conversion.

During 2004, the Corporation discussed with the Staff the accounting treatment for the Certificates and MSRs. As a result of this discussion, the conclusion was reached that the Certificates lacked sufficient separation from the MSRs to be accounted for as described above (i.e. fair value). Accordingly, the Corporation should have continued to account for the Certificates as MSRs (i.e. lower of cost or market). The effect on our previously filed Consolidated Financial Statements of following lower of cost or market accounting for the Certificates compared to fair value accounting (i.e. the prior accounting) was adjusted and was not material.

When applying SFAS 133 hedge accounting for derivative financial instruments that have been designated to hedge MSRs, loans underlying the MSRs being hedged are stratified into pools that possess similar interest rate and prepayment risk exposures. The Corporation has designated the hedged risk as the change in the overall fair value of these stratified pools within a daily hedge period. The Corporation performs both prospective and retrospective hedge effectiveness evaluations, using regression analyses. A prospective test is performed to determine whether the hedge is expected to be highly effective at the inception of the hedge. A retrospective test is performed at the end of the daily hedge period to determine whether the hedge was actually effective.

Other derivatives are used as economic hedges of the MSRs, but are not designated as hedges under SFAS 133. These derivatives are marked to market and recognized through Mortgage Banking Income. Securities are also used as economic hedges of MSRs, but do not qualify as hedges under SFAS 133 and, therefore, are accounted for as AFS Securities with realized gains recorded in Gains on Sales of Debt Securities and unrealized gains or losses recorded in Accumulated OCI in Shareholders’ Equity.

Goodwill and Other Intangibles

Net assets of companies acquired in purchase transactions are recorded at fair value at the date of acquisition, as such, the historical cost basis of individual assets and liabilities are adjusted to reflect their fair value. Identified intangibles are amortized on an accelerated or straight-line basis over the period benefited. Goodwill is not amortized but is reviewed for potential impairment on an annual basis, or if events or circumstances indicate a potential impairment, at the reporting unit level. The impairment test is performed in two phases. The first step of the Goodwill impairment test compares the fair value of the reporting unit with its carrying amount, including Goodwill. If the fair value of the reporting unit exceeds its carrying amount, Goodwill of the reporting unit is considered not impaired; however, if the carrying amount of the reporting unit exceeds its fair value, an additional procedure must be performed. That additional procedure compares the implied fair value of the reporting unit’s Goodwill (as defined in SFAS No. 142, “Goodwill and Other Intangible Assets” (SFAS 142)) with the carrying amount of that Goodwill. An impairment loss is recorded to the extent that the carrying amount of Goodwill exceeds its implied fair value. In 2005, 2004 and 2003, Goodwill was tested for impairment and no impairment charges were recorded.

Other intangible assets subject to amortization are evaluated for impairment in accordance with SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS 144). An impairment loss will be recognized if the carrying amount of the intangible asset is not recoverable and exceeds fair value. The carrying amount of the intangible is considered not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use of the asset. At December 31, 2005, intangible assets included on the Consolidated Balance Sheet consist of core deposit intangibles, purchased credit card relationship intangibles and other customer-related intangibles that are amortized on an accelerated or straight-line basis using an estimated range of anticipated lives of 6 to 10 years.

Special Purpose Financing Entities

In the ordinary course of business, the Corporation supports its customers’ financing needs by facilitating the customers’ access to different funding sources, assets and risks. In addition, the Corporation utilizes certain financing arrangements to meet its balance sheet management, funding, liquidity, and market or credit risk management needs. These financing entities may be in the form of corporations, partnerships, limited liability companies or trusts, and are generally not consolidated on the Corporation’s Consolidated Balance Sheet. The majority of these activities are basic term or revolving securitization vehicles for mortgages or other types of loans which are generally funded through term-amortizing debt structures. Other special purpose entities finance their activities by issuing short-term commercial paper. Both types of vehicles are designed to be paid off from the underlying cash flows of the assets held in the vehicle.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Securitizations

The Corporation securitizes, sells and services interests in residential mortgage loans, and from time to time, consumer finance, commercial and credit card loans. The accounting for these activities are governed by SFAS 140. The securitization vehicles are Qualified Special Purpose Entities (QSPEs) which, in accordance with SFAS 140, are legally isolated, bankruptcy remote and beyond the control of the seller. QSPEs are not included in the consolidated financial statements of the seller. When the Corporation securitizes assets, it may retain interest-only strips, one or more subordinated tranches and, in some cases, a cash reserve account which are generally considered residual interests in the securitized assets. The Corporation may also retain senior tranches in these securitizations. Gains and losses upon sale of the assets depend, in part, on the Corporation’s allocation of the previous carrying amount of the assets to the retained interests. Previous carrying amounts are allocated in proportion to the relative fair values of the assets sold and interests retained.

Quoted market prices are used to obtain fair values of senior retained interests. Generally, quoted market prices for retained residual interests are not available; therefore, the Corporation estimates fair values based upon the present value of the associated expected future cash flows. This may require management to estimate credit losses, prepayment speeds, forward yield curves, discount rates and other factors that impact the value of retained interests. See Note 9 of the Consolidated Financial Statements for further discussion.

The excess cash flows expected to be received over the amortized cost of the retained interest is recognized as Interest Income using the effective yield method. If the fair value of the retained interest has declined below its carrying amount and there has been an adverse change in estimated contractual cash flows of the underlying assets, then such decline is determined to be other-than-temporary and the retained interest is written down to fair value with a corresponding adjustment to earnings.

Other Special Purpose Financing Entities

Other special purpose financing entities are generally funded with short-term commercial paper. These financing entities are usually contractually limited to a narrow range of activities that facilitate the transfer of or access to various types of assets or financial instruments and provide the investors in the transaction protection from creditors of the Corporation in the event of bankruptcy or receivership of the Corporation. In certain situations, the Corporation provides liquidity commitments and/or loss protection agreements.

The Corporation determines whether these entities should be consolidated by evaluating the degree to which it maintains control over the financing entity and will receive the risks and rewards of the assets in the financing entity. In making this determination, the Corporation considers whether the entity is a QSPE, which is generally not required to be consolidated by the seller or investors in the entity. For non-QSPE structures or VIEs, the Corporation assesses whether it is the primary beneficiary of the entity. In accordance with FASB Interpretation No. 46 (Revised December 2003), “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51” (FIN 46R), the primary beneficiary is the party that consolidates a VIE based on its assessment that it will absorb a majority of the expected losses or expected residual returns of the entity, or both. For additional information on other special purpose financing entities, see Note 9 of the Consolidated Financial Statements.

Income Taxes

The Corporation accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes” (SFAS 109), resulting in two components of Income Tax Expense: current and deferred. Current income tax expense approximates taxes to be paid or refunded for the current period. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. These gross deferred tax assets and liabilities represent decreases or increases in taxes expected to be paid in the future because of future reversals of temporary differences in the bases of assets and liabilities as measured by tax laws and their bases as reported in the financial statements.

Deferred tax assets have also been recognized for net operating loss carryforwards and tax credit carryforwards. Valuation allowances are then recorded to reduce deferred tax assets to the amounts management concludes are more likely than not to be realized.

Retirement Benefits

The Corporation has established qualified retirement plans covering substantially all full-time and certain part-time employees. Pension expense under these plans is charged to current operations and consists of several components of net pension cost based on various actuarial assumptions regarding future experience under the plans.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

In addition, the Corporation has established unfunded supplemental benefit plans and supplemental executive retirement plans for selected officers of the Corporation and its subsidiaries that provide benefits that cannot be paid from a qualified retirement plan due to Internal Revenue Code restrictions. These plans are nonqualified under the Internal Revenue Code and assets used to fund benefit payments are not segregated from other assets of the Corporation; therefore, in general, a participant’s or beneficiary’s claim to benefits under these plans is as a general creditor.

In addition, the Corporation has established several postretirement healthcare and life insurance benefit plans.

Other Comprehensive Income

The Corporation records unrealized gains and losses on AFS Securities, foreign currency translation adjustments, related hedges of net investments in foreign operations and gains and losses on cash flow hedges in Accumulated OCI. Gains and losses on AFS Securities are reclassified to Net Income as the gains or losses are realized upon sale of the securities. Other-than-temporary impairment charges are reclassified to Net Income at the time of the charge. Translation gains or losses on foreign currency translation adjustments are reclassified to Net Income upon the sale or liquidation of investments in foreign operations. Gains or losses on derivatives accounted for as hedges are reclassified to Net Income when the hedged transaction affects earnings.

Earnings Per Common Share

Earnings per Common Share is computed by dividing Net Income Available to Common Shareholders by the weighted average common shares issued and outstanding. For Diluted Earnings per Common Share, Net Income Available to Common Shareholders can be affected by the conversion of the registrant’s convertible preferred stock. Where the effect of this conversion would have been dilutive, Net Income Available to Common Shareholders is adjusted by the associated preferred dividends. This adjusted Net Income is divided by the weighted average number of common shares issued and outstanding for each period plus amounts representing the dilutive effect of stock options outstanding, restricted stock units and the dilution resulting from the conversion of the registrant’s convertible preferred stock, if applicable. The effects of convertible preferred stock, restricted stock units and stock options are excluded from the computation of diluted earnings per common share in periods in which the effect would be antidilutive. Dilutive potential common shares are calculated using the treasury stock method.

Foreign Currency Translation

Assets, liabilities and operations of foreign branches and subsidiaries are recorded based on the functional currency of each entity. For certain of the foreign operations, the functional currency is the local currency, in which case the assets, liabilities and operations are translated, for consolidation purposes, at current exchange rates from the local currency to the reporting currency, the U.S. dollar. The resulting unrealized gains or losses are reported as a component of Accumulated OCI on an after-tax basis. When the foreign entity is not a free-standing operation or is in a hyperinflationary economy, the functional currency used to measure the financial statements of a foreign entity is the U.S. dollar. In these instances, the resulting realized gains or losses are included in Net Income.

Co-Branding Credit Card Arrangements

The Corporation has co-brand arrangements that entitle a cardholder to receive benefits based on purchases made with the card. These arrangements have remaining terms generally not exceeding five years. The Corporation may pay one-time fees which would be deferred ratably over the term of the arrangement. The Corporation makes monthly payments to the co-brand partners based on the volume of cardholders’ purchases and on the number of points awarded to cardholders. Such payments are expensed as incurred and are recorded as contra-revenue.

Note 2—FleetBoston Merger and Restructuring Activity

Pursuant to the Agreement and Plan of Merger, dated October 27, 2003, by and between the Corporation and FleetBoston (the FleetBoston Merger Agreement), the Corporation acquired 100 percent of the outstanding stock of FleetBoston on April 1, 2004, in a tax-free merger to the Corporation, in order to expand the Corporation’s presence in the Northeast. FleetBoston’s results of operations were included in the Corporation’s results beginning April 1, 2004.

As provided by the FleetBoston Merger Agreement, approximately 1.069 billion shares of FleetBoston common stock were exchanged for approximately 1.187 billion shares of the Corporation’s common stock. At the date of the FleetBoston merger, this represented approximately 29 percent of the Corporation’s outstanding common stock. FleetBoston shareholders also received cash of $4 million in lieu of any fractional shares of the Corporation’s common stock that

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

would have otherwise been issued on April 1, 2004. Holders of FleetBoston preferred stock received 1.1 million shares of the Corporation’s preferred stock. The Corporation’s preferred stock that was exchanged was valued using the book value of FleetBoston preferred stock. The depositary shares underlying the FleetBoston preferred stock, each representing a one-fifth interest in the FleetBoston preferred stock prior to the FleetBoston merger, represent a one-fifth interest in a share of the Corporation’s preferred stock. The purchase price was adjusted to reflect the effect of the 15.7 million shares of FleetBoston common stock that the Corporation already owned.

The FleetBoston merger was accounted for under the purchase method of accounting in accordance with SFAS No. 141, “Business Combinations” (SFAS 141). Accordingly, the final purchase price was allocated to the assets acquired and the liabilities assumed based on their estimated fair values at the FleetBoston merger date as summarized below.

(In millions except per share amounts)
Purchase price
FleetBoston common stock exchanged (in thousands)	1,068,635
Exchange ratio	1.1106

Total shares of the Corporation’s common stock exchanged (in thousands)	1,186,826
Purchase price per share of the Corporation’s common stock(1)	$38.44

Total value of the Corporation’s common stock exchanged		$45,622
FleetBoston preferred stock converted to the Corporation’s preferred stock		271
Fair value of outstanding stock options, direct acquisition costs and the effect of FleetBoston shares already owned by the Corporation		1,360

Total purchase price		$47,253

Allocation of the purchase price
FleetBoston stockholders’ equity		$19,329
FleetBoston goodwill and other intangible assets		(4,709)
Adjustments to reflect assets acquired and liabilities assumed at fair value:
Securities		(84)
Loans and leases		(776)
Premises and equipment		(766)
Identified intangibles		3,243
Other assets and deferred income tax		312
Deposits		(313)
Other liabilities		(313)
Exit and termination liabilities		(641)
Long-term debt		(1,182)

Fair value of net assets acquired		14,100

Goodwill resulting from the FleetBoston merger		$33,153

(1)	The value of the shares of common stock exchanged with FleetBoston shareholders was based upon the average of the closing prices of the Corporation’s common stock for the period commencing two trading days before, and ending two trading days after, October 27, 2003, the date of the FleetBoston Merger Agreement.

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information presents the Corporation's results of operations had the FleetBoston merger taken place at the beginning of each year.

	2004	2003
(Dollars in millions, except per common share information)	(Restated)	(Restated)
Net interest income	$29,747	$27,249
Noninterest income	22,523	22,756
Provision for credit losses	2,769	3,864
Gains on sales of debt securities	1,773	1,069
Merger and restructuring charges	618	—
Other noninterest expense	28,507	27,319
Income before income taxes	22,149	19,891
Net income	14,707	13,250

Per common share information
Earnings	$3.62	$3.20

Diluted earnings	$3.56	$3.15

Average common shares issued and outstanding (in thousands)	4,054,322	4,138,139

Average diluted common shares issued and outstanding (in thousands)	4,124,671	4,201,053

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Merger and Restructuring Charges

Merger and Restructuring Charges are recorded in the Consolidated Statement of Income, and include incremental costs to integrate the Corporation’s and FleetBoston’s operations. These charges represent costs associated with these one-time activities and do not represent on-going costs of the fully integrated combined organization. Systems integrations and related charges, and other, as shown in the following table, are expensed as incurred.

In addition, Merger and Restructuring Charges include costs related to an infrastructure initiative that was initiated in the third quarter of 2004 to simplify the Corporation’s business model. These costs were solely severance related. The Corporation does not expect to incur additional severance costs related to this initiative.

(Dollars in millions)	2005	2004
Severance and employee-related charges:
Merger-related	$38	$138
Infrastructure initiative	1	102
Systems integrations and related charges	218	249
Other	155	129

Total merger and restructuring charges	$412	$618

Exit Costs and Restructuring Reserves

As of December 31, 2004, there were $382 million of exit costs reserves remaining, which included $291 million for severance, relocation and other employee-related costs, $87 million for contract terminations, and $4 million for other charges. During 2005, $17 million of reductions to the exit costs reserves were recorded as a result of revised estimates. Cash payments of $306 million were charged against this liability in 2005, including $239 million of severance, relocation and other employee-related costs, and $67 million of contract terminations reducing the balance in the liability to $59 million at December 31, 2005.

As of December 31, 2004, there were $166 million of restructuring reserves remaining related to severance and other employee-related charges. Restructuring reserves in 2005 included an additional charge for the legacy Bank of America associate severance and other employee-related charges of $58 million. These charges included $20 million as a result of revised estimates to complete relocations to the Northeast. During 2005, cash payments of $151 million for severance and other employee-related costs have been charged against this liability reducing the balance to $73 million as of December 31, 2005.

Payments under these exit costs and restructuring reserves are expected to be substantially completed in 2006.

Exit Costs and Restructuring Reserves

	Exit Costs Reserves(1)		Restructuring Reserves(2)
(Dollars in millions)	2005	2004	2005	2004
Balance, January 1	$382	$—	$166	$—
FleetBoston exit costs	(17)	658	—	—
Restructuring charges	—	—	57	138
Infrastructure initiative	—	—	1	102
Cash payments	(306)	(276)	(151)	(74)

Balance, December 31	$59	$382	$73	$166

(1)	Exit costs reserves were established in purchase accounting resulting in an increase in Goodwill.
(2)	Restructuring reserves were established by a charge to income.

Note 3—MBNA Merger

Pursuant to the Agreement and Plan of Merger, dated June 30, 2005, by and between the Corporation and MBNA (the MBNA Merger Agreement), the Corporation acquired 100 percent of the outstanding stock of MBNA on January 1, 2006. The MBNA merger was a tax-free merger for the Corporation. The acquisition expands the Corporation’s customer base and its opportunity to deepen customer relationships across the full breadth of the company by delivering innovative deposit, lending and investment products and services to MBNA’s customer base. Additionally, the acquisition allows the Corporation to significantly increase its affinity relationships through MBNA’s credit card operations. MBNA’s results of operations will be included in the Corporation’s results beginning January 1, 2006.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Under the terms of the MBNA Merger Agreement, MBNA stockholders received 0.5009 of a share of the Corporation’s common stock plus $4.125 for each MBNA share of common stock. As provided by the MBNA Merger Agreement, approximately 1,260 million shares of MBNA common stock were exchanged for approximately 631 million shares of the Corporation’s common stock. At the date of the MBNA merger, this represented approximately 16 percent of the Corporation’s outstanding common stock. MBNA shareholders also received cash of $5.2 billion. On November 3, 2005, MBNA redeemed all shares of its 7 1/2% Series A Cumulative Preferred Stock and Series B Adjustable Rate Cumulative Preferred Stock, in accordance with the terms of the MBNA Merger Agreement.

The MBNA merger will be accounted for under the purchase method of accounting in accordance with SFAS 141. The purchase price has been allocated to the assets acquired and the liabilities assumed based on their estimated fair values at the MBNA merger date as summarized below. This allocation is based on management’s current estimation and could change as the fair value calculations are finalized and more information becomes available.

(Unaudited)
(In millions, except per share amounts)
Purchase price
Purchase price per share of the Corporation’s common stock(1)	$45.856
Exchange ratio	0.5009

Purchase price per share of the Corporation’s common stock exchanged	$22.969
Cash portion of the MBNA merger consideration	4.125

Implied value of one share of MBNA common stock	27.094
MBNA common stock exchanged	1,260

Total value of the Corporation’s common stock and cash exchanged		$34,139
Fair value of outstanding stock options and direct acquisition costs		440

Total purchase price		$34,579

Allocation of the purchase price
MBNA stockholders’ equity		$13,410
MBNA goodwill and other intangible assets		(3,564)
Adjustments to reflect assets acquired and liabilities assumed at fair value:
Loans and leases		(270)
Premises and equipment		(588)
Identified intangibles(2)		8,080
Other assets		(824)
Deposits		(100)
Exit and termination liabilities		(1,185)
Other liabilities and deferred income taxes		(706)
Long-term debt		(404)

Estimated fair value of net assets acquired		13,849

Estimated goodwill resulting from the MBNA merger(3)		$20,730

(1)	The value of the shares of common stock exchanged with MBNA shareholders was based upon the average of the closing prices of the Corporation’s common stock for the period commencing two trading days before, and ending two trading days after, June 30, 2005, the date of the MBNA Merger Agreement.
(2)	Includes core deposit intangibles of $204 million, purchased credit card receivables of $5,468 million, affinity relationships of $2,018 million and other intangibles of $390 million. The amortization life for core deposit intangibles is 10 years and purchased credit card receivables and affinity relationships are 15 years.
(3)	No Goodwill is expected to be deductible for tax purposes. Goodwill will be allocated to Global Consumer and Small Business Banking.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Note 4—Trading Account Assets and Liabilities

The Corporation engages in a variety of trading-related activities that are either for clients or its own account.

The following table presents the fair values of the components of Trading Account Assets and Liabilities at December 31, 2005 and 2004.

	December 31
(Dollars in millions)	2005	2004
Trading account assets
Corporate securities, trading loans and other	$46,554	$35,227
U.S. government and agency securities(1)	31,091	20,462
Equity securities	31,029	19,504
Mortgage trading loans and asset-backed securities	12,290	9,625
Foreign sovereign debt	10,743	8,769

Total	$131,707	$93,587

Trading account liabilities
U.S. government and agency securities(2)	$23,179	$14,332
Equity securities	11,371	8,952
Foreign sovereign debt	8,915	4,793
Corporate securities and other	7,407	8,538
Mortgage trading loans and asset-backed securities	18	39

Total	$50,890	$36,654

(1)	Includes $22.1 billion and $17.3 billion at December 31, 2005 and 2004 of government-sponsored enterprise obligations that are not backed by the full faith and credit of the U.S. government.
(2)	Includes $1.4 billion and $1.2 billion at December 31, 2005 and 2004 of government-sponsored enterprise obligations that are not backed by the full faith and credit of the U.S. government.

Note 5—Derivatives

The Corporation designates a derivative as held for trading, an economic hedge not designated as a SFAS 133 hedge, or a qualifying SFAS 133 hedge when it enters into the derivative contract. The designation may change based upon management’s reassessment or changing circumstances. Derivatives utilized by the Corporation include swaps, financial futures and forward settlement contracts, and option contracts. A swap agreement is a contract between two parties to exchange cash flows based on specified underlying notional amounts, assets and/or indices. Financial futures and forward settlement contracts are agreements to buy or sell a quantity of a financial instrument, index, currency or commodity at a predetermined future date, and rate or price. An option contract is an agreement that conveys to the purchaser the right, but not the obligation, to buy or sell a quantity of a financial instrument (including another derivative financial instrument), index, currency or commodity at a predetermined rate or price during a period or at a time in the future. Option agreements can be transacted on organized exchanges or directly between parties. The Corporation also provides credit derivatives to customers who wish to increase or decrease credit exposures. In addition, the Corporation utilizes credit derivatives to manage the credit risk associated with the loan portfolio.

Credit Risk Associated with Derivative Activities

Credit risk associated with derivatives is measured as the net replacement cost in the event the counterparties with contracts in a gain position to the Corporation completely fail to perform under the terms of those contracts. In managing derivative credit risk, both the current exposure, which is the replacement cost of contracts on the measurement date, as well as an estimate of the potential change in value of contracts over their remaining lives are considered. The Corporation’s derivative activities are primarily with financial institutions and corporations. To minimize credit risk, the Corporation enters into legally enforceable master netting agreements, which reduce risk by permitting the closeout and netting of transactions with the same counterparty upon occurrence of certain events. In addition, the Corporation reduces credit risk by obtaining collateral from counterparties. The determination of the need for and the levels of collateral will vary based on an assessment of the credit risk of the counterparty. Generally, the Corporation accepts collateral in the form of cash, U.S. Treasury securities and other marketable securities. The Corporation held $24.9 billion of collateral on derivative positions, of which $17.1 billion could be applied against credit risk at December 31, 2005.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

A portion of the derivative activity involves exchange-traded instruments. Exchange-traded instruments conform to standard terms and are subject to policies set by the exchange involved, including margin and security deposit requirements. Management believes the credit risk associated with these types of instruments is minimal. The average fair value of Derivative Assets for 2005 and 2004 was $25.9 billion and $28.0 billion. The average fair value of Derivative Liabilities for 2005 and 2004 was $16.8 billion and $15.7 billion.

The following table presents the contract/notional amounts and credit risk amounts at December 31, 2005 and 2004 of all the Corporation’s derivative positions. These derivative positions are primarily executed in the over-the-counter market. The credit risk amounts take into consideration the effects of legally enforceable master netting agreements, and on an aggregate basis have been reduced by the cash collateral applied against Derivative Assets. At December 31, 2005 and 2004, the cash collateral applied against Derivative Assets on the Consolidated Balance Sheet was $9.3 billion and $9.4 billion. In addition, at December 31, 2005 and 2004, the cash collateral placed against Derivative Liabilities was $7.6 billion and $6.0 billion.

Derivatives(1)

	December 31
	2005		2004
(Dollars in millions)	Contract/ Notional	Credit Risk	Contract/ Notional	Credit Risk
Interest rate contracts
Swaps	$14,401,577	$11,085	$11,597,813	$12,705
Futures and forwards	2,113,717	—	1,833,216	332
Written options	900,036	—	988,253	—
Purchased options	869,471	3,345	1,243,809	4,840
Foreign exchange contracts
Swaps	333,487	3,735	305,999	7,859
Spot, futures and forwards	944,321	2,481	956,995	3,593
Written options	214,668	—	167,225	—
Purchased options	229,049	1,214	163,243	679
Equity contracts
Swaps	28,287	548	34,130	1,039
Futures and forwards	6,479	44	4,078	—
Written options	69,048	—	37,080	—
Purchased options	57,693	6,729	32,893	5,741
Commodity contracts
Swaps	8,809	2,475	10,480	2,099
Futures and forwards	5,533	—	6,307	6
Written options	7,854	—	9,270	—
Purchased options	3,673	546	5,535	301
Credit derivatives(2)	2,017,896	766	499,741	430

Credit risk before cash collateral		32,968		39,624
Less: Cash collateral applied		9,256		9,389

Total derivative assets		$23,712		$30,235

(1)	Includes long and short derivative positions.
(2)	The increase in credit derivatives notional amounts reflects structured basket transactions and customer-driven activity.

ALM Activities

Interest rate contracts and foreign exchange contracts are utilized in the Corporation’s ALM activities. The Corporation maintains an overall interest rate risk management strategy that incorporates the use of interest rate contracts to minimize significant fluctuations in earnings that are caused by interest rate volatility. The Corporation’s goal is to manage interest rate sensitivity so that movements in interest rates do not significantly adversely affect Net Interest Income. As a result of interest rate fluctuations, hedged fixed-rate assets and liabilities appreciate or depreciate in market value. Gains or losses on the derivative instruments that are linked to the hedged fixed-rate assets and liabilities are expected to substantially offset this unrealized appreciation or depreciation. Interest Income and Interest Expense on hedged variable-rate assets and liabilities increase or decrease as a result of interest rate fluctuations. Gains and losses on the derivative instruments that are linked to these hedged assets and liabilities are expected to substantially offset this variability in earnings.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Interest rate contracts, which are generally non-leveraged generic interest rate and basis swaps, options and futures, allow the Corporation to manage its interest rate risk position. Non-leveraged generic interest rate swaps involve the exchange of fixed-rate and variable-rate interest payments based on the contractual underlying notional amount. Basis swaps involve the exchange of interest payments based on the contractual underlying notional amounts, where both the pay rate and the receive rate are floating rates based on different indices. Option products primarily consist of caps, floors, swaptions and options on index futures contracts. Futures contracts used for the Corporation’s ALM activities are primarily index futures providing for cash payments based upon the movements of an underlying rate index.

The Corporation uses foreign currency contracts to manage the foreign exchange risk associated with certain foreign currency-denominated assets and liabilities, as well as the Corporation’s equity investments in foreign subsidiaries. Foreign exchange contracts, which include spot, futures and forward contracts, represent agreements to exchange the currency of one country for the currency of another country at an agreed-upon price on an agreed-upon settlement date. Foreign exchange option contracts are similar to interest rate option contracts except that they are based on currencies rather than interest rates. Exposure to loss on these contracts will increase or decrease over their respective lives as currency exchange and interest rates fluctuate.

Fair Value and Cash Flow Hedges

The Corporation uses various types of interest rate and foreign currency exchange rate derivative contracts to protect against changes in the fair value of its fixed-rate assets and liabilities due to fluctuations in interest rates and exchange rates (fair value hedges). The Corporation also uses these types of contracts to protect against changes in the cash flows of its variable-rate assets and liabilities, and other forecasted transactions (cash flow hedges).

For cash flow hedges, gains and losses on derivative contracts reclassified from Accumulated OCI to current period earnings are included in the line item in the Consolidated Statement of Income in which the hedged item is recorded and in the same period the hedged item affects earnings. During the next 12 months, net losses on derivative instruments included in Accumulated OCI of approximately $632 million (pre-tax) are expected to be reclassified into earnings. These net losses reclassified into earnings are expected to decrease income or increase expense on the respective hedged items.

The following table summarizes certain information related to the Corporation’s hedging activities for 2005 and 2004:

(Dollars in millions)	2005	2004
Fair value hedges
Hedge ineffectiveness recognized in earnings(1)	$166	$10
Net loss excluded from assessment of effectiveness(2)	(13)	(6)
Cash flow hedges
Hedge ineffectiveness recognized in earnings(3)	(31)	(11)
Net investment hedges
Gains (losses) included in foreign currency translation adjustments within Accumulated OCI	66	(157)

(1)	Included $5 million and $(8) million recorded in Net Interest Income, $167 million and $18 million recorded in Mortgage Banking Income, $(5) million and $0 recorded in Investment Banking Income, and $(1) million and $0 recorded in Trading Account Profits in the Consolidated Statement of Income for 2005 and 2004.
(2)	Included $0 and $(5) million recorded in Net Interest Income and $(15) million and $(1) million recorded in Mortgage Banking Income, and $2 million and $0 recorded in Investment Banking Income in the Consolidated Statement of Income for 2005 and 2004.
(3)	Included $(17) million and $(13) million recorded in Net Interest Income and $(14) million and $2 million recorded in Mortgage Banking Income from other cash flow hedges in the Consolidated Statement of Income for 2005 and 2004.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Note 6 – Securities

The amortized cost, gross unrealized gains and losses, and fair value of AFS debt and marketable equity securities, and Held-to-maturity securities at December 31, 2005, 2004 and 2003 were:

(Dollars in millions)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale securities
2005
U.S. Treasury securities and agency debentures	$730	$—	$13	$717
Mortgage-backed securities	197,101	198	5,268	192,031
Foreign securities	10,944	1	54	10,891
Other taxable securities(1)	13,198	126	99	13,225

Total taxable	221,973	325	5,434	216,864
Tax-exempt securities	4,693	31	32	4,692

Total available-for-sale securities	$226,666	$356	$5,466	$221,556

Available-for-sale marketable equity securities(2)	$4,060	$305	$18	$4,347

2004
U.S. Treasury securities and agency debentures	$826	$—	$1	$825
Mortgage-backed securities	173,697	174	624	173,247
Foreign securities	7,437	36	26	7,447
Other taxable securities(1)	9,493	—	13	9,480

Total taxable	191,453	210	664	190,999
Tax-exempt securities	3,662	87	5	3,744

Total available-for-sale securities	$195,115	$297	$669	$194,743

Available-for-sale marketable equity securities(2)	$3,571	$32	$2	$3,601

2003
U.S. Treasury securities and agency debentures	$710	$5	$2	$713
Mortgage-backed securities	56,403	63	575	55,891
Foreign securities	2,816	23	38	2,801
Other taxable securities(3)	4,765	36	69	4,732

Total taxable	64,694	127	684	64,137
Tax-exempt securities	2,167	79	1	2,245

Total available-for-sale securities	$66,861	$206	$685	$66,382

Available-for-sale marketable equity securities(2)	$2,803	$394	$31	$3,166

Held-to-maturity securities
2005
Taxable securities	$4	$—	$—	$4
Tax-exempt securities	43	—	—	43

Total held-to-maturity securities	$47	$—	$—	$47

2004
Taxable securities	$41	$4	$4	$41
Tax-exempt securities	289	—	1	288

Total held-to-maturity securities	$330	$4	$5	$329

2003
Taxable securities	$96	$3	$3	$96
Tax-exempt securities	151	7	—	158

Total held-to-maturity securities	$247	$10	$3	$254

(1)	Includes corporate debt, asset-backed securities and equity instruments.
(2)	Represents those AFS marketable equity securities that are recorded in Other Assets on the Consolidated Balance Sheet.
(3)	Includes corporate debt and asset-backed securities.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

At December 31, 2005, accumulated net unrealized losses on AFS debt and marketable equity securities included in Accumulated OCI were $3.0 billion, net of the related income tax benefit of $1.8 billion. At December 31, 2004, accumulated net unrealized losses on these securities were $196 million, net of the related income tax benefit of $146 million.

The following table presents the current fair value and the associated unrealized losses only on investments in securities with unrealized losses at December 31, 2005 and 2004. The table also discloses whether these securities have had unrealized losses for less than twelve months, or for twelve months or longer.

	December 31, 2005
	Less than twelve months		Twelve months or longer		Total
(Dollars in millions)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available-for-sale securities
U.S. Treasury securities and agency debentures(1)	$251	$(9)	$163	$(4)	$414	$(13)
Mortgage-backed securities	149,979	(3,766)	40,236	(1,502)	190,215	(5,268)
Foreign securities	3,455	(41)	852	(13)	4,307	(54)
Other taxable securities	3,882	(79)	469	(20)	4,351	(99)

Total taxable securities	157,567	(3,895)	41,720	(1,539)	199,287	(5,434)
Tax-exempt securities(1)	2,308	(27)	156	(5)	2,464	(32)

Total temporarily-impaired available-for-sale securities	159,875	(3,922)	41,876	(1,544)	201,751	(5,466)
Temporarily-impaired marketable equity securities	146	(18)	—	—	146	(18)

Total temporarily-impaired securities	$160,021	$(3,940)	$41,876	$(1,544)	$201,897	$(5,484)

	December 31, 2004
	Less than twelve months		Twelve months or longer		Total
(Dollars in millions)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available-for-sale securities
U.S. Treasury securities and agency debentures(1)	$381	$(1)	$22	$—	$403	$(1)
Mortgage-backed securities	52,687	(297)	17,426	(327)	70,113	(624)
Foreign securities	4,964	(11)	99	(15)	5,063	(26)
Other taxable securities	1,130	(9)	37	(4)	1,167	(13)

Total taxable securities	59,162	(318)	17,584	(346)	76,746	(664)
Tax-exempt securities(1)	1,088	(5)	21	—	1,109	(5)

Total temporarily-impaired available-for-sale securities	60,250	(323)	17,605	(346)	77,855	(669)

Temporarily-impaired marketable equity securities	83	(2)	—	—	83	(2)

Held-to-maturity securities
Taxable securities	41	(4)	—	—	41	(4)
Tax-exempt securities	288	(1)	—	—	288	(1)

Total temporarily-impaired held-to-maturity securities	329	(5)	—	—	329	(5)

Total temporarily-impaired securities	$60,662	$(330)	$17,605	$(346)	$78,267	$(676)

(1)	Unrealized losses less than $500 thousand are shown as zero.

The unrealized losses associated with U.S. Treasury securities and agency debentures, mortgage-backed securities, certain foreign securities, other taxable securities and tax-exempt securities are not considered to be other-than-temporary because their unrealized losses are related to changes in interest rates and do not affect the expected cash flows of the underlying collateral or issuer. The Corporation has the ability and intent to hold these securities for a period of time sufficient to recover all unrealized losses. Accordingly, the Corporation has not recognized any other-than-temporary impairments for these securities.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The Corporation had investments in securities from the Federal National Mortgage Association (Fannie Mae) and Federal Home Loan Mortgage Corporation (Freddie Mac) that exceeded 10 percent of consolidated Shareholders’ Equity as of December 31, 2005 and 2004. Those investments had market values of $144.1 billion and $46.9 billion at December 31, 2005 and $133.6 billion and $35.8 billion at December 31, 2004. In addition, these investments had total amortized costs of $148.0 billion and $48.3 billion at December 31, 2005 and $132.9 billion and $35.9 billion at December 31, 2004.

Pursuant to an agreement dated June 17, 2005, the Corporation committed to purchase approximately nine percent of the stock of China Construction Bank (CCB) for $3.0 billion. Under this agreement, the Corporation made an initial purchase of CCB shares for $2.5 billion in August 2005 and during CCB’s initial public offering in October 2005, made an additional purchase of $500 million. These shares are non-transferable until the third anniversary of the initial public offering. The Corporation also holds an option to increase its ownership interest in CCB to 19.9 percent over the next five years. At December 31, 2005, this $3.0 billion investment in CCB was included in Other Assets.

Securities are pledged or assigned to secure borrowed funds, government and trust deposits and for other purposes. The carrying value of pledged securities was $116.7 billion and $45.1 billion at December 31, 2005 and 2004.

The expected maturity distribution of the Corporation’s mortgage-backed securities and the contractual maturity distribution of the Corporation’s other securities, and the yields of the Corporation’s securities portfolio at December 31, 2005 are summarized in the following table. Actual maturities may differ from the contractual or expected maturities shown below since borrowers may have the right to prepay obligations with or without prepayment penalties.

	Due in one year or less		Due after one year through five years		Due after five years through ten years		Due after ten years(1)		Total
(Dollars in millions)	Amount	Yield(2)	Amount	Yield(2)	Amount	Yield(2)	Amount	Yield(2)	Amount	Yield(2)
Fair value of available-for-sale securities
U.S. Treasury securities and agency debentures	$15	3.24%	$378	3.52%	$324	4.34%	$—	—%	$717	3.88%
Mortgage-backed securities	18	4.40	56,130	4.94	126,789	5.09	9,094	5.23	192,031	5.06
Foreign securities	891	4.44	339	4.41	9,620	5.66	41	6.06	10,891	5.58
Other taxable securities	278	4.86	6,245	4.54	4,712	4.91	1,990	5.51	13,225	4.73

Total taxable	1,202	4.52	63,092	4.89	141,445	5.13	11,125	5.28	216,864	5.06
Tax-exempt securities(3)	1,255	4.53	331	6.79	2,767	5.78	339	5.67	4,692	5.50

Total available-for-sale securities	$2,457	4.53%	$63,423	4.90%	$144,212	5.14%	$11,464	5.26%	$221,556	5.07%

Amortized cost of available- for-sale securities	$2,514		$64,885		$147,538		$11,729		$226,666

Amortized cost of held-to- maturity securities
Taxable securities	$4	4.00%	$—	—%	$—	—%	$—	—%	$4	4.00%
Tax-exempt securities(3)	10	3.37	31	3.58	2	5.51	—	—	43	3.61

Total held-to-maturity securities	$14	3.38%	$31	3.58%	$2	5.51%	$—	—%	$47	3.65%

Fair value of held-to- maturity securities	$14		$31		$2		$—		$47

(1)	Includes securities with no stated maturity.
(2)	Yields are calculated based on the amortized cost of the securities.
(3)	Yield of tax-exempt securities calculated on a FTE basis.

The components of realized gains and losses on sales of debt securities for 2005, 2004 and 2003 were:

(Dollars in millions)	2005	2004 (Restated)	2003
Gross gains	$1,154	$2,270	$1,246
Gross losses	(70)	(546)	(305)

Net gains on sales of debt securities	$1,084	$1,724	$941

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The Income Tax Expense attributable to realized net gains on debt securities sales was $400 million, $640 million and $329 million in 2005, 2004 and 2003, respectively.

Note 7—Outstanding Loans and Leases

Outstanding loans and leases at December 31, 2005 and 2004 were:

	December 31
(Dollars in millions)	2005	2004 (Restated)
Consumer
Residential mortgage	$182,596	$178,079
Credit card	58,548	51,726
Home equity lines	62,098	50,126
Direct/Indirect consumer	45,490	40,513
Other consumer(1)	6,725	7,439

Total consumer	355,457	327,883

Commercial
Commercial—domestic	140,533	122,095
Commercial real estate(2)	35,766	32,319
Commercial lease financing	20,705	21,115
Commercial—foreign	21,330	18,401

Total commercial	218,334	193,930

Total	$573,791	$521,813

(1)	Includes consumer finance of $2,849 million and $3,395 million; foreign consumer of $3,841 million and $3,563 million; and consumer lease financing of $35 million and $481 million at December 31, 2005 and 2004.
(2)	Includes domestic commercial real estate loans of $35,181 million and $31,879 million; and foreign commercial real estate loans of $585 million and $440 million at December 31, 2005 and 2004.

The following table presents the gross recorded investment in specific loans, without consideration to the specific component of the Allowance for Loan and Lease Losses, that were considered individually impaired in accordance with SFAS 114 at December 31, 2005 and 2004. SFAS 114 impairment includes performing troubled debt restructurings, and excludes all commercial leases.

	December 31
(Dollars in millions)	2005	2004
Commercial—domestic	$613	$868
Commercial real estate	49	87
Commercial—foreign	34	273

Total impaired loans	$696	$1,228

The average recorded investment in certain impaired loans for 2005, 2004 and 2003 was approximately $852 million, $1.6 billion and $3.0 billion, respectively. At December 31, 2005 and 2004, the recorded investment in impaired loans requiring an Allowance for Loan and Lease Losses based on individual analysis per SFAS 114 guidelines was $517 million and $926 million, and the related Allowance for Loan and Lease Losses was $55 million and $202 million. For 2005, 2004 and 2003, Interest Income recognized on impaired loans totaled $17 million, $21 million and $105 million, respectively, all of which was recognized on a cash basis.

At December 31, 2005 and 2004, nonperforming loans and leases, including impaired loans and nonaccrual consumer loans, totaled $1.5 billion and $2.2 billion. Nonperforming securities amounted to zero and $140 million at December 31, 2005 and 2004. In addition, included in Other Assets were nonperforming loans held for sale and leveraged lease partnership interests of $50 million and $151 million at December 31, 2005 and 2004.

Foreclosed properties amounted to $92 million and $102 million at December 31, 2005 and 2004, and are included in Other Assets on the Consolidated Balance Sheet. The cost of carrying foreclosed properties in 2005, 2004 and 2003 amounted to $4 million, $3 million and $3 million, respectively.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Note 8—Allowance for Credit Losses

The following table summarizes the changes in the allowance for credit losses for 2005, 2004 and 2003:

(Dollars in millions)	2005	2004	2003
Allowance for loan and lease losses, January 1	$8,626	$6,163	$6,358
FleetBoston balance, April 1, 2004	—	2,763	—
Loans and leases charged off	(5,794)	(4,092)	(3,867)
Recoveries of loans and leases previously charged off	1,232	979	761

Net charge-offs	(4,562)	(3,113)	(3,106)

Provision for loan and lease losses	4,021	2,868	2,916
Transfers	(40)	(55)	(5)

Allowance for loan and lease losses, December 31	8,045	8,626	6,163

Reserve for unfunded lending commitments, January 1	402	416	493
FleetBoston balance, April 1, 2004	—	85	—
Provision for unfunded lending commitments	(7)	(99)	(77)

Reserve for unfunded lending commitments, December 31	395	402	416

Total Allowance for Credit Losses	$8,440	$9,028	$6,579

Note 9—Special Purpose Financing Entities

The Corporation securitizes assets and may retain a portion or all of the securities, subordinated tranches, interest-only strips and, in some cases, a cash reserve account, all of which are considered retained interests in the securitized assets. Those assets may be serviced by the Corporation or by third parties. The Corporation also uses other special purpose financing entities to access the commercial paper market and for other lending, leasing and real estate activities.

Mortgage-related Securitizations

The Corporation securitizes the majority of its residential mortgage loan originations in conjunction with or shortly after loan closing. In addition, the Corporation may, from time to time, securitize commercial mortgages and first residential mortgages that it originates or purchases from other entities. In 2005 and 2004, the Corporation converted a total of $102.6 billion (including $23.3 billion originated by other entities) and $96.9 billion (including $18.0 billion originated by other entities), of residential first mortgages and commercial mortgages into mortgage-backed securities issued through Fannie Mae, Freddie Mac, Government National Mortgage Association, Bank of America, N.A. and Banc of America Mortgage Securities. At December 31, 2005 and 2004, the Corporation retained $7.2 billion (including $2.4 billion issued prior to 2005) and $9.2 billion (including $1.2 billion issued prior to 2004) of securities. At December 31, 2005, these retained interests were valued using quoted market prices.

In 2005, the Corporation reported $577 million in gains on loans converted into securities and sold, of which gains of $592 million were from loans originated by the Corporation and losses of $15 million were from loans originated by other entities. In 2004, the Corporation reported $952 million in gains on loans converted into securities and sold, of which gains of $886 million were from loans originated by the Corporation and gains of $66 million were from loans originated by other entities. At December 31, 2005, the Corporation had recourse obligations of $471 million with varying terms up to seven years on loans that had been securitized and sold.

In 2005 and 2004, the Corporation purchased $19.6 billion and $31.1 billion of mortgage-backed securities from third parties and resecuritized them. Net gains, which include net interest income earned during the holding period, totaled $13 million and $55 million. The Corporation did not retain any of the securities issued in these transactions.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The Corporation has retained MSRs from the sale or securitization of mortgage loans. Servicing fee and ancillary fee income on all mortgage loans serviced, including securitizations, was $789 million and $568 million in 2005 and 2004. The following table presents activity in MSRs in 2005 and 2004. Effective June 1, 2004, Excess Spread Certificates (the Certificates) were converted to MSRs.

(Dollars in millions)	2005	2004
Balance, January 1	$2,481	$479

Additions	910	3,035 (1)
Amortization	(637)	(360)
Sales of MSRs	(176)	—
Valuation adjustment of MSRs(2)	228	(673)

Balance, December 31(3)	$2,806	$2,481

(1)	Includes $2.2 billion of Excess Spread Certificates converted to MSRs on June 1, 2004.
(2)	For 2005 and 2004, includes $291 million and $(210) million related to change in value attributed to SFAS 133 hedged MSRs and $63 million and $463 million of impairment.
(3)	Net of impairment allowance of $257 million and $361 million for 2005 and 2004.

The estimated fair value of MSRs was $2.8 billion and $2.5 billion at December 31, 2005 and 2004.

The key economic assumptions used in valuations of MSRs include modeled prepayment rates and resultant expected weighted average lives of the MSRs and the option adjusted spread (OAS) levels. An OAS model runs multiple interest rate scenarios and projects prepayments specific to each one of those interest rate scenarios.

As of December 31, 2005, the modeled weighted average lives of MSRs related to fixed and adjustable rate loans (including hybrid ARMs) were 4.94 years and 3.03 years. A decrease of 10 and 20 percent in modeled prepayments would extend the expected weighted average lives for MSRs related to fixed rate loans to 5.26 years and 5.63 years, and would extend the expected weighted average lives for MSRs related to adjustable rate loans to 3.30 years and 3.63 years. The expected extension of weighted average lives would increase the value of MSRs by a range of $126 million to $269 million. An increase of 10 and 20 percent in modeled prepayments would reduce the expected weighted average lives for MSRs related to fixed rate loans to 4.65 years and 4.40 years, and would reduce the expected weighted average lives for MSRs related to adjustable rate loans to 2.81 years and 2.62 years. The expected reduction of weighted average lives would decrease the value of MSRs by a range of $112 million to $212 million. A decrease of 100 and 200 basis points (bps) in the OAS level would result in an increase in the value of MSRs ranging from $97 million to $202 million, and an increase of 100 and 200 bps in the OAS level would result in a decrease in the value of MSRs ranging from $90 million to $175 million.

For purposes of evaluating and measuring impairment, the Corporation stratifies the portfolio based on the predominant risk characteristics of loan type and note rate. Indicated impairment, by risk stratification, is recognized as a reduction in Mortgage Banking Income, through a valuation allowance, for any excess of adjusted carrying value over estimated fair value.

Other Securitizations

As a result of the FleetBoston merger in 2004, the Corporation acquired an interest in several credit card, home equity loan and commercial loan securitization vehicles, which had aggregate debt securities outstanding of $4.1 billion as of December 31, 2005.

At December 31, 2005 and 2004, the Corporation retained investment grade securities of $4.4 billion (including $2.6 billion issued in 2005) and $2.9 billion, which are valued using quoted market prices, in the AFS securities portfolio. At December 31, 2005 there were no recognized servicing assets associated with these securitization transactions.

The Corporation has provided protection on a subset of one consumer finance securitization in the form of a guarantee with a maximum payment of $220 million that will only be paid if over-collateralization is not sufficient to absorb losses and certain other conditions are met. The Corporation projects no payments will be due over the remaining life of the contract, which is less than one year.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Key economic assumptions used in measuring the fair value of certain residual interests (included in Other Assets) in securitizations and the sensitivity of the current fair value of residual cash flows to changes in those assumptions are as follows:

	Credit Card(1)		Subprime Consumer Finance(2)		Automobile Loans		Commercial Loans
(Dollars in millions)	2005	2004	2005	2004	2005	2004	2005	2004
Carrying amount of residual interests (at fair value)(3)	$203	$349	$290	$313	$93	$34	$92	$130
Balance of unamortized securitized loans	2,237	6,903	2,667	4,892	3,996	1,644	1,904	3,337
Weighted average life to call or maturity (in years)(4)	0.5	1.2	0.8	1.3	1.6	1.4	1.8	1.8
Revolving structures—annual payment rate	12.1%	13.7%					25.8%	26.0%
Amortizing structures—annual constant prepayment rate:
Fixed rate loans			26.3-28.9%	28.3-32.7%	17.6-25.5%	24.9%
Adjustable rate loans			37.6	27.0-40.8	—	—
Impact on fair value of 100 bps favorable change	$2	$1	$—	$1	$—	$—	$—	$2
Impact on fair value of 200 bps favorable change	3	2	—	11	1	—	1	2
Impact on fair value of 100 bps adverse change	(2)	(1)	(8)	(9)	(1)	—	—	(1)
Impact on fair value of 200 bps adverse change	(3)	(2)	(9)	(17)	(1)	(1)	(1)	(1)
Expected credit losses(5)	4.0-4.3%	5.3-9.7%	3.9-5.6%	5.1-11.3%	1.8-1.8%	1.6%	0.4%	0.4%
Impact on fair value of 10% favorable change	$3	$18	$7	$27	$7	$3	$1	$1
Impact on fair value of 25% favorable change	8	47	18	71	15	6	2	2
Impact on fair value of 10% adverse change	(3)	(15)	(7)	(27)	(6)	(2)	(1)	(1)
Impact on fair value of 25% adverse change	(8)	(27)	(18)	(68)	(15)	(6)	(2)	(2)
Residual cash flows discount rate (annual rate)	12.0%	6.0-12.0%	30.0%	30.0%	15.0-20.0%	20.0%	12.3%	12.3%
Impact on fair value of 100 bps favorable change	$—	$—	$5	$6	$3	$1	$1	$1
Impact on fair value of 200 bps favorable change	—	—	11	12	5	1	1	2
Impact on fair value of 100 bps adverse change	—	—	(5)	(6)	(2)	(1)	(1)	(1)
Impact on fair value of 200 bps adverse change	—	—	(10)	(12)	(5)	(1)	(1)	(2)

(1)	The impact of changing residual cash flows discount rates is immaterial.
(2)	Subprime consumer finance includes subprime real estate loan securitizations, which are serviced by third parties.
(3)	Residual interests include interest-only strips, one or more subordinated tranches, accrued interest receivable, and in some cases, a cash reserve account.
(4)	Before any optional clean-up calls are executed, economic analysis will be performed.
(5)	Annual rates of expected credit losses are presented for credit card, home equity lines and commercial securitizations. Cumulative lifetime rates of expected credit losses (incurred plus projected) are presented for subprime consumer finance securitizations and auto securitizations.

The sensitivities in the preceding table are hypothetical and should be used with caution. As the amounts indicate, changes in fair value based on variations in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated without changing any other assumption. In reality, changes in one factor may result in changes in another, which might magnify or counteract the sensitivities. Additionally, the Corporation has the ability to hedge interest rate risk associated with retained residual positions. The above sensitivities do not reflect any hedge strategies that may be undertaken to mitigate such risk.

Static pool net credit losses are considered in determining the value of retained interests. Static pool net credit losses include actual losses incurred plus projected credit losses divided by the original balance of each securitization pool. For auto loan securitizations, weighted average static pool net credit losses for securitizations entered into in 2005 were 1.77 percent for the year ended December 31, 2005. For securitizations entered into in 2004, the weighted average static pool net credit losses were 1.79 percent for the year ended December 31, 2005, and 1.63 percent for the year ended December 31, 2004. For the subprime consumer finance securitizations, weighted average static pool net credit losses for securitizations entered into in 2001 were 5.50 percent for the year ended December 31, 2005, and 5.93 percent for the year ended December 31, 2004. For securitizations entered into in 1999, the weighted average static pool net credit losses were 9.16 percent for the year ended December 31, 2005, and 12.22 percent for the year ended December 31, 2004.

Proceeds from collections reinvested in revolving credit card securitizations were $2.0 billion and $6.8 billion in 2005 and 2004. Credit card servicing fee income totaled $97 million and $134 million in 2005 and 2004. Other cash flows received on retained interests, such as cash flows from interest-only strips, were $206 million and $345 million in 2005 and 2004, for credit card securitizations. Proceeds from collections reinvested in revolving commercial loan securitizations were $8.7 billion and $7.5 billion in 2005 and 2004. Servicing fees and other cash flows received on retained interests, such as cash flows from interest-only strips, were $3 million and $34 million in 2005, and $4 million and $11 million in 2004 for commercial loan securitizations.

The Corporation reviews its loans and leases portfolio on a managed basis. Managed loans and leases are defined as on-balance sheet Loans and Leases as well as loans in revolving securitizations, which include credit cards, home equity lines and commercial loans. New advances on accounts for which previous loan balances were sold to the securitization trusts will be recorded on the Corporation’s Consolidated Balance Sheet after the revolving period of the securitization, which has the effect of increasing Loans and Leases on the Corporation’s Consolidated Balance Sheet and increasing Net

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Interest Income and charge-offs, with a corresponding reduction in Noninterest Income. Portfolio balances, delinquency and historical loss amounts of the managed loans and leases portfolio for 2005 and 2004 were as follows:

	December 31, 2005			December 31, 2004 (Restated)
(Dollars in millions)	Total Principal Amount of Loans and Leases	Principal Amount of Accruing Loans and Leases Past Due 90 Days or More(1)	Principal Amount of Nonperforming Loans and Leases	Total Principal Amount of Loans and Leases	Principal Amount of Accruing Loans and Leases Past Due 90 Days or More(1)	Principal Amount of Nonperforming Loans and Leases
Residential mortgage	$182,596	$—	$570	$178,079	$—	$554
Credit card	60,785	1,217	—	58,629	1,223	—
Home equity lines	62,553	3	117	50,756	3	66
Direct/Indirect consumer	45,490	75	37	40,513	58	33
Other consumer	6,725	15	61	7,439	23	85

Total consumer	358,149	1,310	785	335,416	1,307	738

Commercial—domestic	142,437	117	581	125,432	121	855
Commercial real estate	35,766	4	49	32,319	1	87
Commercial lease financing	20,705	15	62	21,115	14	266
Commercial—foreign	21,330	32	34	18,401	2	267

Total commercial	220,238	168	726	197,267	138	1,475

Total managed loans and leases	578,387	$1,478	$1,511	532,683	$1,445	$2,213

Loans in revolving securitizations	(4,596)			(10,870)

Total held loans and leases	$573,791			$521,813

	Year Ended December 31, 2005			Year Ended December 31, 2004 (Restated)
(Dollars in millions)	Average Loans and Leases Outstanding	Loans and Leases Net Losses	Net Loss Ratio(2)	Average Loans and Leases Outstanding	Loans and Leases Net Losses	Net Loss Ratio(2)
Residential mortgage	$173,773	$27	0.02%	$167,270	$36	0.02%
Credit card	59,048	4,086	6.92	50,296	2,829	5.62
Home equity lines	56,842	31	0.05	39,942	15	0.04
Direct/Indirect consumer	44,981	248	0.55	38,078	208	0.55
Other consumer	6,908	275	3.98	7,717	193	2.50

Total consumer	341,552	4,667	1.37	303,303	3,281	1.08

Commercial—domestic	130,870	157	0.12	117,422	184	0.16
Commercial real estate	34,304	—	—	28,085	(3)	(0.01)
Commercial lease financing	20,441	231	1.13	17,483	9	0.05
Commercial—foreign	18,491	(72)	(0.39)	16,505	173	1.05

Total commercial	204,106	316	0.16	179,495	363	0.20

Total managed loans and leases	545,658	$4,983	0.91%	482,798	$3,644	0.75%

Loans in revolving securitizations	(8,440)			(10,181)

Total held loans and leases	$537,218			$472,617

(1)	Excludes consumer real estate loans, which are placed on nonperforming status at 90 days past due.
(2)	The net loss ratio is calculated by dividing managed loans and leases net losses by average managed loans and leases outstanding for each loan and lease category.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Variable Interest Entities

At December 31, 2005, the assets and liabilities of the Corporation’s multi-seller asset-backed commercial paper conduits that have been consolidated in accordance with FASB Interpretation No. 46 (Revised December 2003), “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51” were reflected in AFS Securities, Other Assets, and Commercial Paper and Other Short-term Borrowings in Global Corporate and Investment Banking. As of December 31, 2005 and 2004, the Corporation held $6.6 billion and $7.7 billion of assets in these entities while the Corporation’s maximum loss exposure associated with these entities including unfunded lending commitments was approximately $8.0 billion and $9.4 billion. The Corporation also had contractual relationships with other consolidated VIEs that engage in leasing or lending activities or real estate joint ventures. As of December 31, 2005 and 2004, the amount of assets of these entities was $750 million and $560 million, and the Corporation’s maximum possible loss exposure was $212 million and $132 million.

Additionally, the Corporation had significant variable interests in other VIEs that it did not consolidate because it was not deemed to be the primary beneficiary. In such cases, the Corporation does not absorb the majority of the entities’ expected losses nor does it receive a majority of the entities’ expected residual returns. These entities typically support the financing needs of the Corporation’s customers by facilitating their access to the commercial paper markets. The Corporation functions as administrator and provides either liquidity and letters of credit, or derivatives to the VIE. The Corporation also provides asset management and related services to other special purpose vehicles that engage in lending, investing, or real estate activities. Total assets of these entities at December 31, 2005 and 2004 were approximately $32.5 billion and $32.9 billion. Revenues associated with administration, liquidity, letters of credit and other services were approximately $121 million and $154 million for the year ended December 31, 2005 and 2004. At December 31, 2005 and 2004, the Corporation’s maximum loss exposure associated with these VIEs was approximately $26.7 billion and $25.0 billion, which is net of amounts syndicated.

Management does not believe losses resulting from its involvement with the entities discussed above will be material. See Note 1 of the Consolidated Financial Statements for additional discussion of special purpose financing entities.

Note 10—Goodwill and Other Intangibles

The following table presents allocated Goodwill at December 31, 2005 and 2004 for each business segment and All Other. The increases from December 31, 2004 were primarily due to the $65 million of goodwill adjustments related to National Processing, Inc. (NPC) and the acquisitions of Works, Inc., which added approximately $49 million to Goodwill.

	December 31
(Dollars in millions)	2005	2004
Global Consumer and Small Business Banking	$18,491	$18,453
Global Corporate and Investment Banking	21,292	21,207
Global Wealth and Investment Management	5,333	5,338
All Other	238	264

Total	$45,354	$45,262

The gross carrying value and accumulated amortization related to core deposit intangibles and other intangibles at December 31, 2005 and 2004 are presented below:

	December 31
	2005		2004
(Dollars in millions)	Gross Carrying Value	Accumulated Amortization	Gross Carrying Value	Accumulated Amortization
Core deposit intangibles	$3,661	$1,881	$3,668	$1,354
Other intangibles	2,353	939	2,256	683

Total	$6,014	$2,820	$5,924	$2,037

As a result of the FleetBoston merger, the Corporation recorded $2.2 billion of core deposit intangibles, $660 million of purchased credit card relationship intangibles and $409 million of other customer relationship intangibles. The weighted average amortization period of these intangibles is approximately nine years. As a result of the acquisition of NPC during 2004, the Corporation allocated $479 million to other intangibles with a weighted average amortization period of approximately 10 years.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Amortization expense on core deposit intangibles and other intangibles was $809 million, $664 million and $217 million for 2005, 2004, and 2003, respectively. The increase for the year ended December 31, 2005 was primarily due to the impact of FleetBoston. The Corporation estimates that aggregate amortization expense will be $746 million, $599 million, $486 million, $385 million and $311 million for 2006, 2007, 2008, 2009 and 2010, respectively.

Note 11—Deposits

The Corporation had domestic certificates of deposit of $100 thousand or more totaling $47.0 billion and $56.2 billion at December 31, 2005 and 2004. The Corporation had other domestic time deposits of $100 thousand or more totaling $1.4 billion and $1.1 billion at December 31, 2005 and 2004. Foreign certificates of deposit and other foreign time deposits of $100 thousand or more totaled $38.8 billion and $28.6 billion at December 31, 2005 and 2004.

The following table presents the maturities of domestic and foreign certificates of deposit of $100 thousand or more, and of other domestic time deposits of $100 thousand or more at December 31, 2005.

(Dollars in millions)	Three months or less	Over three months to six months	Over six months to twelve months	Thereafter	Total
Domestic certificates of deposit of $100 thousand or more	$19,922	$12,271	$8,762	$6,023	$46,978
Domestic other time deposits of $100 thousand or more	99	113	205	991	1,408
Foreign certificates of deposit and other time deposits of $100 thousand or more	35,595	1,994	208	989	38,786

At December 31, 2005, the scheduled maturities for total time deposits were as follows:

(Dollars in millions)	Domestic	Foreign	Total
Due in 2006	$101,461	$60,733	$162,194
Due in 2007	12,103	100	12,203
Due in 2008	3,521	245	3,766
Due in 2009	2,650	26	2,676
Due in 2010	1,856	1	1,857
Thereafter	1,123	1,182	2,305

Total	$122,714	$62,287	$185,001

Note 12—Short-term Borrowings and Long-term Debt

Short-term Borrowings

Bank of America Corporation and certain other subsidiaries issue commercial paper in order to meet short-term funding needs. Commercial paper outstanding at December 31, 2005 was $25.0 billion compared to $25.4 billion at December 31, 2004.

Bank of America, N.A. maintains a domestic program to offer up to a maximum of $60.0 billion, at any one time, of bank notes with fixed or floating rates and maturities of at least seven days from the date of issue. Short-term bank notes outstanding under this program totaled $22.5 billion at December 31, 2005 compared to $9.6 billion at December 31, 2004. These short-term bank notes, along with Treasury tax and loan notes, term federal funds purchased and commercial paper, are reflected in Commercial Paper and Other Short-term Borrowings on the Consolidated Balance Sheet.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Long-term Debt

The following table presents Long-term Debt at December 31, 2005 and 2004:

	December 31
(Dollars in millions)	2005	2004 (Restated)
Notes issued by Bank of America Corporation(1)
Senior notes:
Fixed, ranging from 0.73% to 9.25%, due 2006 to 2043	$36,357	34,218
Floating, ranging from 0.20% to 6.41%, due 2006 to 2041	19,050	15,452
Subordinated notes:
Fixed, ranging from 3.95% to 10.20%, due 2006 to 2037	20,596	22,688
Floating, 4.29%, due 2019	10	10
Junior subordinated notes (related to trust preferred securities):
Fixed, ranging from 5.25% to 11.45%, due 2026 to 2035	10,337	7,582
Floating, ranging from 4.87% to 5.54%, due 2027 to 2033	1,922	1,957

Total notes issued by Bank of America Corporation	88,272	81,907

Notes issued by Bank of America, N.A. and other subsidiaries(1)
Senior notes:
Fixed, ranging from 0.93% to 17.20%, due 2006 to 2033	1,096	927
Floating, ranging from 1.00% to 5.49%, due 2006 to 2051	4,985	5,569
Subordinated notes:
Fixed, ranging from 5.75% to 7.38%, due 2006 to 2009	1,871	2,186
Floating, 4.54%, due 2019	8	8

Total notes issued by Bank of America, N.A. and other subsidiaries	7,960	8,690

Notes issued by NB Holdings Corporation(1)
Junior subordinated notes (related to trust preferred securities):
Fixed, ranging from 7.95% to 8.06%, due 2026	515	515
Floating, 5.16%, due 2027	258	258

Total notes issued by NB Holdings Corporation	773	773

Other debt
Advances from the Federal Home Loan Bank of Atlanta
Fixed, ranging from 4.16% to 5.87%, due 2006 to 2007	2,750	2,750
Advances from the Federal Home Loan Bank of New York
Fixed, ranging from 4.00% to 8.29%, due 2006 to 2016	296	638
Advances from the Federal Home Loan Bank of Seattle
Fixed, ranging from 5.45% to 7.42%, due 2006 to 2031	578	2,081
Advances from the Federal Home Loan Bank of Boston
Fixed, ranging from 1.00% to 7.72%, due 2006 to 2025	178	230
Other	41	47

Total other debt	3,843	5,746

Total long-term debt	$100,848	$97,116

(1)	Rates and maturity dates reflect outstanding debt at December 31, 2005.

The majority of the floating rates are based on three- and six-month London InterBank Offered Rates (LIBOR). Bank of America Corporation and Bank of America, N.A. maintain various domestic and international debt programs to offer both senior and subordinated notes. The notes may be denominated in U.S. dollars or foreign currencies. At December 31, 2005 and 2004, the amount of foreign currency denominated debt translated into U.S. dollars included in total long-term debt was $23.1 billion and $16.2 billion. Foreign currency contracts are used to convert certain foreign currency denominated debt into U.S. dollars.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

At December 31, 2005 and 2004, Bank of America Corporation was authorized to issue approximately $27.0 billion and $37.1 billion of additional corporate debt and other securities under its existing shelf registration statements. At December 31, 2005 and 2004, Bank of America, N.A. was authorized to issue approximately $9.5 billion and $27.2 billion of bank notes and Euro medium-term notes.

The weighted average effective interest rates for total long-term debt, total fixed-rate debt and total floating-rate debt (based on the rates in effect at December 31, 2005) were 5.22 percent, 5.53 percent and 4.31 percent, respectively, at December 31, 2005 and (based on the rates in effect at December 31, 2004) were 4.97 percent, 5.64 percent and 2.69 percent, respectively, at December 31, 2004. These obligations were denominated primarily in U.S. dollars.

Aggregate annual maturities of long-term debt obligations (based on final maturity dates) at December 31, 2005 are as follows:

(Dollars in millions)	2006	2007	2008	2009	2010	Thereafter	Total
Bank of America Corporation	$6,834	$5,250	$13,998	$8,222	$11,442	$42,526	$88,272
Bank of America, N.A. and other subsidiaries	1,615	1,839	2,345	718	50	1,393	7,960
NB Holdings Corporation	—	—	—	—	—	773	773
Other	2,739	562	71	20	237	214	3,843

Total	$11,188	$7,651	$16,414	$8,960	$11,729	$44,906	$100,848

Trust Preferred Securities

Trust preferred securities (Trust Securities) are issued by the trust companies (the Trusts) that were deconsolidated by the Corporation as a result of the adoption of FIN 46R. These Trust Securities are mandatorily redeemable preferred security obligations of the Trusts. The sole assets of the Trusts are Junior Subordinated Deferrable Interest Notes of the Corporation (the Notes). The Trusts are 100 percent owned finance subsidiaries of the Corporation. Obligations associated with these securities are included in junior subordinated notes related to Trust Securities in the Long-term Debt table on the previous page. See Note 15 of the Consolidated Financial Statements for a discussion regarding the treatment for regulatory capital purposes of the Trust Securities.

At December 31, 2005, the Corporation had 32 Trusts which have issued Trust Securities to the public. Certain of the Trust Securities were issued at a discount and may be redeemed prior to maturity at the option of the Corporation. The Trusts have invested the proceeds of such Trust Securities in the Notes. Each issue of the Notes has an interest rate equal to the corresponding Trust Securities distribution rate. The Corporation has the right to defer payment of interest on the Notes at any time or from time to time for a period not exceeding five years provided that no extension period may extend beyond the stated maturity of the relevant Notes. During any such extension period, distributions on the Trust Securities will also be deferred, and the Corporation’s ability to pay dividends on its common and preferred stock will be restricted.

The Trust Securities are subject to mandatory redemption upon repayment of the related Notes at their stated maturity dates or their earlier redemption at a redemption price equal to their liquidation amount plus accrued distributions to the date fixed for redemption and the premium, if any, paid by the Corporation upon concurrent repayment of the related Notes.

Periodic cash payments and payments upon liquidation or redemption with respect to Trust Securities are guaranteed by the Corporation to the extent of funds held by the Trusts (the Preferred Securities Guarantee). The Preferred Securities Guarantee, when taken together with the Corporation’s other obligations, including its obligations under the Notes, will constitute a full and unconditional guarantee, on a subordinated basis, by the Corporation of payments due on the Trust Securities.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The following table is a summary of the outstanding Trust Securities and the Notes at December 31, 2005 as originated by Bank of America Corporation and the predecessor banks.

(Dollars in millions)
Issuer	Issuance Date	Aggregate Principal Amount of Trust Securities	Aggregate Principal Amount of the Notes	Stated Maturity of the Notes	Per Annum Interest Rate of the Notes	Interest Payment Dates	Redemption Period
Bank of America
Capital Trust I	December 2001	$575	$593	December 2031	7.00%	3/15,6/15,9/15,12/15	On or after 12/15/06
Capital Trust II	January 2002	900	928	February 2032	7.00	2/1, 5/1,8/1,11/1	On or after 2/01/07
Capital Trust III	August 2002	500	516	August 2032	7.00	2/15, 5/15,8/15,11/15	On or after 8/15/07
Capital Trust IV	April 2003	375	387	May 2033	5.88	2/1, 5/1,8/1,11/1	On or after 5/01/08
Capital Trust V	November 2004	518	534	November 2034	6.00	2/3, 5/3,8/3,11/3	On or after 11/03/09
Capital Trust VI	February 2005	1,000	1,031	March 2035	5.63	3/8,9/8	Any time
Capital Trust VII	August 2005	1,461	1,507	August 2035	5.25	2/10,8/10	Any time
Capital Trust VIII	August 2005	530	546	August 2035	6.00	2/25,5/25,8/25,11/25	On or after 8/25/10

NationsBank
Capital Trust II	December 1996	365	376	December 2026	7.83	6/15,12/15	On or after 12/15/06
Capital Trust III	February 1997	494	509	January 2027	3-mo. LIBOR +55 bps	1/15,4/15,7/15,10/15	On or after 1/15/07
Capital Trust IV	April 1997	498	513	April 2027	8.25	4/15,10/15	On or after 4/15/07

BankAmerica
Institutional Capital A	November 1996	450	464	December 2026	8.07	6/30,12/31	On or after 12/31/06
Institutional Capital B	November 1996	300	309	December 2026	7.70	6/30,12/31	On or after 12/31/06
Capital II	December 1996	450	464	December 2026	8.00	6/15,12/15	On or after 12/15/06
Capital III	January 1997	400	412	January 2027	3-mo. LIBOR +57 bps	1/15,4/15, 7/15,10/15	On or after 1/15/02

Barnett
Capital I	November 1996	300	309	December 2026	8.06	6/1,12/1	On or after 12/01/06
Capital II	December 1996	200	206	December 2026	7.95	6/1,12/1	On or after 12/01/06
Capital III	January 1997	250	258	February 2027	3-mo. LIBOR +62.5 bps	2/1,5/1,8/1,11/1	On or after 2/01/07

Fleet
Capital Trust II	December 1996	250	258	December 2026	7.92	6/15,12/15	On or after 12/15/06
Capital Trust V	December 1998	250	258	December 2028	3-mo. LIBOR +100 bps	3/18, 6/18,9/18, 12/18	On or after 12/18/03
Capital Trust VII	September 2001	500	515	December 2031	7.20	3/15, 6/15,9/15, 12/15	On or after 9/17/06
Capital Trust VIII	March 2002	534	551	March 2032	7.20	3/15, 6/15,9/15,12/15	On or after 3/08/07
Capital Trust IX	July 2003	175	180	August 2033	6.00	2/1, 5/1,8/1,11/1	On or after 7/31/08

BankBoston
Capital Trust I	November 1996	250	258	December 2026	8.25	6/15,12/15	On or after 12/15/06
Capital Trust II	December 1996	250	258	December 2026	7.75	6/15,12/15	On or after 12/15/06
Capital Trust III	June 1997	250	258	June 2027	3-mo. LIBOR +75 bps	3/15, 6/15,9/15,12/15	On or after 6/15/07
Capital Trust IV	June 1998	250	258	June 2028	3-mo. LIBOR +60 bps	3/8, 6/8,9/8,12/8	On or after 6/08/03

Summit
Capital Trust I	March 1997	150	155	March 2027	8.40	3/15,9/15	On or after 3/15/07

Progress
Capital Trust I	June 1997	9	9	June 2027	10.50	6/1,12/1	On or after 6/01/07
Capital Trust II	July 2000	6	6	July 2030	11.45	1/19,7/19	On or after 7/19/10
Capital Trust III	November 2002	10	10	November 2032	3-mo. LIBOR +33.5 bps	2/15,5/15,8/15,11/15	On or after 11/15/07
Capital Trust IV	December 2002	5	5	January 2033	3-mo. LIBOR +33.5 bps	1/7, 4/7,7/7,10/7	On or after 1/07/08

Total		$12,455	$12,841

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Note 13—Commitments and Contingencies

In the normal course of business, the Corporation enters into a number of off-balance sheet commitments. These commitments expose the Corporation to varying degrees of credit and market risk and are subject to the same credit and market risk limitation reviews as those instruments recorded on the Corporation’s Consolidated Balance Sheet.

Credit Extension Commitments

The Corporation enters into commitments to extend credit such as loan commitments, SBLCs and commercial letters of credit to meet the financing needs of its customers. The outstanding unfunded lending commitments shown in the following table have been reduced by amounts participated to other financial institutions of $30.4 billion and $23.4 billion at December 31, 2005 and 2004. The carrying amount for these commitments, which represents the liability recorded related to these instruments, at December 31, 2005 and 2004 was $458 million and $520 million. At December 31, 2005, the carrying amount included deferred revenue of $63 million and a reserve for unfunded lending commitments of $395 million. At December 31, 2004, the carrying amount included deferred revenue of $118 million and a reserve for unfunded lending commitments of $402 million.

	December 31
(Dollars in millions)	2005	2004
Loan commitments(1)	$277,757	$245,042
Home equity lines of credit	78,626	60,128
Standby letters of credit and financial guarantees	43,095	42,850
Commercial letters of credit	5,154	5,653

Legally binding commitments	404,632	353,673
Credit card lines	192,968	165,694

Total	$597,600	$519,367

(1)	At December 31, 2005 and 2004, there were equity commitments of $1.4 billion and $2.0 billion, related to obligations to further fund Principal Investing equity investments.

Legally binding commitments to extend credit generally have specified rates and maturities. Certain of these commitments have adverse change clauses that help to protect the Corporation against deterioration in the borrowers’ ability to pay.

The Corporation issues SBLCs and financial guarantees to support the obligations of its customers to beneficiaries. Additionally, in many cases, the Corporation holds collateral in various forms against these SBLCs. As part of its risk management activities, the Corporation continuously monitors the creditworthiness of the customer as well as SBLC exposure; however, if the customer fails to perform the specified obligation to the beneficiary, the beneficiary may draw upon the SBLC by presenting documents that are in compliance with the letter of credit terms. In that event, the Corporation either repays the money borrowed or advanced, makes payment on account of the indebtedness of the customer or makes payment on account of the default by the customer in the performance of an obligation to the beneficiary up to the full notional amount of the SBLC. The customer is obligated to reimburse the Corporation for any such payment. If the customer fails to pay, the Corporation would, as contractually permitted, liquidate collateral and/or set off accounts.

Commercial letters of credit, issued primarily to facilitate customer trade finance activities, are usually collateralized by the underlying goods being shipped to the customer and are generally short-term. Credit card lines are unsecured commitments that are not legally binding. Management reviews credit card lines at least annually, and upon evaluation of the customers’ creditworthiness, the Corporation has the right to terminate or change certain terms of the credit card lines.

The Corporation uses various techniques to manage risk associated with these types of instruments that include obtaining collateral and/or adjusting commitment amounts based on the borrower’s financial condition; therefore, the total commitment amount does not necessarily represent the actual risk of loss or future cash requirements. For each of these types of instruments, the Corporation’s maximum exposure to credit loss is represented by the contractual amount of these instruments.

Other Commitments

At December 31, 2005 and 2004, charge cards (nonrevolving card lines) to individuals and government entities guaranteed by the U.S. government in the amount of $9.4 billion and $10.9 billion were not included in credit card

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

line commitments in the previous table. The outstanding balances related to these charge cards were $171 million and $205 million at December 31, 2005 and 2004.

At December 31, 2005, the Corporation had whole mortgage loan purchase commitments of $4.0 billion, all of which will settle in the first quarter of 2006. At December 31, 2004, the Corporation had whole mortgage loan purchase commitments of $3.3 billion, all of which settled in the first quarter of 2005. At December 31, 2005 and 2004, the Corporation had no forward whole mortgage loan sale commitments.

The Corporation has entered into operating leases for certain of its premises and equipment. Commitments under these leases approximate $1.3 billion in 2006, $1.1 billion in 2007, $1.1 billion in 2008, $799 million in 2009, $650 million in 2010 and $3.5 billion for all years thereafter.

In 2005, the Corporation entered into an agreement for the committed purchase of retail automotive loans over a five-year period, ending June 30, 2010. In 2005, the Corporation purchased $5.0 billion of such loans and at December 31, 2005, the remaining commitment amount was $47.0 billion. Under the agreement, the Corporation is committed to purchase up to $7.0 billion of such loans for the period January 1, 2006 through June 30, 2006 and up to $10.0 billion in each of the agreement’s next four fiscal years.

Other Guarantees

The Corporation sells products that offer book value protection primarily to plan sponsors of Employee Retirement Income Security Act of 1974 (ERISA) governed pension plans, such as 401(k) plans and 457 plans. The book value protection is provided on portfolios of intermediate/short-term investment grade fixed income securities and is intended to cover any shortfall in the event that plan participants withdraw funds when market value is below book value. The Corporation retains the option to exit the contract at any time. If the Corporation exercises its option, the purchaser can require the Corporation to purchase zero coupon bonds with the proceeds of the liquidated assets to assure the return of principal. To manage its exposure, the Corporation imposes significant restrictions and constraints on the timing of the withdrawals, the manner in which the portfolio is liquidated and the funds are accessed, and the investment parameters of the underlying portfolio. These constraints, combined with structural protections, are designed to provide adequate buffers and guard against payments even under extreme stress scenarios. These guarantees are booked as derivatives and marked to market in the trading portfolio. At December 31, 2005 and 2004, the notional amount of these guarantees totaled $34.0 billion and $26.3 billion with estimated maturity dates between 2006 and 2035. As of December 31, 2005 and 2004, the Corporation has not made a payment under these products, and management believes that the probability of payments under these guarantees is remote.

The Corporation also sells products that guarantee the return of principal to investors at a preset future date. These guarantees cover a broad range of underlying asset classes and are designed to cover the shortfall between the market value of the underlying portfolio and the principal amount on the preset future date. To manage its exposure, the Corporation requires that these guarantees be backed by structural and investment constraints and certain pre-defined triggers that would require the underlying assets or portfolio to be liquidated and invested in zero-coupon bonds that mature at the preset future date. The Corporation is required to fund any shortfall at the preset future date between the proceeds of the liquidated assets and the purchase price of the zero-coupon bonds. These guarantees are booked as derivatives and marked to market in the trading portfolio. At December 31, 2005 and 2004, the notional amount of these guarantees totaled $6.5 billion and $8.1 billion. These guarantees have various maturities ranging from 2006 to 2016. At December 31, 2005 and 2004, the Corporation had not made a payment under these products, and management believes that the probability of payments under these guarantees is remote.

The Corporation also has written put options on highly rated fixed income securities. Its obligation under these agreements is to buy back the assets at predetermined contractual yields in the event of a severe market disruption in the short-term funding market. These agreements have various maturities ranging from two to seven years, and the pre-determined yields are based on the quality of the assets and the structural elements pertaining to the market disruption. The notional amount of these put options was $803 million and $653 million at December 31, 2005 and 2004. Due to the high quality of the assets and various structural protections, management believes that the probability of incurring a loss under these agreements is remote.

In the ordinary course of business, the Corporation enters into various agreements that contain indemnifications, such as tax indemnifications, whereupon payment may become due if certain external events occur, such as a change in tax law. These agreements typically contain an early termination clause that permits the Corporation to exit the agreement upon these events. The maximum potential future payment under indemnification agreements is difficult to assess for several reasons, including the inability to predict future changes in tax and other laws, the difficulty in determining how such laws would apply to parties in contracts, the absence of exposure limits contained in standard

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

contract language and the timing of the early termination clause. Historically, any payments made under these guarantees have been de minimis. Management has assessed the probability of making such payments in the future as remote.

The Corporation has entered into additional guarantee agreements, including lease end obligation agreements, partial credit guarantees on certain leases, real estate joint venture guarantees, sold risk participation swaps and sold put options that require gross settlement. The maximum potential future payment under these agreements was approximately $1.8 billion and $2.1 billion at December 31, 2005 and 2004. The estimated maturity dates of these obligations are between 2006 and 2033. The Corporation has made no material payments under these guarantees.

The Corporation provides credit and debit card processing services to various merchants, processing credit and debit card transactions on their behalf. In connection with these services, a liability may arise in the event of a billing dispute between the merchant and a cardholder that is ultimately resolved in the cardholder’s favor and the merchant defaults upon its obligation to reimburse the cardholder. A cardholder, through its issuing bank, generally has until the later of up to four months after the date a transaction is processed or the delivery of the product or service to present a chargeback to the Corporation as the merchant processor. If the Corporation is unable to collect this amount from the merchant, it bears the loss for the amount paid to the cardholder. In 2005 and 2004, the Corporation processed $352.9 billion and $143.1 billion of transactions and recorded losses as a result of these chargebacks of $13 million and $6 million.

At December 31, 2005 and 2004, the Corporation held as collateral approximately $248 million and $203 million of merchant escrow deposits which the Corporation has the right to set off against amounts due from the individual merchants. The Corporation also has the right to offset any payments with cash flows otherwise due to the merchant. Accordingly, the Corporation believes that the maximum potential exposure is not representative of the actual potential loss exposure. The Corporation believes the maximum potential exposure for chargebacks would not exceed the total amount of merchant transactions processed through Visa and MasterCard for the last four months, which represents the claim period for the cardholder, plus any outstanding delayed-delivery transactions. As of December 31, 2005 and 2004, the maximum potential exposure totaled approximately $118.2 billion and $93.4 billion.

Within the Corporation’s brokerage business, the Corporation has contracted with a third party to provide clearing services that include underwriting margin loans to the Corporation’s clients. This contract stipulates that the Corporation will indemnify the third party for any margin loan losses that occur in their issuing margin to the Corporation’s clients. The maximum potential future payment under this indemnification was $1.1 billion and $1.2 billion at December 31, 2005 and 2004. Historically, any payments made under this indemnification have been immaterial. As these margin loans are highly collateralized by the securities held by the brokerage clients, the Corporation has assessed the probability of making such payments in the future as remote. This indemnification would end with the termination of the clearing contract.

For additional information on recourse obligations related to residential mortgage loans sold and other guarantees related to securitizations, see Note 9 of the Consolidated Financial Statements.

Litigation and Regulatory Matters

In the ordinary course of business, the Corporation and its subsidiaries are routinely defendants in or parties to many pending and threatened legal actions and proceedings, including actions brought on behalf of various classes of claimants. Certain of these actions and proceedings are based on alleged violations of consumer protection, securities, environmental, banking, employment and other laws. In certain of these actions and proceedings, claims for substantial monetary damages are asserted against the Corporation and its subsidiaries.

In the ordinary course of business, the Corporation and its subsidiaries are also subject to regulatory examinations, information gathering requests, inquiries and investigations. Certain subsidiaries of the Corporation are registered broker/dealers or investment advisors and are subject to regulation by the SEC, the National Association of Securities Dealers, the New York Stock Exchange and state securities regulators. In connection with formal and informal inquiries by those agencies, such subsidiaries receive numerous requests, subpoenas and orders for documents, testimony and information in connection with various aspects of their regulated activities.

In view of the inherent difficulty of predicting the outcome of such litigation and regulatory matters, particularly where the claimants seek very large or indeterminate damages or where the cases present novel legal theories or involve a large number of parties, the Corporation cannot state with confidence what the eventual outcome of the pending matters will be, what the timing of the ultimate resolution of these matters will be, or what the eventual loss, fines or penalties related to each pending matter may be.

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Notes to Consolidated Financial Statements—(Continued)

In accordance with SFAS No. 5, “Accounting for Contingencies”, the Corporation establishes reserves for litigation and regulatory matters when those matters present loss contingencies that are both probable and estimable. When loss contingencies are not both probable and estimable, the Corporation does not establish reserves. In some of the matters described below, including but not limited to the Parmalat Finanziaria, S.p.A. matter, loss contingencies are not both probable and estimable in the view of management, and, accordingly, reserves have not been established for those matters. Based on current knowledge, management does not believe that loss contingencies, if any, arising from pending litigation and regulatory matters, including the litigation and regulatory matters described below, will have a material adverse effect on the consolidated financial position or liquidity of the Corporation, but may be material to the Corporation’s operating results for any particular reporting period.

Adelphia Communications Corporation (Adelphia)

Bank of America, N.A. (BANA) and Banc of America Securities LLC (BAS) are defendants, among other defendants, in a putative class action and individual civil actions relating to Adelphia. The first of these actions was filed in June 2002; these actions have been consolidated for pre-trial purposes in the U.S. District Court for the Southern District of New York. BAS was a member of seven underwriting syndicates of securities issued by Adelphia, and BANA was an agent and/or lender in connection with five credit facilities in which Adelphia subsidiaries were borrowers. Fleet National Bank (FNB) and Fleet Securities, Inc. (FSI) are also named as defendants in certain of the actions. FSI was a member of three underwriting syndicates of securities issued by Adelphia, and FNB was a lender in connection with four credit facilities in which Adelphia subsidiaries were borrowers. The complaints allege claims under the Securities Act of 1933, the Securities Exchange Act of 1934, and various state law theories. The complaints seek damages of unspecified amounts.

The court has granted the motions of BANA, BAS and other bank defendants to dismiss certain class plaintiffs’ claims on statute of limitations grounds. The court permitted plaintiffs who purchased bonds in a 2001 $750 million bond offering, of which BAS underwrote fifty percent, to assert claims against BAS relating to that offering and certain other offerings made under the same registration statement. The court has also granted in part and denied in part defendants’ motions to dismiss certain of the individual actions. Other motions to dismiss the class action and certain of the individual actions remain pending.

BANA, BAS, FNB, and FSI are also defendants in an adversary proceeding brought by the Official Committee of Unsecured Creditors on behalf of Adelphia and Adelphia as co-plaintiffs that had been pending in the U.S. Bankruptcy Court for the Southern District of New York. The lawsuit names over 400 defendants and asserts over 50 claims under federal statutes, including the Bank Holding Company Act, state common law, and various provisions of the Bankruptcy Code. The plaintiffs seek avoidance and recovery of payments, equitable subordination, disallowance and re-characterization of claims, and recovery of damages in an unspecified amount. The Official Committee of Equity Security Holders of Adelphia has intervened in this proceeding and filed its own complaint, which is similar to the unsecured creditors’ committee complaint and also asserts claims under RICO and additional state law theories. BANA, BAS and FSI have filed motions to dismiss both complaints. On February 9, 2006, the U.S. District Court for the Southern District of New York overseeing the Adelphia securities litigation granted the motions of the adversary defendants to withdraw the adversary proceeding from the bankruptcy court, except with respect to the pending motions to dismiss.

Data Treasury

The Corporation and BANA have been named as defendants in an action filed by Data Treasury Corporation in the U.S. District Court for the Eastern District of Texas. Plaintiff alleges that defendants have “provided, sold, installed, utilized, and assisted others to use and utilize image-based banking and archival solutions” in a manner that infringes United States Patent Nos. 5,910,988 and 6,032,137. Plaintiff seeks unspecified damages and injunctive relief against the alleged infringement. The court has scheduled a trial of this action for October 2, 2007.

The Corporation and BANA have been named as defendants, along with 54 other defendants, in an action filed by Data Treasury Corporation in the U.S. District Court for the Eastern District of Texas. Plaintiff alleges that the Corporation and BANA, among other defendants, are “making, using, selling, offering for sale, and/or importing into the United States, directly, contributory, and/or by inducement, without authority, products and services that fall within the scope of the claims of” United States Patent Nos. 5,265,007; 5,583,759; 5,717,868; and 5,930,778. Plaintiff seeks unspecified damages and injunctive relief against the alleged infringement.

In re Initial Public Offering Securities

Beginning in 2001, Robertson Stephens, Inc. (an investment banking subsidiary of FleetBoston that ceased operations during 2002), BAS, other underwriters, and various issuers and others, were named as defendants in

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

purported class action lawsuits alleging violations of federal securities laws in connection with the underwriting of initial public offerings (IPOs) and seeking unspecified damages. Robertson Stephens, Inc. and BAS were named in certain of the 309 purported class actions that have been consolidated in the U.S. District Court for the Southern District of New York as In re Initial Public Offering Securities Litigation. The plaintiffs contend that the defendants failed to make certain required disclosures and manipulated prices of IPO securities through, among other things, alleged agreements with institutional investors receiving allocations to purchase additional shares in the aftermarket, and false and misleading analyst reports. On October 13, 2004, the court granted in part and denied in part plaintiffs’ motions to certify as class actions six of the 309 cases. On June 30, 2005, the U.S. Court of Appeals for the Second Circuit granted the underwriter defendants’ petition for permission to appeal the court’s class certification order. The appeal is pending.

The plaintiffs have reached a settlement with 298 of the issuer defendants, in which the issuer defendants guaranteed that the plaintiffs will receive at least $1.0 billion in the settled actions and assigned to the plaintiffs the issuers’ interest in all claims against the underwriters for “excess compensation.” On February 15, 2005, the U.S. District Court for the Southern District of New York conditionally approved the issuer defendants’ settlement. A fairness hearing is scheduled for April 24, 2006.

Robertson Stephens, Inc. and other underwriters also have been named as defendants in putative class action lawsuits filed in the U.S. District Court for the Southern District of New York under the federal antitrust laws alleging that the underwriters conspired to manipulate the aftermarkets for IPO securities and to extract anticompetitive fees in connection with IPOs. The complaint seeks declaratory relief and unspecified treble damages. On September 28, 2005, the Court of Appeals for the Second Circuit reversed the district court’s dismissal of the antitrust class actions, remanding the cases to the district court for further proceedings. The defendants have filed a petition for certiorari with the United States Supreme Court, which is pending.

Interchange Anti-trust Litigation

The Corporation and certain of its subsidiaries are defendants in putative class actions that have been transferred for coordinated pre-trial proceedings to the U.S. District Court for the Eastern District of New York, under the caption In Re Payment Card Interchange Fee and Merchant Discount Anti-Trust Litigation. Defendants include other financial institutions and, among others, Visa and MasterCard. Plaintiffs seek certification of a class of retail merchants and allege, among other claims, that defendants conspired to fix the level of interchange and merchant discount fees and that certain practices that prohibit merchants from charging cardholders for fees the merchant pays to the credit card companies violate the federal antitrust laws. Plaintiffs seek unspecified treble damages and injunctive relief.

Miller

On August 13, 1998, a predecessor of BANA was named as a defendant in a class action filed in Superior Court of California, County of San Francisco, entitled Paul J. Miller v. Bank of America, N.A., challenging its practice of debiting accounts that received, by direct deposit, governmental benefits to repay fees incurred in those accounts. The action alleges fraud, negligent misrepresentation and violations of certain California laws. On October 16, 2001, a class was certified consisting of more than one million California residents who have, had or will have, at any time after August 13, 1994, a deposit account with BANA into which payments of public benefits are or have been directly deposited by the government. The case proceeded to trial on January 20, 2004.

On March 4, 2005, the trial court entered a judgment that awards the plaintiff class restitution in the amount of $284 million, plus attorneys’ fees, and provides that class members whose accounts were assessed an insufficient funds fee in violation of law suffered substantial emotional or economic harm and, therefore, are entitled to an additional $1,000 penalty. The judgment also includes injunctive relief.

On May 13, 2005, BANA filed with the California Court of Appeal, First Appellate District, a notice of appeal and, on May 16, 2005, a writ of supersedeas, seeking a stay of the trial court’s judgment pending appeal. On November 22, 2005, the Court of Appeal granted BANA’s writ, staying the judgment, including the injunction, pending appeal. The appeal remains pending.

Mutual Fund Operations Matters

In early 2005, the Corporation entered into settlement agreements with the New York Attorney General and the SEC relating to late trading and market timing of mutual funds. The Corporation is continuing to respond to inquiries from federal and state regulatory and law enforcement agencies concerning mutual fund related matters.

In addition, lawsuits seeking unspecified damages concerning mutual fund trading were brought against the Corporation and its pre-merger FleetBoston subsidiaries, including putative class actions purportedly brought on behalf

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

of shareholders in Nations Funds mutual funds, derivative actions brought on behalf of one or more Nations Funds mutual funds by Nations Funds shareholders, putative ERISA class actions brought on behalf of participants in Bank of America Corporation’s 401(k) plan, derivative actions brought against the Corporation’s directors on behalf of the Corporation by shareholders in the Corporation, class actions and derivative actions brought by shareholders in third-party mutual funds alleging that the Corporation or its subsidiaries facilitated improper trading in those funds, and a private attorney general action brought under California law. The lawsuits filed to date with respect to pre-merger FleetBoston subsidiaries include putative class actions purportedly brought on behalf of shareholders in Columbia mutual funds, derivative actions brought on behalf of one or more Columbia mutual funds or trusts by Columbia mutual fund shareholders, and an individual shareholder action.

All lawsuits pending in federal courts with respect to alleged late trading or market timing in mutual funds have been transferred to the U.S. District Court for the District of Maryland for coordinated pre-trial proceedings under the caption In re Mutual Funds Investment Litigation, other than a putative class action complaint filed on February 22, 2006 in the U.S. District Court for the Southern District of New York alleging, among other things, market timing in the Nations Funds. Motions to remand to state court remain pending in two of those lawsuits. One lawsuit that originated in state court was removed to the U.S. District Court for the Southern District of Illinois. Pursuant to an order of the U.S. Court of Appeals for the Seventh Circuit, the U.S. District Court for the Southern District of Illinois dismissed that action. On January 6, 2006, the U.S. Supreme Court granted plaintiff’s petition for review on the issue of whether the Court of Appeals for the Seventh Circuit had appellate jurisdiction to review the remand order.

On August 25, 2005, the U.S. District Court for the District of Maryland dismissed the state law claims and derivative claims filed by Janus shareholders against the Corporation and certain of its subsidiaries. The claims under Section 10(b) of the Securities Exchange Act of 1934 were not dismissed. On November 3, 2005, the court dismissed the state law claims and derivative claims filed against the Corporation and certain of its subsidiaries by shareholders in various third-party mutual funds. The claims under Section 10(b) of the Securities Exchange Act of 1934 were not dismissed. Also on November 3, 2005, the court dismissed the claims under the Securities Act of 1933, the claims under Sections 34(b) and 36(a) of the Investment Company Act of 1940 (ICA) and the state law claims against the Corporation and certain of its pre-merger FleetBoston subsidiaries. The claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Section 36(b) of the ICA were not dismissed.

On December 15, 2005, the Corporation and its named subsidiaries entered into a settlement of the direct and derivative claims brought on behalf of the Nations Funds shareholders and the ERISA claims brought on behalf of Bank of America Corporation’s 401(k) plan participants. Among other conditions, the settlement is contingent upon a minimum threshold amount being received by the Nations Funds shareholders and/or the Nations Funds mutual funds from the previously established regulatory settlement fund consisting of $250 million in disgorgement and $125 million in civil penalties paid by the Corporation in 2005. The settlement is subject to court approval. If the settlement is approved, the Corporation and its named subsidiaries would pay settlement administration costs and fees to plaintiffs’ counsel as approved by the court.

Parmalat Finanziaria S.p.A.

On December 24, 2003, Parmalat Finanziaria S.p.A. was admitted into insolvency proceedings in Italy, known as “extraordinary administration.” The Corporation, through certain of its subsidiaries, including BANA, provided financial services and extended credit to Parmalat and its related entities. On June 21, 2004, Extraordinary Commissioner Dr. Enrico Bondi filed with the Italian Ministry of Production Activities a plan of reorganization for the restructuring of the companies of the Parmalat group that are included in the Italian extraordinary administration proceeding.

In July 2004, the Italian Ministry of Production Activities approved the Extraordinary Commissioner’s restructuring plan, as amended, for the Parmalat group companies that are included in the Italian extraordinary administration proceeding. This plan was approved by the voting creditors of Parmalat and subsequently, on October 1, 2005, the Court of Parma, Italy issued its decision approving those claimants who would be recognized as creditors in the proceeding.

Litigation and investigations relating to Parmalat are pending in both Italy and the United States, and the Corporation is responding to inquiries concerning Parmalat from regulatory and law enforcement authorities in Italy and the United States.

Proceedings in Italy

On May 26, 2004, the Public Prosecutor’s Office for the Court of Milan, Italy filed criminal charges against Luca Sala, Luis Moncada, and Antonio Luzi, three former employees, alleging the crime of market manipulation in connection with a press release issued by Parmalat. The Public Prosecutor’s Office also filed a related charge against the

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Corporation asserting administrative liability based on an alleged failure to maintain an organizational model sufficient to prevent the alleged criminal activities of its former employees. Preliminary hearings began on this charge on February 22, 2006.

The main trial of the market manipulation charges against Messrs. Luzi, Moncada, and Sala began in the Court of Milan, Italy on September 28, 2005. Hearing dates in this trial are currently set through June 2006. The Corporation is participating in this trial as a party that has been damaged by the alleged actions of defendants other than its former employees, including former Parmalat officials. Additionally, pursuant to a December 19, 2005 court ruling, other third parties are participating in the trial who claim damages against BANA as a result of the alleged criminal violations of the Corporation’s former employees and other defendants.

Separately, The Public Prosecutor’s Office for the Court of Parma, Italy is conducting an investigation into the collapse of Parmalat. The Corporation has cooperated, and continues to cooperate, with The Public Prosecutor’s Office with respect to this investigation. The Public Prosecutor’s Office has given notice of its intention to file charges, including a charge of the crime of fraudulent bankruptcy under Italian criminal law, in connection with this investigation against the same three former employees of the Corporation who are named in the Milan criminal proceedings, Messrs. Luzi, Moncada and Sala.

Proceedings in the United States

On March 5, 2004, a First Amended Complaint was filed in a putative securities class action pending in the U.S. District Court for the Southern District of New York entitled Southern Alaska Carpenters Pension Fund et al. v. Bonlat Financing Corporation et al., which names the Corporation as a defendant. The action is brought on behalf of a putative class of purchasers of Parmalat securities. The First Amended Complaint alleges causes of action against the Corporation for violations of the federal securities laws based upon the Corporation’s alleged role in the alleged Parmalat accounting fraud. This action was consolidated with several other putative class actions filed against multiple defendants, and on October 18, 2004, an Amended Consolidated Complaint was filed. Unspecified damages are being sought. On July 13, 2005, the court granted in its entirety the motion to dismiss filed by the Corporation, BANA and Banc of America Securities Limited in the consolidated putative class actions. The court granted the plaintiffs a right to file a second amended complaint. After the filing of the second amended complaint and the Corporation’s motion to dismiss such complaint, on February 9, 2006, the court granted the Corporation’s motion to dismiss in part, allowing the plaintiff to proceed on claims with respect to two transactions entered into between the Corporation and Parmalat. On February 27, 2006, the Corporation filed its answer to the second amended complaint.

On October 7, 2004, Enrico Bondi filed an action in the U.S. District Court for the Western District of North Carolina on behalf of Parmalat and its shareholders and creditors against the Corporation and various related entities, entitled Dr. Enrico Bondi, Extraordinary Commissioner of Parmalat Finanziaria, S.p.A., et al. v. Bank of America Corporation, et al. (the Bondi Action). The complaint alleges federal and state RICO claims and various state law claims, including fraud. The complaint seeks damages in excess of $10.0 billion. The Bondi Action was transferred to the U.S. District Court for the Southern District of New York for coordinated pre-trial purposes with the putative class actions and other related cases against non-Bank of America defendants under the caption In re Parmalat Securities Litigation.

On August 5, 2005, the U.S. District Court for the Southern District of New York granted the Corporation’s motion to dismiss the Bondi Action in part, dismissing ten of the twelve counts. After the plaintiff’s filing of a First Amended Complaint on September 9, 2005, and the Corporation’s motion to dismiss such complaint on January 31, 2006, the court granted the Corporation’s motion to dismiss in part, allowing the plaintiff to proceed on the previously dismissed claims with respect to three transactions entered into between the Corporation and Parmalat. On February 10, 2006, the Corporation filed its answer to the First Amended Complaint and also its request to file counterclaims in the Bondi Action.

On November 23, 2005, the Official Liquidators of Food Holdings Limited and Dairy Holdings Limited, two entities in liquidation proceedings in the Cayman Islands, filed a complaint in the U.S. District Court for the Southern District of New York against the Corporation and several related entities, entitled Food Holdings Ltd, et al. v. Bank of America Corp., et al. (the Food Holdings Action). The complaint in the Food Holdings Action alleges that the Corporation and other defendants conspired with Parmalat in carrying out transactions involving the plaintiffs in connection with the funding of Parmalat’s Brazilian entities, and it asserts claims for fraud, negligent misrepresentation, breach of fiduciary duty and other related claims. The complaint seeks damages in excess of $400 million. The Food Holdings Action was consolidated for pretrial purposes with the other pending actions in the In Re Parmalat Securities Litigation matter.

On November 23, 2005, the Provisional Liquidators of Parmalat Capital Finance Limited (PCFL) (who are also the Official Liquidators of Food Holdings Ltd. and Dairy Holdings Ltd.) filed a complaint against the Corporation and

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

several related entities in North Carolina state court for Mecklenburg County, entitled Parmalat Capital Finance Limited v. Bank of America Corp., et al. (the PCFL Action). PCFL is a Cayman Islands corporation that is in liquidation proceedings in Grand Cayman. The PCFL Action alleges that the Corporation and other defendants conspired with Parmalat insiders to loot and divert monies from PCFL, and it asserts claims for breach of fiduciary duty, aiding and abetting breach of fiduciary duty and other related claims. PCFL asserts that it lost hundreds of millions of dollars as a direct result of the Corporation’s activities. The Corporation has filed a notice of removal to the U.S. District Court for the Western District of North Carolina. The PCFL Action has been transferred to the U.S. District Court for the Southern District of New York for coordinated pre-trial purposes with the other Parmalat-related proceedings.

On December 15, 2005, certain purchasers of Parmalat-related private placement offerings filed first amended petitions against the Corporation and various related entities in state courts in Iowa, entitled Principal Global Investors, LLC, et al. v. Bank of America Corporation, et al. (Principal Global Investors) and Monumental Life Insurance Company, et al. v. Bank of America Corporation, et al. (Monumental Life Insurance Company). The actions allege violations of Iowa state securities law and various state law claims, and seek rescission and unspecified damages based upon the Corporation’s and related entities’ alleged roles in certain private placement offerings issued by Parmalat-related companies. On January 4 and 5, 2006, respectively, the Principal Global Investors case was removed to the U.S. District Court for the Southern District of Iowa, and the Monumental Life Insurance Company case was removed to the U.S. District Court for the Northern District of Iowa. On February 13, 2006, the Corporation filed its answers to each of these complaints. On February 15, 2006, these cases were consolidated for pretrial purposes with the In Re Parmalat Securities Litigation matter.

On January 18, 2006, Gerald K. Smith, in his capacity as Trustee of Farmland Dairies LLC Litigation Trust, filed a complaint against the Corporation, BANA, BAS, BASL, Bank of America National Trust & Savings Association and BankAmerica International Limited, as well as other financial institutions and accounting firms, in the U.S. District Court for the Southern District of New York, entitled Gerald K. Smith, Litigation Trustee v. Bank of America Corporation, et al. (the “Farmland Action”). Prior to bankruptcy restructuring, Farmland Dairies LLC was a wholly-owned subsidiary of Parmalat USA Corporation, which was a wholly-owned subsidiary of Parmalat SpA. The Farmland Action asserts claims of aiding and abetting, breach of fiduciary duty, civil conspiracy and related claims against the Bank of America defendants and other defendants. The plaintiff seeks unspecified damages. On February 23, 2006, the plaintiff filed its first amended complaint.

Pension Plan Matters

The Corporation is a defendant in a putative class action entitled William L. Pender, et al. v. Bank of America Corporation, et al. (formerly captioned Anita Pothier, et al. v. Bank of America Corporation, et al.), which was initially filed June 2004 in the U.S. District Court for the Southern District of Illinois and subsequently transferred to the U.S. District Court for the Western District of North Carolina. The action is brought on behalf of participants in or beneficiaries of The Bank of America Pension Plan (formerly known as the NationsBank Cash Balance Plan) and The Bank of America 401(k) Plan (formerly known as the NationsBank 401(k) Plan). The Third Amended Complaint names as defendants the Corporation, BANA, The Bank of America Pension Plan, The Bank of America 401(k) Plan, the Bank of America Corporation Corporate Benefits Committee and various members thereof, and PricewaterhouseCoopers LLP. The two named plaintiffs are alleged to be a current and a former participant in The Bank of America Pension Plan and 401(k) Plan.

The Third Amended Complaint alleges the defendants violated various provisions of ERISA, including that the design of The Bank of America Pension Plan violated ERISA’s defined benefit pension plan standards and that such plan’s definition of normal retirement age is invalid. In addition, the complaint alleges age discrimination in the design and operation of The Bank of America Pension Plan, unlawful lump sum benefit calculation, violation of ERISA’s “anti-backloading” rule, improper benefit to the Corporation and its predecessor, and various prohibited transactions and fiduciary breaches. The complaint further alleges that certain voluntary transfers of assets by participants in The Bank of America 401(k) Plan to The Bank of America Pension Plan violated ERISA.

The complaint alleges that current and former participants in these plans are entitled to greater benefits and seeks declaratory relief, monetary relief in an unspecified amount, equitable relief, including an order reforming The Bank of America Pension Plan, attorneys’ fees and interest.

The court has scheduled the case for trial in September 2006. On September 25, 2005, defendants moved to dismiss the Third Amended Complaint. The motion is pending.

On December 1, 2005, the named plaintiffs moved to certify classes consisting of, among others, (1) all persons who accrued or who are currently accruing benefits under The Bank of America Pension Plan and (2) all persons who elected

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Notes to Consolidated Financial Statements—(Continued)

to have amounts representing their account balances under The Bank of America 401(k) Plan transferred to The Bank of America Pension Plan. The motion for class certification is pending.

The IRS is conducting an audit of the 1998 and 1999 tax returns of The Bank of America Pension Plan and The Bank of America 401(k) Plan. This audit includes a review of voluntary transfers by participants of 401(k) Plan assets to The Bank of America Pension Plan and whether such transfers were in accordance with applicable law. In December 2005, the Corporation received a Technical Advice Memorandum from the National Office of the IRS that concludes that the amendments made to The Bank of America 401(k) Plan in 1998 to permit the voluntary transfers to The Bank of America Pension Plan violated the anti-cutback rule of Section 411(d)(6) of the Internal Revenue Code. The Corporation continues to participate in administrative proceedings with the IRS regarding issues raised in the audit.

On September 29, 2004, a separate putative class action, entitled Donna C. Richards v. FleetBoston Financial Corp. and the FleetBoston Financial Pension Plan (Fleet Pension Plan), was filed in the U.S. District Court for the District of Connecticut on behalf of all former and current Fleet employees who on December 31, 1996, were not at least age 50 with 15 years of vesting service and who participated in the Fleet Pension Plan before January 1, 1997, and who have participated in the Fleet Pension Plan at any time since January 1, 1997.

The complaint alleges that FleetBoston or its predecessor violated ERISA by amending the Fleet Financial Group, Inc. Pension Plan (a predecessor to the Fleet Pension Plan) to add a cash balance benefit formula without notifying participants that the amendment significantly reduced their plan benefits, by conditioning the amount of benefits payable under the Fleet Pension Plan upon the form of benefit elected, by reducing the rate of benefit accruals on account of age, and by failing to inform participants of the correct amount of their pensions and related claims. The complaint also alleges that the Fleet Pension Plan violates the “anti-backloading” rule of ERISA.

The complaint seeks equitable and remedial relief, including a declaration that the cash balance amendment to the Fleet Pension Plan was ineffective, additional unspecified benefit payments, attorneys’ fees and interest.

On December 28, 2004, plaintiff filed a motion for class certification. On January 25, 2005, the defendants moved to dismiss the action. These motions are pending.

Refco

Beginning in October 2005, BAS was named as a defendant in several federal class action and derivative lawsuits filed in the U.S. District Court for the Southern District of New York relating to Refco Inc. The lawsuits variously name as other defendants Refco’s outside auditors, certain officers and directors of Refco, other financial services companies (including in two cases the Corporation), and other individuals and companies. The actions allege violations of federal securities laws and state laws in connection with the sale of Refco securities, including the Refco senior subordinated notes offering in August 2004 and the Refco initial public offering in August 2005. Customers of Refco have also named BAS, the Corporation and other underwriters as defendants in a federal class action under the federal securities laws. The complaints seek unspecified damages. BAS is also responding to various regulatory inquiries relating to Refco.

Trading and Research Activities

The SEC has been conducting a formal investigation with respect to certain trading and research-related activities of BAS. These matters primarily arose during the period 1999-2001 in BAS’ San Francisco operations. In September 2005, the SEC staff advised BAS that it intends to recommend to the SEC an enforcement action against BAS in connection with these matters. This matter remains pending.

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Notes to Consolidated Financial Statements—(Continued)

Note 14—Shareholders’ Equity and Earnings Per Common Share

The following table presents share repurchase activity for the three months and years ended December 31, 2005, 2004 and 2003, including total common shares repurchased under announced programs, weighted average per share price and the remaining buyback authority under announced programs.

(Dollars in millions, except per share information; shares in thousands)	Number of Common Shares Repurchased under Announced Programs(1)	Weighted Average Per Share Price(1)	Remaining Buyback Authority under Announced Programs(2)
			Dollars	Shares
Three months ended March 31, 2005	43,214	$46.05	$14,688	237,411
Three months ended June 30, 2005	40,300	45.38	12,859	197,111
Three months ended September 30, 2005	10,673	43.32	11,403	186,438

October 1-31, 2005	0	0.00	11,403	186,438
November 1-30, 2005	11,550	45.38	10,879	174,888
December 1-31, 2005	20,700	46.42	9,918	154,188

Three months ended December 31, 2005	32,250	46.05

Year ended December 31, 2005	126,437	45.61

(Dollars in millions, except per share information; shares in thousands)	Number of Common Shares Repurchased under Announced Programs(3)	Weighted Average Per Share Price(3)	Remaining Buyback Authority under Announced Programs(4)
			Dollars	Shares
Three months ended March 31, 2004	24,306	$40.03	$12,378	204,178
Three months ended June 30, 2004	49,060	41.07	7,978	155,118
Three months ended September 30, 2004	40,430	43.56	6,217	114,688

October 1-31, 2004	16,102	44.24	5,505	98,586
November 1-30, 2004	11,673	45.84	4,969	86,913
December 1-31, 2004	6,288	46.32	4,678	80,625

Three months ended December 31, 2004	34,063	45.17

Year ended December 31, 2004	147,859	42.52

(Dollars in millions, except per share information; shares in thousands)	Number of Common Shares Repurchased under Announced Programs(5)	Weighted Average Per Share Price(5)	Remaining Buyback Authority under Announced Programs(6)
			Dollars	Shares
Three months ended March 31, 2003	36,800	$34.24	$13,930	270,370
Three months ended June 30, 2003	60,600	37.62	10,610	209,770
Three months ended September 30, 2003	50,230	40.32	8,585	159,540

October 1-31, 2003	13,800	40.28	8,029	145,740
November 1-30, 2003	64,212	37.68	5,610	81,528
December 1-31, 2003	33,044	38.10	4,351	48,484

Three months ended December 31, 2003	111,056	38.13

Year ended December 31, 2003	258,686	37.88

(1)	Reduced Shareholders’ Equity by $5.8 billion and increased diluted earnings per common share by $0.05 in 2005. These repurchases were partially offset by the issuance of approximately 79.6 million shares of common stock under employee plans, which increased Shareholders’ Equity by $3.1 billion, net of $145 million of deferred compensation related to restricted stock awards, and decreased diluted earnings per common share by $0.04 in 2005.
(2)	On January 28, 2004, the Board authorized a stock repurchase program of up to 180 million shares of the Corporation’s common stock at an aggregate cost not to exceed $9.0 billion. This repurchase plan was completed during the third quarter of 2005. On March 22, 2005, the Board authorized an additional stock repurchase program of up to 200 million shares of the Corporation’s common stock at an aggregate cost not to exceed $12.0 billion and to be completed within a period of 18 months.
(3)	Reduced Shareholders’ Equity by $6.3 billion and increased diluted earnings per common share by $0.06 in 2004. These repurchases were partially offset by the issuance of approximately 121 million shares of common stock under employee plans, which increased Shareholders’ Equity by $3.9 billion, net of $127 million of deferred compensation related to restricted stock awards, and decreased diluted earnings per common share by $0.06 in 2004.
(4)	On January 22, 2003, the Board authorized a stock repurchase program of up to 260 million shares of the Corporation’s common stock at an aggregate cost of $12.5 billion. This repurchase plan was completed during the second quarter of 2004. On January 28, 2004, the Board authorized a stock repurchase program of up to 180 million shares of the Corporation’s common stock at an aggregate cost not to exceed $9.0 billion. This repurchase plan was completed during the third quarter of 2005.
(5)	Reduced Shareholders’ Equity by $9.8 billion and increased diluted earnings per common share by $0.11 in 2003. These repurchases were partially offset by the issuance of approximately 139 million shares of common stock under employee plans, which increased Shareholders’ Equity by $4.2 billion, net of $123 million of deferred compensation related to restricted stock awards, and decreased diluted earnings per common share by $0.08 in 2003.
(6)	On December 11, 2001, the Board authorized a stock repurchase program of up to 260 million shares of the Corporation’s common stock at an aggregate cost of up to $10.0 billion. This repurchase plan was completed during the second quarter of 2003. On January 22, 2003, the Board authorized a stock repurchase program of up to 260 million shares of the Corporation’s common stock at an aggregate cost of $12.5 billion. This repurchase plan was completed during the second quarter of 2004.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The Corporation will continue to repurchase shares, from time to time, in the open market or in private transactions through the Corporation’s approved repurchase programs. The Corporation expects to continue to repurchase a number of shares of common stock at least equal to any shares issued under the Corporation’s employee stock plans.

At December 31, 2005, the Corporation had 690,000 shares authorized and 382,450 shares, or $96 million, outstanding of Bank of America 6.75% Perpetual Preferred Stock with a stated value of $250 per share. Ownership is held in the form of depositary shares paying dividends quarterly at an annual rate of 6.75 percent. On or after April 15, 2006, the Corporation may redeem Bank of America 6.75% Perpetual Preferred Stock, in whole or in part, at its option, at $250 per share, plus accrued and unpaid dividends.

The Corporation also had 805,000 shares authorized and 700,000 shares, or $175 million, outstanding of Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock with a stated value of $250 per share. Ownership is held in the form of depositary shares paying dividends quarterly at an annual rate of 6.60 percent through April 1, 2006. After April 1, 2006, the dividend rate on Fixed/Adjustable Rate Cumulative Preferred Stock will be a rate per annum equal to 0.50 percent plus the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate, and the Thirty Year Constant Maturity Rate, as each term is defined in BAC’s Amended and Restated Certificate of Designations establishing the Fixed/Adjustable Rate Cumulative Preferred Stock. The applicable rate per annum for any dividend period beginning on or after April 1, 2006 will not be less than 7.00 percent nor greater than 13.00 percent. On or after April 1, 2006, the Corporation may redeem Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock, in whole or in part, at its option, at $250 per share, plus accrued and unpaid dividends.

In addition to the preferred stock described above, the Corporation had 35,045 shares authorized and 7,739 shares, or $1 million, outstanding of the Series B Preferred Stock with a stated value of $100 per share paying dividends quarterly at an annual rate of 7.00 percent. The Corporation may redeem the Series B Preferred Stock, in whole or in part, at its option, at $100 per share, plus accrued and unpaid dividends.

All preferred stock outstanding has preference over our common stock with respect to the payment of dividends and distribution of our assets in the event of a liquidation or dissolution. Except in certain circumstances, the holders of preferred stock have no voting rights.

The following table presents the changes in Accumulated OCI for 2005 and 2004.

(Dollars in millions)(1)	Securities	Derivatives(2)	Other	Total
Balance, December 31, 2003 (Restated)	$(70)	$(2,094)	$(270)	$(2,434)
Net change in fair value recorded in Accumulated OCI	1,088	(294)	(18)	776
Less: Net gains (losses) reclassified into earnings(3)	1,215	(109)	—	1,106

Balance, December 31, 2004 (Restated)	(197)	(2,279)	(288)	(2,764)

Net change in fair value recorded in Accumulated OCI	(1,907)	(2,225)	48	(4,084)
Less: Net gains (losses) reclassified into earnings(3)	874	(166)	—	708

Balance, December 31, 2005	$(2,978)	$(4,338)	$(240)	$(7,556)

(1)	Amounts shown are net-of-tax.

(2)	The amount included in Accumulated OCI for terminated derivative contracts was a loss of $2.5 billion and a gain of $143 million, net-of-tax, at December 31, 2005 and 2004.

(3)	Included in this line item are amounts related to derivatives used in cash flow hedge relationships. These amounts are reclassified into earnings in the same period or periods during which the hedged forecasted transaction affects earnings.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The calculation of earnings per common share and diluted earnings per common share for 2005, 2004 and 2003 is presented below. See Note 1 of the Consolidated Financial Statements for a discussion on the calculation of earnings per common share.

(Dollars in millions, except per share information; shares in thousands)	2005	2004 (Restated)	2003 (Restated)
Earnings per common share
Net income	$16,465	$13,947	$10,762
Preferred stock dividends	(18)	(16)	(4)

Net income available to common shareholders	$16,447	$13,931	$10,758

Average common shares issued and outstanding	4,008,688	3,758,507	2,973,407

Earnings per common share	$4.10	$3.71	$3.62

Diluted earnings per common share
Net income available to common shareholders	$16,447	$13,931	$10,758
Convertible preferred stock dividends	—	2	4

Net income available to common shareholders and assumed conversions	$16,447	$13,933	$10,762

Average common shares issued and outstanding	4,008,688	3,758,507	2,973,407
Dilutive potential common shares(1, 2)	59,452	65,436	56,949

Total diluted average common shares issued and outstanding	4,068,140	3,823,943	3,030,356

Diluted earnings per common share	$4.04	$3.64	$3.55

(1)	For 2005, 2004 and 2003, average options to purchase 39 million, 62 million and 34 million shares, respectively, were outstanding but not included in the computation of earnings per common share because they were antidilutive.
(2)	Includes incremental shares from assumed conversions of convertible preferred stock, restricted stock units, restricted stock shares and stock options.

Effective for the third quarter dividend, the Board increased the quarterly cash dividend 11 percent from $0.45 to $0.50 per common share. In October 2005, the Board declared a fourth quarter cash dividend which was paid on December 23, 2005 to common shareholders of record on December 2, 2005. In January 2006, the Board declared a quarterly cash dividend of $0.50 per common share payable on March 24, 2006 to shareholders of record on March 3, 2006.

Note 15—Regulatory Requirements and Restrictions

The Board of Governors of the Federal Reserve System (FRB) requires the Corporation’s banking subsidiaries to maintain reserve balances based on a percentage of certain deposits. Average daily reserve balances required by the FRB were $6.4 billion and $6.3 billion for 2005 and 2004. Currency and coin residing in branches and cash vaults (vault cash) are used to partially satisfy the reserve requirement. The average daily reserve balances, in excess of vault cash, held with the Federal Reserve Bank amounted to $361 million and $627 million for 2005 and 2004.

The primary source of funds for cash distributions by the Corporation to its shareholders is dividends received from its banking subsidiaries. Bank of America, N.A., Bank of America, N.A. (USA) and Fleet National Bank declared and paid dividends of $7.4 billion, $1.9 billion and $750 million, respectively, for 2005 to the parent. On June 13, 2005, Fleet National Bank merged with and into Bank of America, N.A., with Bank of America, N.A. as the surviving entity. In 2006, Bank of America, N.A. and Bank of America, N.A. (USA) can declare and pay dividends to the parent of $12.1 billion and $879 million plus an additional amount equal to its net profits for 2006, as defined by statute, up to the date of any such dividend declaration. The other subsidiary national banks can initiate aggregate dividend payments in 2006 of $44 million plus an additional amount equal to their net profits for 2006, as defined by statute, up to the date of any such dividend declaration. The amount of dividends that each subsidiary bank may declare in a calendar year without approval by the OCC is the subsidiary bank’s net profits for that year combined with its net retained profits, as defined, for the preceding two years.

The FRB, the OCC and the Federal Deposit Insurance Corporation (collectively, the Agencies) have issued regulatory capital guidelines for U.S. banking organizations. Failure to meet the capital requirements can initiate certain mandatory and discretionary actions by regulators that could have a material effect on the Corporation’s financial statements. At December 31, 2005 and 2004, the Corporation, Bank of America, N.A. and Bank of America,

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

N.A. (USA) were classified as well-capitalized under this regulatory framework. There have been no conditions or events since December 31, 2005 that management believes have changed the Corporation’s, Bank of America, N.A.’s and Bank of America, N.A. (USA)’s capital classifications.

The regulatory capital guidelines measure capital in relation to the credit and market risks of both on and off-balance sheet items using various risk weights. Under the regulatory capital guidelines, Total Capital consists of three tiers of capital. Tier 1 Capital includes Common Shareholders’ Equity, Trust Securities, minority interests and qualifying Preferred Stock, less Goodwill and other adjustments. Tier 2 Capital consists of Preferred Stock not qualifying as Tier 1 Capital, mandatory convertible debt, limited amounts of subordinated debt, other qualifying term debt, the allowance for credit losses up to 1.25 percent of risk-weighted assets and other adjustments. Tier 3 Capital includes subordinated debt that is unsecured, fully paid, has an original maturity of at least two years, is not redeemable before maturity without prior approval by the FRB and includes a lock-in clause precluding payment of either interest or principal if the payment would cause the issuing bank’s risk-based capital ratio to fall or remain below the required minimum. Tier 3 Capital can only be used to satisfy the Corporation’s market risk capital requirement and may not be used to support its credit risk requirement. At December 31, 2005 and 2004, the Corporation had no subordinated debt that qualified as Tier 3 Capital.

Certain corporate sponsored trust companies which issue trust preferred securities (Trust Securities) are not consolidated under FIN 46R. As a result, the Trust Securities are not included on our Consolidated Balance Sheets. On March 1, 2005, the FRB issued Risk-Based Capital Standards: Trust Preferred Securities and the Definition of Capital (the Final Rule) which allows Trust Securities to continue to qualify as Tier 1 Capital with revised quantitative limits that would be effective after a five-year transition period. As a result, Trust Securities are included in Tier 1 Capital.

The FRB’s Final Rule limits restricted core capital elements to 15 percent for internationally active bank holding companies. Internationally active bank holding companies are those with consolidated assets greater than $250 billion or on-balance sheet exposure greater than $10 billion. At December 31, 2005, our restricted core capital elements comprised 16.6 percent of total core capital elements. In addition, the FRB revised the qualitative standards for capital instruments included in regulatory capital. We expect to be fully compliant with the revised limits prior to the implementation date of March 31, 2009.

On July 28, 2004, the FRB and other regulatory agencies issued the Final Capital Rule for Consolidated Asset-backed Commercial Paper Program Assets (the Final Rule). The Final Rule allows companies to exclude from risk-weighted assets, the assets of consolidated asset-backed commercial paper (ABCP) conduits when calculating Tier 1 and Total Risk-based Capital ratios. The Final Rule also requires that liquidity commitments provided by the Corporation to ABCP conduits, whether consolidated or not, be included in the capital calculations. The Final Rule was effective September 30, 2004. There was no material impact to Tier 1 and Total Risk-based Capital as a result of the adoption of this rule.

To meet minimum, adequately-capitalized regulatory requirements, an institution must maintain a Tier 1 Capital ratio of four percent and a Total Capital ratio of eight percent. A well-capitalized institution must generally maintain capital ratios 200 bps higher than the minimum guidelines. The risk-based capital rules have been further supplemented by a leverage ratio, defined as Tier 1 Capital divided by adjusted quarterly average Total Assets, after certain adjustments. The leverage ratio guidelines establish a minimum of three percent. Banking organizations must maintain a leverage capital ratio of at least five percent to be classified as well-capitalized. As of December 31, 2005, the Corporation was classified as well-capitalized for regulatory purposes, the highest classification.

Net Unrealized Gains (Losses) on AFS Debt Securities, Net Unrealized Gains on AFS Marketable Equity Securities and the Net Unrealized Gains (Losses) on Derivatives included in Shareholders’ Equity at December 31, 2005 and 2004, are excluded from the calculations of Tier 1 Capital and leverage ratios. The Total Capital ratio excludes all of the above with the exception of up to 45 percent of Net Unrealized Gains on AFS Marketable Equity Securities.

Regulatory Capital Developments

In June 2004, the Basel Committee on Banking Supervision issued a new set of risk-based capital standards (Basel II) with the intent of more closely aligning regulatory capital requirements with underlying risk. In August 2003, the U.S. regulatory agencies drafted the Advanced Notice of Proposed Rulemaking to establish a comparable rule for large U.S. financial institutions. The final rule, which is expected to be issued during the second quarter of 2006, will provide us with clarification as to the requirements under U.S. regulations.

Several of our international units will begin implementing Basel II locally during 2006, with full implementation by 2007. U.S. regulatory agencies have delayed implementation of Basel II for the consolidated entity until 2008. During

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

2008, we will operate in a parallel testing environment, where current regulatory capital measures will be utilized simultaneously with the new rules. However, in 2009 and until at least 2011, the U.S. is expected to impose floors (limits) on capital reductions when compared to current measures.

Regulatory Capital

	December 31
	2005			2004
				(Restated)
	Actual		Minimum Required(1)	Actual		Minimum Required(1)
(Dollars in millions)	Ratio	Amount		Ratio	Amount
Risk-based capital
Tier 1
Bank of America Corporation	8.25%	$74,375	$36,059	8.20%	$65,049	$31,735
Bank of America, N.A.	8.70	69,547	31,987	8.23	46,546	22,628
Fleet National Bank(2)	—	—	—	10.10	14,741	5,837
Bank of America, N.A. (USA)	8.66	5,567	2,570	8.54	3,879	1,817
Total
Bank of America Corporation	11.08	99,901	72,118	11.73	93,034	63,470
Bank of America, N.A.	10.73	85,773	63,973	10.27	58,079	45,255
Fleet National Bank(2)	—	—	—	13.32	19,430	11,673
Bank of America, N.A. (USA)	11.46	7,361	5,140	11.93	5,418	3,634
Leverage
Bank of America Corporation	5.91	74,375	37,732	5.89	65,049	33,141
Bank of America, N.A.	6.69	69,547	31,192	6.22	46,546	22,444
Fleet National Bank(2)	—	—	—	8.15	14,741	5,427
Bank of America, N.A. (USA)	9.37	5,567	1,783	9.19	3,879	1,266

(1)	Dollar amount required to meet guidelines for adequately capitalized institutions.
(2)	On June 13, 2005, Fleet National Bank merged with and into Bank of America, N.A., with Bank of America, N.A. as the surviving entity.

Note 16—Employee Benefit Plans

Pension and Postretirement Plans

The Corporation sponsors noncontributory trusteed qualified pension plans that cover substantially all officers and employees. The plans provide defined benefits based on an employee’s compensation, age and years of service. The Bank of America Pension Plan (the Pension Plan) provides participants with compensation credits, based on age and years of service. The Pension Plan allows participants to select from various earnings measures, which are based on the returns of certain funds or common stock of the Corporation. The participant-selected earnings measures determine the earnings rate on the individual participant account balances in the Pension Plan. Participants may elect to modify earnings measure allocations on a periodic basis subject to the provisions of the Pension Plan. The benefits become vested upon completion of five years of service. It is the policy of the Corporation to fund not less than the minimum funding amount required by ERISA.

The Pension Plan has a balance guarantee feature, applied at the time a benefit payment is made from the plan, that protects participant balances transferred and certain compensation credits from future market downturns. The Corporation is responsible for funding any shortfall on the guarantee feature.

The Corporation sponsors a number of noncontributory, nonqualified pension plans. These plans, which are unfunded, provide defined pension benefits to certain employees.

In addition to retirement pension benefits, full-time, salaried employees and certain part-time employees may become eligible to continue participation as retirees in health care and/or life insurance plans sponsored by the Corporation. Based on the other provisions of the individual plans, certain retirees may also have the cost of these benefits partially paid by the Corporation.

As a result of the FleetBoston merger, the Corporation assumed the obligations related to the plans of former FleetBoston. These plans are substantially similar to the legacy Bank of America plans discussed above, however, the

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

FleetBoston Financial Pension Plan does not allow participants to select various earnings measures; rather the earnings rate is based on a benchmark rate. The tables within this Note include the information related to these plans beginning on April 1, 2004.

Reflected in these results are key changes to the Postretirement Health and Life Plans and the Nonqualified Pension Plans. On December 8, 2003, the President signed the Medicare Act into law. The Medicare Act introduces a voluntary prescription drug benefit under Medicare as well as a federal subsidy to sponsors of retiree health care plans that provide at least an actuarially equivalent benefit. In the third quarter of 2004, the Corporation adopted FSP No. 106-2, which resulted in a reduction of $53 million in the Corporation’s accumulated postretirement benefit obligation. In addition, the Corporation’s net periodic benefit cost for other postretirement benefits was decreased by $15 million for 2004 as a result of the remeasurement.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The following table summarizes the changes in the fair value of plan assets, changes in the projected benefit obligation (PBO), the funded status of both the accumulated benefit obligation (ABO) and the PBO, and the weighted average assumptions used to determine benefit obligations for the pension plans and postretirement plans at December 31, 2005 and 2004. Prepaid and accrued benefit costs are reflected in Other Assets, and Accrued Expenses and Other Liabilities on the Consolidated Balance Sheet. The discount rate assumption is based on a cash flow matching technique and this assumption is subject to change each year. This technique utilizes a yield curve based upon Moody’s Aa corporate bonds with cash flows that match estimated benefit payments to produce the discount rate assumption. For the Pension Plan and the FleetBoston Pension Plan (the Qualified Pension Plans), as well as the Postretirement Health and Life Plans, the discount rate at December 31, 2005, was 5.50 percent. For both the Qualified Pension Plans and the Postretirement Health and Life Plans, the expected long-term return on plan assets will be 8.00 percent for 2006. The expected return on plan assets is determined using the calculated market-related value for the Qualified Pension Plans and the fair value for the Postretirement Health and Life Plans. The asset valuation method for the Qualified Pension Plans recognizes 60 percent of the market gains or losses in the first year, with the remaining 40 percent spread equally over the next four years.

	Qualified Pension Plans(1)		Nonqualified Pension Plans(1)		Postretirement Health and Life Plans(1)
(Dollars in millions)	2005	2004	2005	2004	2005	2004
Change in fair value of plan assets
(Primarily listed stocks, fixed income and real estate)
Fair value, January 1	$12,153	$8,975	$1	$—	$166	$156
FleetBoston balance, April 1, 2004	—	2,277	—	1	—	45
Actual return on plan assets	803	1,447	—	—	11	25
Company contributions(2)	1,000	200	118	63	27	40
Plan participant contributions	—	—	—	—	98	82
Benefits paid	(859)	(746)	(118)	(63)	(176)	(182)

Fair value, December 31	$13,097	$12,153	$1	$1	$126	$166

Change in projected benefit obligation
Projected benefit obligation, January 1	$11,461	$8,428	$1,094	$712	$1,352	$1,127
FleetBoston balance, April 1, 2004	—	2,045	—	377	—	196
Service cost	261	257	11	27	11	9
Interest cost	643	623	61	62	78	76
Plan participant contributions	—	—	—	—	98	82
Plan amendments	(77)	19	(1)	(74)	—	(12)
Actuarial loss	261	835	61	53	57	56
Benefits paid	(859)	(746)	(118)	(63)	(176)	(182)

Projected benefit obligation, December 31	$11,690	$11,461	$1,108	$1,094	$1,420	$1,352

Funded status, December 31
Accumulated benefit obligation (ABO)	$11,383	$11,025	$1,085	$1,080	n/a	n/a
Overfunded (unfunded) status of ABO	1,714	1,128	(1,084)	(1,079)	n/a	n/a
Provision for future salaries	307	436	23	14	n/a	n/a
Projected benefit obligation (PBO)	11,690	11,461	1,108	1,094	1,420	$1,352

Overfunded (unfunded) status of PBO	$1,407	$692	$(1,107)	$(1,093)	$(1,294)	$(1,186)
Unrecognized net actuarial loss	2,621	2,364	262	234	92	112
Unrecognized transition obligation	—	—	—	—	221	252
Unrecognized prior service cost	209	328	(52)	(59)	—	—

Prepaid (accrued) benefit cost	$4,237	$3,384	$(897)	$(918)	$(981)	$(822)

Weighted average assumptions, December 31
Discount rate(3)	5.50%	5.75%	5.50%	5.75%	5.50%	5.75%
Expected return on plan assets	8.50	8.50	n/a	n/a	8.50	8.50
Rate of compensation increase	4.00	4.00	4.00	4.00	n/a	n/a

(1)	The measurement date for the Qualified Pension Plans, Nonqualified Pension Plans, and Postretirement Health and Life Plans was December 31 of each year reported.
(2)	The Corporation’s best estimate of its contributions to be made to the Qualified Pension Plans, Nonqualified Pension Plans, and Postretirement Health and Life Plans in 2006 is $0 million, $97 million and $37 million.
(3)	In connection with the FleetBoston merger, the plans of former FleetBoston were remeasured on April 1, 2004, using a discount rate of 6.00 percent.
n/a	= not applicable

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Amounts recognized in the Consolidated Financial Statements at December 31, 2005 and 2004 were as follows:

	Qualified Pension Plans		Nonqualified Pension Plans		Postretirement Health and Life Plans
(Dollars in millions)	2005	2004	2005	2004	2005	2004
Prepaid benefit cost	$4,237	$3,384	$—	$—	$—	$—
Accrued benefit cost	—	—	(897)	(918)	(981)	(822)
Additional minimum liability	—	—	(187)	(161)	—	—
Intangible asset	—	—	—	1	—	—
Accumulated OCI	—	—	187	160	—	—

Net amount recognized at December 31	$4,237	$3,384	$(897)	$(918)	$(981)	$(822)

Net periodic pension benefit cost for 2005, 2004 and 2003 included the following components:

	Qualified Pension Plans			Nonqualified Pension Plans
(Dollars in millions)	2005	2004	2003	2005	2004	2003
Components of net periodic pension benefit cost
Service cost	$261	$257	$187	$11	$27	$25
Interest cost	643	623	514	61	62	45
Expected return on plan assets	(983)	(915)	(735)	—	—	—
Amortization of prior service cost	44	55	55	(8)	3	3
Recognized net actuarial loss	182	92	47	24	14	11
Recognized loss due to settlements and curtailments	—	—	—	9	—	—

Net periodic pension benefit cost	$147	$112	$68	$97	$106	$84

Weighted average assumptions used to determine net cost for years ended December 31
Discount rate(1)	5.75%	6.25%	6.75%	5.75%	6.25%	6.75%
Expected return on plan assets	8.50	8.50	8.50	n/a	n/a	n/a
Rate of compensation increase	4.00	4.00	4.00	4.00	4.00	4.00

(1)	In connection with the FleetBoston merger, the plans of former FleetBoston were remeasured on April 1, 2004, using a discount rate of 6.00 percent.
n/a	= not applicable

For 2005, 2004 and 2003, net periodic postretirement benefit cost included the following components:

(Dollars in millions)	2005	2004(1)	2003
Components of net periodic postretirement benefit cost
Service cost	$11	$9	$9
Interest cost	78	76	68
Expected return on plan assets	(14)	(16)	(15)
Amortization of transition obligation	31	32	32
Amortization of prior service cost	—	1	4
Recognized net actuarial loss	80	74	89

Net periodic postretirement benefit cost	$186	$176	$187

Weighted average assumptions used to determine net cost for years ended December 31
Discount rate(2)	5.75%	6.25%	6.75%
Expected return on plan assets	8.50	8.50	8.50

(1)	Includes the effect of the adoption of FSP No. 106-2, which reduced net periodic postretirement benefit cost by $15 million.
(2)	In connection with the FleetBoston merger, the plans of former FleetBoston were remeasured on April 1, 2004, using a discount rate of 6.00 percent.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Net periodic postretirement health and life expense was determined using the “projected unit credit” actuarial method. Gains and losses for all benefits except postretirement health care are recognized in accordance with the standard amortization provisions of the applicable accounting standards. For the Postretirement Health Care Plans, 50 percent of the unrecognized gain or loss at the beginning of the fiscal year (or at subsequent remeasurement) is recognized on a level basis during the year.

Assumed health care cost trend rates affect the postretirement benefit obligation and benefit cost reported for the Postretirement Health Care Plans. The assumed health care cost trend rate used to measure the expected cost of benefits covered by the Postretirement Health Care Plans was 10 percent for 2006, reducing in steps to 5 percent in 2011 and later years. A one-percentage-point increase in assumed health care cost trend rates would have increased the service and interest costs and the benefit obligation by $3 million and $51 million in 2005, $4 million and $56 million in 2004, and $4 million and $52 million in 2003. A one-percentage-point decrease in assumed health care cost trend rates would have lowered the service and interest costs and the benefit obligation by $3 million and $43 million in 2005, $3 million and $48 million in 2004, and $3 million and $48 million in 2003.

Plan Assets

The Qualified Pension Plans have been established as retirement vehicles for participants, and trusts have been established to secure benefits promised under the Qualified Pension Plans. The Corporation’s policy is to invest the trust assets in a prudent manner for the exclusive purpose of providing benefits to participants and defraying reasonable expenses of administration. The Corporation’s investment strategy is designed to provide a total return that, over the long-term, increases the ratio of assets to liabilities. The strategy attempts to maximize the investment return on assets at a level of risk deemed appropriate by the Corporation while complying with ERISA and any subsequent applicable regulations and laws. The investment strategy utilizes asset allocation as a principal determinant for establishing the risk/reward profile of the assets. Asset allocation ranges are established, periodically reviewed, and adjusted as funding levels and liability characteristics change. Active and passive investment managers are employed to help enhance the risk/return profile of the assets. An additional aspect of the investment strategy used to minimize risk (part of the asset allocation plan) includes matching the equity exposure of participant-selected earnings measures. For example, the common stock of the Corporation held in the trust is maintained as an offset to the exposure related to participants who selected to receive an earnings measure based on the return performance of common stock of the Corporation.

The Expected Return on Asset Assumption (EROA assumption) was developed through analysis of historical market returns, historical asset class volatility and correlations, current market conditions, anticipated future asset allocations, the funds’ past experience, and expectations on potential future market returns. The EROA assumption represents a long-term average view of the performance of the Qualified Pension Plans and Postretirement Health and Life Plan assets, a return that may or may not be achieved during any one calendar year. In a simplistic analysis of the EROA assumption, the building blocks used to arrive at the long-term return assumption would include an implied return from equity securities of 8.75 percent, debt securities of 5.75 percent, and real estate of 8.75 percent for all pension plans and postretirement health and life plans.

The Qualified Pension Plans’ asset allocation at December 31, 2005 and 2004 and target allocation for 2006 by asset category are as follows:

	2006 Target Allocation	Percentage of Plan Assets at December 31
Asset Category		2005	2004
Equity securities	65 – 80%	71%	75%
Debt securities	20 – 35	27	23
Real estate	0 – 5	2	2

Total		100%	100%

Equity securities include common stock of the Corporation in the amounts of $798 million (6.10 percent of total plan assets) and $871 million (7.17 percent of total plan assets) at December 31, 2005 and 2004.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The Postretirement Health and Life Plans’ asset allocation at December 31, 2005 and 2004 and target allocation for 2006 by asset category are as follows:

	2006 Target Allocation	Percentage of Plan Assets at December 31
Asset Category		2005	2004
Equity securities	50 – 70%	57%	75%
Debt securities	30 – 50	41	24
Real estate	0 – 5	2	1

Total		100%	100%

The Bank of America Postretirement Health and Life Plans had no investment in the common stock of the Corporation at December 31, 2005 or 2004. The FleetBoston Postretirement Health and Life Plans included common stock of the Corporation in the amount of $0.3 million (0.27 percent of total plan assets) at December 31, 2005 and $0.3 million (0.20 percent of total plan assets) at December 31, 2004.

Projected Benefit Payments

Benefit payments projected to be made from the Qualified Pension Plans, the Nonqualified Pension Plans and the Postretirement Health and Life Plans are as follows:

(Dollars in millions)	Qualified Pension Plans(1)	Nonqualified Pension Plans(2)	Postretirement Health and Life Plans
			Net Payments(3)	Medicare Subsidy
2006	$867	$97	$98	$3
2007	899	96	97	4
2008	925	109	97	4
2009	940	105	97	4
2010	945	109	96	4
2011 – 2015	4,885	554	447	18

(1)	Benefit payments expected to be made from the plans’ assets.
(2)	Benefit payments expected to be made from the Corporation’s assets.
(3)	Benefit payments (net of retiree contributions) expected to be made from a combination of the plans’ and the Corporation’s assets.

Defined Contribution Plans

The Corporation maintains qualified defined contribution retirement plans and nonqualified defined contribution retirement plans. As a result of the FleetBoston merger, beginning on April 1, 2004, the Corporation maintains the defined contribution plans of former FleetBoston. There are two components of the qualified defined contribution plans, the Bank of America 401(k) Plan and the FleetBoston Financial Savings Plan (the 401(k) Plans), an employee stock ownership plan (ESOP) and a profit-sharing plan.

The Corporation contributed approximately $274 million, $267 million and $204 million for 2005, 2004 and 2003, in cash and stock. Contributions in 2003 were utilized primarily to purchase the Corporation’s common stock under the terms of the Bank of America 401(k) Plan. At December 31, 2005 and 2004, an aggregate of 106 million shares and 113 million shares of the Corporation’s common stock were held by the 401(k) Plans. During 2004, the Corporation converted the ESOP Preferred Stock held by the Bank of America 401(k) Plan to common stock so that there were no outstanding shares of preferred stock at December 31, 2004 in the 401(k) Plans.

Under the terms of the ESOP Preferred Stock provision, payments to the plan for dividends on the ESOP Preferred Stock were $4 million for 2004 and 2003. Payments to the plan for dividends on the ESOP Common Stock were $207 million, $181 million and $128 million during the same years.

In addition, certain non-U.S. employees within the Corporation are covered under defined contribution pension plans that are separately administered in accordance with local laws.

Rewarding Success Plan

In 2005, the Corporation introduced a broad-based cash incentive plan for more than 140,000 associates that meet certain eligibility criteria and are below certain compensation levels. The amount of the cash award is determined based on the Corporation’s operating net income and common stock price performance for the full year. During 2005, the Corporation recorded an expense of $145 million for this plan.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Note 17—Stock-based Compensation Plans

At December 31, 2005, the Corporation had certain stock-based compensation plans that are described below. For all stock-based compensation awards issued prior to January 1, 2003, the Corporation applied the provisions of APB 25 in accounting for its stock option and award plans. Stock-based compensation plans enacted after December 31, 2002, are accounted for under the provisions of SFAS 123. For additional information on the accounting for stock-based compensation plans and pro forma disclosures, see Note 1 of the Consolidated Financial Statements.

The following table presents information on equity compensation plans at December 31, 2005:

	Number of Shares to be Issued Upon Exercise of Outstanding Options(1,4)	Weighted Average Exercise Price of Outstanding Options(2)	Number of Shares Remaining for Future Issuance Under Equity Compensation Plans(3)
Plans approved by shareholders	231,465,981	$35.91	167,163,952
Plans not approved by shareholders	20,032,226	30.63	—

Total	251,498,207	$35.47	167,163,952

(1)	Includes 10,655,618 unvested restricted stock units.
(2)	Does not take into account unvested restricted stock units.
(3)	Excludes shares to be issued upon exercise of outstanding options.
(4)	In addition to the securities presented in the table above, there were outstanding options to purchase 57,290,213 shares of the Corporation’s common stock and 1,275,565 unvested restricted stock units granted to employees of predecessor companies assumed in mergers. The weighted average option price of the assumed options was $33.69 at December 31, 2005.

The Corporation has certain stock-based compensation plans that were approved by its shareholders. These plans are the Key Employee Stock Plan and the Key Associate Stock Plan. Descriptions of the material features of these plans follow.

Key Employee Stock Plan

The Key Employee Stock Plan, as amended and restated, provided for different types of awards. These include stock options, restricted stock shares and restricted stock units. Under the plan, ten-year options to purchase approximately 260 million shares of common stock were granted through December 31, 2002, to certain employees at the closing market price on the respective grant dates. Options granted under the plan generally vest in three or four equal annual installments. At December 31, 2005, approximately 90 million options were outstanding under this plan. No further awards may be granted.

Key Associate Stock Plan

On April 24, 2002, the shareholders approved the Key Associate Stock Plan to be effective January 1, 2003. This approval authorized and reserved 200 million shares for grant in addition to the remaining amount under the Key Employee Stock Plan as of December 31, 2002, which was approximately 34 million shares plus any shares covered by awards under the Key Employee Stock Plan that terminate, expire, lapse or are cancelled after December 31, 2002. Upon the FleetBoston merger, the shareholders authorized an additional 102 million shares for grant under the Key Associate Stock Plan. At December 31, 2005, approximately 130 million options were outstanding under this plan. Approximately 18 million shares of restricted stock and restricted stock units were granted during 2005. These shares of restricted stock generally vest in three equal annual installments beginning one year from the grant date. The Corporation incurred restricted stock expense of $486 million, $288 million and $276 million in 2005, 2004 and 2003.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The Corporation has certain stock-based compensation plans that were not approved by its shareholders. These broad-based plans are the 2002 Associates Stock Option Plan and Take Ownership!. Descriptions of the material features of these plans follow.

2002 Associates Stock Option Plan

The Bank of America Corporation 2002 Associates Stock Option Plan covered all employees below a specified executive grade level. Under the plan, eligible employees received a one-time award of a predetermined number of options entitling them to purchase shares of the Corporation’s common stock. All options are nonqualified and have an exercise price equal to the fair market value on the date of grant. Approximately 108 million options were granted on February 1, 2002. The award included two performance-based vesting triggers. During 2003, the first option vesting trigger was achieved. During 2004, the second option vesting trigger was achieved. In addition, the options continue to be exercisable following termination of employment under certain circumstances. At December 31, 2005, approximately 20 million options were outstanding under this plan. The options expire on January 31, 2007. No further awards may be granted.

Take Ownership!

The Bank of America Global Associate Stock Option Program (Take Ownership!) covered all employees below a specified executive grade level. Under the plan, eligible employees received an award of a predetermined number of stock options entitling them to purchase shares of the Corporation’s common stock at the fair market value on the grant date. Options were granted on the first business day of 1999, 2000 and 2001. All options are nonqualified. At January 2, 2004, all options issued under this plan were fully vested. These options expire five years after the grant date. In addition, the options continue to be exercisable following termination of employment under certain circumstances. At December 31, 2005, approximately 134 thousand options were outstanding under this plan. No further awards may be granted. All remaining options expired January 2, 2006.

Additional stock option plans assumed in connection with various acquisitions remain outstanding and are included in the following tables. No further awards may be granted under these plans. The following tables present the status of all plans at December 31, 2005, 2004 and 2003, and changes during the years then ended:

	2005		2004		2003
Employee stock options	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at January 1	337,551,559	$32.93	320,331,380	$30.66	411,447,300	$29.10
Options assumed through acquisition	—	—	78,761,708	28.68	—	—
Granted	35,615,891	46.58	63,472,170	40.80	61,336,790	35.03
Exercised	(68,206,402)	29.89	(111,958,135)	27.77	(132,491,842)	27.72
Forfeited	(6,828,246)	38.59	(13,055,564)	34.15	(19,960,868)	31.41

Outstanding at December 31	298,132,802	35.13	337,551,559	32.93	320,331,380	30.66

Options exercisable at December 31	213,326,486	32.41	243,735,846	30.73	167,786,372	30.02

Weighted average fair value of options granted during the year		$6.48		$5.59		$6.77

	2005		2004		2003
Restricted stock/unit awards	Shares	Weighted Average Grant Price	Shares	Weighted Average Grant Price	Shares	Weighted Average Grant Price
Outstanding unvested grants at January 1	20,449,565	$37.12	16,170,546	$31.64	15,679,946	$30.37
Share obligations assumed through acquisition	—	—	7,720,476	31.62	—	—
Granted	17,599,740	46.60	10,338,327	41.03	8,893,718	34.69
Vested	(9,409,844)	37.48	(12,031,945)	29.43	(7,697,576)	32.47
Canceled	(1,361,355)	43.49	(1,747,839)	38.10	(705,542)	32.85

Outstanding unvested grants at December 31	27,278,106	$42.79	20,449,565	$37.12	16,170,546	$31.64

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The following table summarizes information about stock options outstanding at December 31, 2005:

	Outstanding Options			Options Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2005	Weighted Average Remaining Term	Weighted Average Exercise Price	Number Exercisable at December 31, 2005	Weighted Average Exercise Price
$ 5.00 – $15.00	60,888	0.2 years	$12.87	60,888	$12.87
$15.01 – $23.25	6,181,199	4.7 years	19.09	6,181,199	19.09
$23.26 – $32.75	121,675,632	4.2 years	28.93	121,674,932	28.93
$32.76 – $49.50	170,215,083	6.7 years	40.14	85,409,467	38.34

Total	298,132,802	5.6 years	$35.13	213,326,486	$32.41

Note 18—Income Taxes

The components of Income Tax Expense for 2005, 2004 and 2003 were as follows:

(Dollars in millions)	2005	2004 (Restated)	2003 (Restated)
Current income tax expense
Federal	$5,229	$6,392	$4,642
State	676	683	412
Foreign	415	405	260

Total current expense	6,320	7,480	5,314

Deferred income tax expense (benefit)
Federal	1,577	(512)	(249)
State	85	(23)	(50)
Foreign	33	16	4

Total deferred expense (benefit)	1,695	(519)	(295)

Total income tax expense(1)	$8,015	$6,961	$5,019

(1)	Does not reflect the deferred tax effects of Unrealized Gains and Losses on AFS Debt and Marketable Equity Securities, Foreign Currency Translation Adjustments and Derivatives that are included in Accumulated OCI. As a result of these tax effects, Accumulated OCI increased $2,863 million, $303 million and $1,916 million in 2005, 2004 and 2003. Also, does not reflect tax benefits associated with the Corporation’s employee stock plans which increased Common Stock and Additional Paid-in Capital $416 million, $401 million and $443 million in 2005, 2004 and 2003. Goodwill was reduced $22 million and $101 million in 2005 and 2004, reflecting the tax benefits attributable to exercises of employee stock options issued by FleetBoston which had vested prior to the merger date.

Income Tax Expense for 2005, 2004 and 2003 varied from the amount computed by applying the statutory income tax rate to Income before Income Taxes. A reconciliation between the expected federal income tax expense using the federal statutory tax rate of 35 percent to the Corporation’s actual Income Tax Expense and resulting effective tax rate for 2005, 2004 and 2003 follows:

	2005		2004 (Restated)		2003 (Restated)
(Dollars in millions)	Amount	Percent	Amount	Percent	Amount	Percent
Expected federal income tax expense	$8,568	35.0%	$7,318	35.0%	$5,523	35.0%
Increase (decrease) in taxes resulting from:
Tax-exempt income, including dividends	(605)	(2.5)	(526)	(2.5)	(325)	(2.1)
State tax expense, net of federal benefit	495	2.0	429	2.1	235	1.5
Goodwill amortization	—	—	—	—	12	0.1
IRS tax settlement	—	—	—	—	(84)	(0.5)
Low income housing credits/other credits	(423)	(1.7)	(352)	(1.7)	(212)	(1.3)
Foreign tax differential	(99)	(0.4)	(78)	(0.4)	(50)	(0.3)
Other	79	0.3	170	0.8	(80)	(0.6)

Total income tax expense	$8,015	32.7%	$6,961	33.3%	$5,019	31.8%

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

During 2002, the Corporation reached a tax settlement agreement with the IRS. This agreement resolved issues for numerous tax returns of the Corporation and various predecessor companies and finalized all federal income tax liabilities, excluding those relating to FleetBoston, through 1999. As a result of the settlement, a reduction in Income Tax Expense of $84 million in 2003 was recorded representing refunds received.

The IRS is currently examining the Corporation’s federal income tax returns for the years 2000 through 2002 as well as the tax returns of FleetBoston and certain other subsidiaries for years ranging from 1997 to 2000. The Corporation’s current estimate of the resolution of these various examinations is reflected in accrued income taxes; however, final settlement of the examinations or changes in the Corporation’s estimate may result in future income tax expense or benefit.

Significant components of the Corporation’s net deferred tax liability at December 31, 2005 and 2004 are presented in the following table.

	December 31
(Dollars in millions)	2005	2004 (Restated)
Deferred tax liabilities
Equipment lease financing	$6,455	$6,192
Intangibles	1,138	803
Investments	238	1,088
State income taxes	168	222
Fixed assets	152	47
Loan fees and expenses	142	—
Deferred gains and losses	15	251
Other	1,122	874

Gross deferred tax liabilities	9,430	9,477

Deferred tax assets
Security valuations	2,822	2,434
Allowance for credit losses	2,623	2,973
Available-for-sale securities	1,845	146
Accrued expenses	1,235	533
Employee compensation and retirement benefits	559	648
Foreign tax credit carryforward	169	467
Loan fees and expenses	—	241
Other	416	1,288

Gross deferred tax assets	9,669	8,730

Valuation allowance(1)	(253)	(155)

Total deferred tax assets, net of valuation allowance	9,416	8,575

Net deferred tax liabilities(2)	$14	$902

(1)	At December 31, 2004, $70 million of the valuation allowance related to gross deferred tax assets was attributable to the FleetBoston merger. Future recognition of the tax attributes associated with these gross deferred tax assets would result in tax benefits being allocated to reduce Goodwill.
(2)	The Corporation’s net deferred tax liabilities were adjusted during 2005 and 2004 to include $279 million of net deferred tax liabilities and $2.0 billion of net deferred tax assets related to business combinations accounted for under the purchase method.

The valuation allowance at December 31, 2005 and 2004 is attributable to deferred tax assets generated in certain state and foreign jurisdictions. During 2005, deferred tax assets were recognized for certain state temporary differences that had previously not been recognized. The valuation allowance change for 2005 was primarily attributable to these deferred tax assets, as management continues to believe it is more likely than not that realization of these assets will not occur.

The foreign tax credit carryforward reflected in the table above represents foreign income taxes paid that are creditable against future U.S. income taxes. If not used, these credits begin to expire after 2012 and could fully expire after 2014.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The American Jobs Creation Act of 2004 (the Act) provides U.S. companies with the ability to elect to apply a special one-time tax deduction equal to 85 percent of certain earnings remitted from foreign subsidiaries, provided certain criteria are met. Management elected to apply the Act for 2005 and recorded a one-time tax benefit of $70 million for the year ended December 31, 2005.

At December 31, 2005 and 2004, federal income taxes had not been provided on $1.4 billion and $1.1 billion of undistributed earnings of foreign subsidiaries, earned prior to 1987 and after 1997 that have been reinvested for an indefinite period of time. If the earnings were distributed, an additional $249 million and $221 million of tax expense, net of credits for foreign taxes paid on such earnings and for the related foreign withholding taxes, would result in 2005 and 2004.

Note 19—Fair Value of Financial Instruments

SFAS No. 107, “Disclosures About Fair Value of Financial Instruments” (SFAS 107), requires the disclosure of the estimated fair value of financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Quoted market prices, if available, are utilized as estimates of the fair values of financial instruments. Since no quoted market prices exist for certain of the Corporation’s financial instruments, the fair values of such instruments have been derived based on management’s assumptions, the estimated amount and timing of future cash flows and estimated discount rates. The estimation methods for individual classifications of financial instruments are described more fully below. Different assumptions could significantly affect these estimates. Accordingly, the net realizable values could be materially different from the estimates presented below. In addition, the estimates are only indicative of the value of individual financial instruments and should not be considered an indication of the fair value of the combined Corporation.

The provisions of SFAS 107 do not require the disclosure of the fair value of lease financing arrangements and nonfinancial instruments, including intangible assets such as goodwill, franchise, and credit card and trust relationships.

Short-term Financial Instruments

The carrying value of short-term financial instruments, including cash and cash equivalents, time deposits placed, federal funds sold and purchased, resale and repurchase agreements, commercial paper and other short-term investments and borrowings, approximates the fair value of these instruments. These financial instruments generally expose the Corporation to limited credit risk and have no stated maturities or have short-term maturities and carry interest rates that approximate market.

Financial Instruments Traded in the Secondary Market

Held-to-maturity securities, AFS debt and marketable equity securities, trading account instruments and long-term debt traded actively in the secondary market have been valued using quoted market prices. The fair values of trading account instruments and securities are reported in Notes 4 and 6 of the Consolidated Financial Statements.

Derivative Financial Instruments

All derivatives are recognized on the balance sheet at fair value, net of cash collateral held and taking into consideration the effects of legally enforceable master netting agreements that allow the Corporation to settle positive and negative positions with the same counterparty on a net basis. For exchange-traded contracts, fair value is based on quoted market prices. For non-exchange traded contracts, fair value is based on dealer quotes, pricing models or quoted prices for instruments with similar characteristics. The fair value of the Corporation’s derivative assets and liabilities is presented in Note 5 of the Consolidated Financial Statements.

Loans

Fair values were estimated for groups of similar loans based upon type of loan and maturity. The fair value of loans was determined by discounting estimated cash flows using interest rates approximating the Corporation’s current origination rates for similar loans and adjusted to reflect the inherent credit risk. Where quoted market prices were available, primarily for certain residential mortgage loans and commercial loans, such market prices were utilized as estimates for fair values.

Substantially all of the foreign loans reprice within relatively short timeframes. Accordingly, for foreign loans, the net carrying values were assumed to approximate their fair values.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Deposits

The fair value for deposits with stated maturities was calculated by discounting contractual cash flows using current market rates for instruments with similar maturities. The carrying value of foreign time deposits approximates fair value. For deposits with no stated maturities, the carrying amount was considered to approximate fair value and does not take into account the significant value of the cost advantage and stability of the Corporation’s long-term relationships with depositors.

The book and fair values of certain financial instruments at December 31, 2005 and 2004 were as follows:

	December 31
	2005		2004
			(Restated)
(Dollars in millions)	Book Value	Fair Value	Book Value	Fair Value
Financial assets
Loans	$545,238	$542,626	$492,033	$497,614
Financial liabilities
Deposits	634,670	633,928	618,570	618,409
Long-term debt	100,848	101,446	97,116	101,477

Note 20—Business Segment Information

The Corporation reports the results of its operations through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking, and Global Wealth and Investment Management. Global Corporate and Investment Banking is a new segment that represents the combination of Global Business and Financial Services and Global Capital Markets and Investment Banking. This new segment enables us to more effectively leverage the full breadth of the Corporation to better service our business clients. With this combination, teams of consumer, commercial and investment bankers work together to provide all clients, regardless of size, the right combination of products and services to meet their needs. As part of the business segment realignment, certain equity investment gains recorded in Global Wealth and Investment Management were reclassified to All Other. Also certain merchant services fees recorded in Global Consumer and Small Business Banking were reclassified to Global Corporate and Investment Banking. The Corporation may periodically reclassify business segment results based on modifications to its management reporting methodologies and changes in organizational alignment.

Global Consumer and Small Business Banking provides a diversified range of products and services to individuals and small businesses through its primary businesses: Deposits, Card Services, Mortgage and Home Equity. Global Corporate and Investment Banking serves domestic and international issuer and investor clients, providing financial services, specialized industry expertise and local delivery through its primary businesses: Business Lending, Capital Markets and Advisory Services, and Treasury Services. These businesses provide traditional bank deposit and loan products to large corporations and institutional clients, capital-raising solutions, advisory services, derivatives capabilities, equity and debt sales and trading for clients, as well as treasury management and payment services. Global Wealth and Investment Management offers investment services, estate management, financial planning services, fiduciary management, credit and banking expertise, and diversified asset management products to institutional clients, as well as affluent and high-net-worth individuals through its primary businesses: The Private Bank, Columbia Management and Premier Banking and Investments.

All Other consists of equity investment activities including Principal Investing and corporate investments, the residual impact of the allowance for credit losses and the cost allocation processes, Merger and Restructuring Charges, intersegment eliminations, and the results of certain consumer finance and commercial lending businesses that are being liquidated. All Other also includes certain amounts associated with ALM activities, including the residual impact of funds transfer pricing allocation methodologies, amounts associated with the change in the value of derivatives used as economic hedges of interest rate and foreign exchange rate fluctuations that do not qualify for SFAS 133 hedge accounting treatment, gains or losses on sales of whole mortgage loans, and Gains on Sales of Debt Securities.

Total Revenue includes Net Interest Income on a fully taxable-equivalent (FTE) basis and Noninterest Income. The adjustment of Net Interest Income to a FTE basis results in a corresponding increase in Income Tax Expense. The adjustment is included in Net Interest Income of each of the businesses and offset in All Other. The Net Interest Income of the businesses include the results of a funds transfer pricing process that matches assets and liabilities with similar interest rate sensitivity and maturity characteristics. Net Interest Income of the business segments also includes an allocation of Net Interest Income generated by the Corporation’s ALM activities.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Certain expenses not directly attributable to a specific business segment are allocated to the segments based on pre-determined means. The most significant of these expenses include data processing costs, item processing costs and certain centralized or shared functions. Data processing costs are allocated to the segments based on equipment usage. Item processing costs are allocated to the segments based on the volume of items processed for each segment. The cost of certain centralized or shared functions are allocated based on methodologies which reflect utilization.

The following table presents Total Revenue on a FTE basis and Net Income in 2005, 2004 and 2003, and Total Assets at December 31, 2005 and 2004 for each business segment, as well as All Other.

Business Segments

At and for the Year Ended December 31

	Total Corporation			Global Consumer and Small Business Banking(1)			Global Corporate and Investment Banking(1)
(Dollars in millions)	2005	2004 (Restated)	2003 (Restated)	2005	2004	2003	2005	2004	2003
Net interest income (FTE basis)	$31,569	$28,677	$21,149	$16,853	$15,721	$11,058	$11,157	$10,671	$8,482
Noninterest income	25,354	21,005	17,329	11,432	8,963	8,359	9,443	7,982	5,928

Total revenue (FTE basis)	56,923	49,682	38,478	28,285	24,684	19,417	20,600	18,653	14,410
Provision for credit losses	4,014	2,769	2,839	4,271	3,331	1,694	(290)	(886)	833
Gains (losses) on sales of debt securities	1,084	1,724	941	(2)	117	13	263	(10)	(14)
Amortization of intangibles	809	664	217	551	441	139	174	152	54
Other noninterest expense	27,872	26,348	19,938	12,628	11,912	9,465	10,937	10,134	7,549

Income before income taxes	25,312	21,625	16,425	10,833	9,117	8,132	10,042	9,243	5,960
Income tax expense	8,847	7,678	5,663	3,888	3,316	2,914	3,644	3,317	2,056

Net income	$16,465	$13,947	$10,762	$6,945	$5,801	$5,218	$6,398	$5,926	$3,904

Period-end total assets	$1,291,803	$1,110,432		$331,244	$333,477		$633,374	$508,502

	Global Wealth and Investment Management(1)			All Other
(Dollars in millions)	2005	2004	2003	2005	2004 (Restated)	2003 (Restated)
Net interest income (FTE basis)	$3,815	$2,921	$1,954	$(256)	$(636)	$(345)
Noninterest income	3,496	3,079	2,078	983	981	964

Total revenue (FTE basis)	7,311	6,000	4,032	727	345	619
Provision for credit losses	(7)	(22)	11	40	346	301
Gains on sales of debt securities	—	—	—	823	1,617	942
Amortization of intangibles	79	66	20	5	5	4
Other noninterest expense	3,625	3,394	2,058	682	908	866

Income before income taxes	3,614	2,562	1,943	823	703	390
Income tax expense	1,298	931	693	17	114	—

Net income	$2,316	$1,631	$1,250	$806	$589	$390

Period-end total assets	$135,016	$130,419		$192,169	$138,034

(1)	There were no material intersegment revenues among the segments.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The following tables present reconciliations of the three business segments’ Total Revenue on a FTE basis and Net Income to the Consolidated Statement of Income, and Total Assets to the Consolidated Balance Sheet. The adjustments presented in the table below include consolidated income and expense amounts not specifically allocated to individual business segments.

	Year Ended December 31
(Dollars in millions)	2005	2004 (Restated)	2003 (Restated)
Segments’ total revenue (FTE basis)	$56,196	$49,337	$37,859
Adjustments:
ALM activities	(501)	20	421
Equity investments	1,372	448	(256)
Liquidating businesses	214	282	324
FTE basis adjustment	(832)	(717)	(644)
Other	(358)	(405)	130

Consolidated revenue	$56,091	$48,965	$37,834

Segments’ net income	$15,659	$13,358	$10,372
Adjustments, net of taxes:
ALM activities(1)	52	869	802
Equity investments	796	202	(246)
Liquidating businesses	109	78	(21)
Merger and restructuring charges	(275)	(411)	—
Litigation expense	(33)	66	(150)
Other	157	(215)	5

Consolidated net income	$16,465	$13,947	$10,762

(1)	Includes pre-tax Gains on Sales of Debt Securities of $823 million, $1,612 million and $938 million in 2005, 2004 and 2003, respectively.

	December 31
(Dollars in millions)	2005	2004 (Restated)
Segments’ total assets	$1,099,634	$972,398
Adjustments:
ALM activities, including securities portfolio	365,068	339,423
Equity investments	6,712	7,625
Liquidating businesses	3,399	4,390
Elimination of excess earning asset allocations	(210,569)	(228,106)
Other	27,559	14,702

Consolidated total assets	$1,291,803	$1,110,432

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Note 21—Parent Company Information

The following tables present the Parent Company Only financial information:

Condensed Statement of Income

	Year Ended December 31
(Dollars in millions)	2005	2004 (Restated)	2003 (Restated)
Income
Dividends from subsidiaries:
Bank subsidiaries	$10,400	$8,100	$8,950
Other subsidiaries	63	133	34
Interest from subsidiaries	2,581	1,085	610
Other income	1,719	2,463	2,717

Total income	14,763	11,781	12,311

Expense
Interest on borrowed funds	3,843	2,876	2,153
Noninterest expense	2,636	2,057	2,310

Total expense	6,479	4,933	4,463

Income before income taxes and equity in undistributed earnings of subsidiaries	8,284	6,848	7,848
Income tax benefit	791	360	596

Income before equity in undistributed earnings of subsidiaries	9,075	7,208	8,444
Equity in undistributed earnings of subsidiaries:
Bank subsidiaries	6,518	6,165	2,224
Other subsidiaries	872	574	94

Total equity in undistributed earnings of subsidiaries	7,390	6,739	2,318

Net income	$16,465	$13,947	$10,762

Net income available to common shareholders	$16,447	$13,931	$10,758

Condensed Balance Sheet

	December 31
(Dollars in millions)	2005	2004 (Restated)
Assets
Cash held at bank subsidiaries	$49,670	$47,138
Securities	2,285	2,694
Receivables from subsidiaries:
Bank subsidiaries	14,581	10,531
Other subsidiaries	18,766	19,897
Investments in subsidiaries:
Bank subsidiaries	119,210	114,334
Other subsidiaries	2,472	1,499
Other assets	13,685	14,036

Total assets	$220,669	$210,129

Liabilities and shareholders’ equity
Commercial paper and other short-term borrowings	$19,333	$19,611
Accrued expenses and other liabilities	7,228	7,124
Payables to subsidiaries:
Bank subsidiaries	1,824	487
Other subsidiaries	2,479	765
Long-term debt	88,272	81,907
Shareholders’ equity	101,533	100,235

Total liabilities and shareholders’ equity	$220,669	$210,129

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Condensed Statement of Cash Flows

	Year Ended December 31
(Dollars in millions)	2005	2004 (Restated)	2003 (Restated)
Operating activities
Net income	$16,465	$13,947	$10,762
Reconciliation of net income to net cash provided by operating activities:
Equity in undistributed losses of subsidiaries	(7,390)	(6,739)	(2,318)
Other operating activities, net	(1,035)	(1,487)	295

Net cash provided by operating activities	8,040	5,721	8,739

Investing activities
Net (purchases) sales of securities	403	(1,348)	(59)
Net payments from (to) subsidiaries	(3,145)	821	(1,160)
Other investing activities, net	(3,001)	3,348	(1,598)

Net cash provided by (used in) investing activities	(5,743)	2,821	(2,817)

Financing activities
Net increase (decrease) in commercial paper and other short-term borrowings	(292)	15,937	2,482
Proceeds from issuance of long-term debt	20,477	19,965	14,713
Retirement of long-term debt	(11,053)	(9,220)	(5,928)
Proceeds from issuance of common stock	3,077	3,939	4,249
Common stock repurchased	(5,765)	(6,286)	(9,766)
Cash dividends paid	(7,683)	(6,468)	(4,281)
Other financing activities, net	1,474	293	201

Net cash provided by financing activities	235	18,160	1,670

Net increase in cash held at bank subsidiaries	2,532	26,702	7,592
Cash held at bank subsidiaries at January 1	47,138	20,436	12,844

Cash held at bank subsidiaries at December 31	$49,670	$47,138	$20,436

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Note 22—Performance by Geographical Area

Since the Corporation’s operations are highly integrated, certain asset, liability, income and expense amounts must be allocated to arrive at Total Assets, Total Revenue, Income (Loss) Before Income Taxes and Net Income (Loss) by geographic area. The Corporation identifies its geographic performance based upon the business unit structure used to manage the capital or expense deployed in the region as applicable. This requires certain judgments related to the allocation of revenue so that revenue can be appropriately matched with the related expense or capital deployed in the region.

		At December 31	Year Ended December 31
(Dollars in millions)	Year	Total Assets(1)	Total Revenue(2)	Income (Loss) Before Income Taxes	Net Income (Loss)
Domestic(3) (Restated) (Restated)	2005 2004 2003	$1,195,212 1,046,727	$52,714 46,252 36,444	$22,790 19,852 15,859	$15,357 13,246 10,786

Asia	2005 2004 2003	28,442 21,658	727 674 416	360 260 57	255 192 54

Europe, Middle East and Africa	2005 2004 2003	51,917 27,580	1,257 1,136 850	355 335 25	229 224 23

Latin America and the Caribbean	2005 2004 2003	16,232 14,467	1,393 903 124	975 461 (160)	624 285 (101)

Total Foreign	2005 2004 2003	96,591 63,705	3,377 2,713 1,390	1,690 1,056 (78)	1,108 701 (24)

Total Consolidated (Restated) (Restated)	2005 2004 2003	$1,291,803 1,110,432	$56,091 48,965 37,834	$24,480 20,908 15,781	$16,465 13,947 10,762

(1)	Total Assets includes long-lived assets, which are primarily located in the U.S.
(2)	There were no material intercompany revenues between geographic regions for any of the periods presented.
(3)	Includes the Corporation’s Canadian operations, which had Total Assets of $4,052 million and $4,849 million at December 31, 2005 and 2004; Total Revenue of $113 million, $88 million, and $96 million; Income before Income Taxes of $66 million, $49 million, and $60 million; and Net Income of $56 million, $41 million, and $12 million for the years ended December 31, 2005, 2004 and 2003.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Note 23—Restatement of Quarterly Financial Statements (unaudited)

Consolidated Statement of Income

The following tables set forth the effects of the restatement for the quarters in 2005 and 2004.

	2005 Quarters
	Fourth		Third		Second		First
(Dollars in millions, except per share information)	As Previously Reported(1)	Restated	As Previously Reported	Restated	As Previously Reported	Restated	As Previously Reported	Restated
Interest income
Interest and fees on loans and leases	$9,559	$9,536	$8,956	$8,933	$8,312	$8,294	$8,107	$8,080
Interest and dividends on securities	2,819	2,815	2,797	2,793	2,799	2,796	2,534	2,533
Federal funds sold and securities purchased under agreements to resell	1,462	1,477	1,372	1,382	1,252	1,249	893	904
Trading account assets	1,585	1,585	1,550	1,550	1,426	1,426	1,182	1,182
Other interest income	605	605	547	547	502	502	437	437

Total interest income	16,030	16,018	15,222	15,205	14,291	14,267	13,153	13,136

Interest expense
Deposits	2,434	2,476	2,439	2,471	2,379	2,363	2,043	2,182
Short-term borrowings	3,902	3,855	3,250	3,190	2,677	2,582	1,969	1,988
Trading account liabilities	619	619	707	707	611	611	427	427
Long-term debt	1,215	1,209	1,053	1,102	974	1,074	841	1,033

Total interest expense	8,170	8,159	7,449	7,470	6,641	6,630	5,280	5,630

Net interest income	7,860	7,859	7,773	7,735	7,650	7,637	7,873	7,506

Noninterest income
Service charges	1,927	1,927	2,080	2,080	1,920	1,920	1,777	1,777
Investment and brokerage services	1,062	1,062	1,060	1,060	1,049	1,049	1,013	1,013
Mortgage banking income	215	215	180	180	189	189	221	221
Investment banking income	537	537	522	522	431	431	366	366
Equity investment gains	481	481	668	668	492	492	399	399
Card income	1,507	1,507	1,520	1,520	1,437	1,437	1,289	1,289
Trading account profits	253	253	514	514	285	285	760	760
Other income	280	(31)	290	(128)	562	1,152	324	207

Total noninterest income	6,262	5,951	6,834	6,416	6,365	6,955	6,149	6,032

Total revenue	14,122	13,810	14,607	14,151	14,015	14,592	14,022	13,538

Provision for credit losses	1,400	1,400	1,159	1,159	875	875	580	580

Gains on sales of debt securities	71	71	29	29	325	325	659	659

Noninterest expense
Personnel	3,845	3,845	3,837	3,837	3,671	3,671	3,701	3,701
Occupancy	699	699	638	638	615	615	636	636
Equipment	305	305	300	300	297	297	297	297
Marketing	265	265	307	307	346	346	337	337
Professional fees	283	283	254	254	216	216	177	177
Amortization of intangibles	196	196	201	201	204	204	208	208
Data processing	394	394	361	361	368	368	364	364
Telecommunications	219	219	206	206	196	196	206	206
Other general operating	1,055	1,055	1,061	1,061	985	985	1,019	1,019
Merger and restructuring charges	59	59	120	120	121	121	112	112

Total noninterest expense	7,320	7,320	7,285	7,285	7,019	7,019	7,057	7,057

Income before income taxes	5,473	5,161	6,192	5,736	6,446	7,023	7,044	6,560
Income tax expense	1,705	1,587	2,065	1,895	2,150	2,366	2,349	2,167

Net income	$3,768	$3,574	$4,127	$3,841	$4,296	$4,657	$4,695	$4,393

Net income available to common shareholders	$3,764	$3,570	$4,122	$3,836	$4,292	$4,653	$4,690	$4,388

Per common share information
Earnings	$0.94	$0.89	$1.03	$0.96	$1.07	$1.16	$1.16	$1.09

Diluted earnings	$0.93	$0.88	$1.02	$0.95	$1.06	$1.14	$1.14	$1.07

Dividends paid	$0.50	$0.50	$0.50	$0.50	$0.45	$0.45	$0.45	$0.45

Average common shares issued and outstanding (in thousands)	3,996,024	3,996,024	4,000,573	4,000,573	4,005,356	4,005,356	4,032,550	4,032,550

Average diluted common shares issued and outstanding (in thousands)	4,053,859	4,053,859	4,054,659	4,054,659	4,065,355	4,065,355	4,099,062	4,099,062

(1)	The Corporation provided unaudited financial information relating to the fourth quarter of 2005 in its current report on Form 8-K filed on January 23, 2006.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Consolidated Statement of Income

	2004 Quarters
	Fourth		Third		Second		First
(Dollars in millions, except per share information)	As Previously Reported	Restated	As Previously Reported	Restated	As Previously Reported	Restated	As Previously Reported	Restated
Interest income
Interest and fees on loans and leases	$7,919	$7,877	$7,508	$7,499	$7,237	$7,183	$5,549	$5,492
Interest and dividends on securities	2,065	2,063	2,078	2,076	1,907	1,907	1,212	1,210
Federal funds sold and securities purchased under agreements to resell	712	699	484	464	413	385	434	392
Trading account assets	1,035	1,035	960	960	1,009	1,009	1,012	1,012
Other interest income	464	464	457	457	424	424	345	345

Total interest income	12,195	12,138	11,487	11,456	10,990	10,908	8,552	8,451

Interest expense
Deposits	1,829	1,764	1,711	1,616	1,529	1,427	1,206	1,114
Short-term borrowings	1,543	1,452	1,152	1,050	1,019	910	720	660
Trading account liabilities	352	352	333	333	298	298	334	334
Long-term debt	724	1,020	626	942	563	907	491	814

Total interest expense	4,448	4,588	3,822	3,941	3,409	3,542	2,751	2,922

Net interest income	7,747	7,550	7,665	7,515	7,581	7,366	5,801	5,529

Noninterest income
Service charges	1,891	1,891	1,899	1,899	1,783	1,783	1,416	1,416
Investment and brokerage services	1,008	1,008	972	972	999	999	635	635
Mortgage banking income	156	156	(250)	(250)	299	299	209	209
Investment banking income	497	497	438	438	547	547	404	404
Equity investment gains	426	426	220	220	84	84	133	133
Card income	1,380	1,380	1,258	1,258	1,159	1,159	795	795
Trading account profits	269	269	184	184	413	414	3	2
Other income	339	547	201	1,291	183	(415)	135	355

Total noninterest income	5,966	6,174	4,922	6,012	5,467	4,870	3,730	3,949

Total revenue	13,713	13,724	12,587	13,527	13,048	12,236	9,531	9,478

Provision for credit losses	706	706	650	650	789	789	624	624

Gains on sales of debt securities	101	101	732	333	795	795	495	495

Noninterest expense
Personnel	3,520	3,520	3,534	3,534	3,629	3,629	2,752	2,752
Occupancy	648	648	622	622	621	621	488	488
Equipment	326	326	309	309	318	318	261	261
Marketing	337	337	364	364	367	367	281	281
Professional fees	275	275	207	207	194	194	160	160
Amortization of intangibles	209	209	200	200	201	201	54	54
Data processing	371	371	341	341	333	333	284	284
Telecommunications	216	216	180	180	183	183	151	151
Other general operating	1,159	1,159	1,043	1,043	1,257	1,257	999	999
Merger and restructuring charges	272	272	221	221	125	125	—	—

Total noninterest expense	7,333	7,333	7,021	7,021	7,228	7,228	5,430	5,430

Income before income taxes	5,775	5,786	5,648	6,189	5,826	5,014	3,972	3,919
Income tax expense	1,926	1,931	1,884	2,086	1,977	1,673	1,291	1,271

Net income	$3,849	$3,855	$3,764	$4,103	$3,849	$3,341	$2,681	$2,648

Net income available to common shareholders	$3,844	$3,850	$3,759	$4,098	$3,844	$3,336	$2,680	$2,647

Per common share information
Earnings	$0.95	$0.95	$0.93	$1.01	$0.95	$0.82	$0.93	$0.92

Diluted earnings	$0.94	$0.94	$0.91	$0.99	$0.93	$0.81	$0.91	$0.90

Dividends paid	$0.45	$0.45	$0.45	$0.45	$0.40	$0.40	$0.40	$0.40

Average common shares issued and outstanding (in thousands)	4,032,979	4,032,979	4,052,304	4,052,304	4,062,384	4,062,384	2,880,306	2,880,306

Average diluted common shares issued and outstanding (in thousands)	4,106,040	4,106,040	4,121,375	4,121,375	4,131,290	4,131,290	2,933,402	2,933,402

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Consolidated Balance Sheet

	2005 Quarters
	Fourth		Third		Second		First
(Dollars in millions)	As Previously Reported(1)	Restated	As Previously Reported	Restated	As Previously Reported	Restated	As Previously Reported	Restated
Assets
Cash and cash equivalents	$36,999	$36,999	$32,771	$32,771	$33,935	$33,935	$28,698	$28,698
Time deposits placed and other short-term investments	12,800	12,800	11,236	11,236	9,682	9,682	11,223	11,223
Federal funds sold and securities purchased under agreements to resell	149,785	149,785	135,409	135,409	149,287	149,287	139,396	139,396
Trading account assets	131,707	131,707	121,256	121,256	126,658	126,658	124,960	124,960
Derivative assets	23,712	23,712	26,005	26,005	26,019	26,019	26,182	26,182
Securities:
Available-for-sale	221,556	221,556	227,349	227,349	233,412	233,412	218,675	218,675
Held-to-maturity, at cost	47	47	136	136	174	174	275	275

Total securities	221,603	221,603	227,485	227,485	233,586	233,586	218,950	218,950

Loans and leases	573,782	573,791	554,603	554,612	529,418	529,428	529,466	529,457
Allowance for loan and lease losses	(8,045)	(8,045)	(8,326)	(8,326)	(8,319)	(8,319)	(8,313)	(8,313)

Loans and leases, net of allowance	565,737	565,746	546,277	546,286	521,099	521,109	521,153	521,144

Premises and equipment, net	7,786	7,786	7,659	7,659	7,602	7,602	7,531	7,531
Mortgage servicing rights	2,807	2,806	2,764	2,763	2,366	2,365	2,668	2,667
Goodwill	45,354	45,354	45,298	45,298	45,381	45,381	45,378	45,378
Core deposit intangibles and other intangibles	3,194	3,194	3,356	3,356	3,472	3,472	3,679	3,679
Other assets	90,311	90,311	92,743	92,743	87,243	87,243	82,421	82,421

Total assets	$1,291,795	$1,291,803	$1,252,259	$1,252,267	$1,246,330	$1,246,339	$1,212,239	$1,212,229

Liabilities
Deposits in domestic offices:
Noninterest-bearing	$179,571	$179,571	$174,990	$174,990	$175,427	$175,427	$166,499	$166,499
Interest-bearing	384,155	384,155	390,973	390,973	397,778	397,778	403,534	403,534
Deposits in foreign offices:
Noninterest-bearing	7,165	7,165	6,750	6,750	6,102	6,102	5,319	5,319
Interest-bearing	63,779	63,779	53,764	53,764	56,110	56,110	54,635	54,635

Total deposits	634,670	634,670	626,477	626,477	635,417	635,417	629,987	629,987

Federal funds purchased and securities sold under agreements to repurchase	240,655	240,655	217,053	217,053	207,710	207,710	187,652	187,652
Trading account liabilities	50,890	50,890	51,244	51,244	61,906	61,906	53,434	53,434
Derivative liabilities	15,000	15,000	15,711	15,711	15,630	15,630	15,363	15,363
Commercial paper and other short-term borrowings	116,269	116,269	107,655	107,655	93,763	93,763	93,440	93,440
Accrued expenses and other liabilities	31,749	31,938	32,976	33,250	34,470	34,940	35,081	35,319
Long-term debt	101,338	100,848	99,885	99,149	96,894	95,638	98,763	98,107

Total liabilities	1,190,571	1,190,270	1,151,001	1,150,539	1,145,790	1,145,004	1,113,720	1,113,302

Commitments and contingencies (Note 9)

Shareholders’ equity
Preferred stock, $0.01 par value; authorized—100,000,000 shares for all periods; issued and outstanding—1,090,189 shares for all periods	271	271	271	271	271	271	271	271
Common stock and additional paid-in capital, $0.01 par value(2,3)	41,693	41,693	42,548	42,548	42,507	42,507	43,589	43,589
Retained earnings	67,205	67,552	65,439	65,980	63,328	64,154	60,843	61,309
Accumulated other comprehensive income (loss)	(7,518)	(7,556)	(6,509)	(6,580)	(4,992)	(5,023)	(5,559)	(5,617)
Other	(427)	(427)	(491)	(491)	(574)	(574)	(625)	(625)

Total shareholders’ equity	101,224	101,533	101,258	101,728	100,540	101,335	98,519	98,927

Total liabilities and shareholders’ equity	$1,291,795	$1,291,803	$1,252,259	$1,252,267	$1,246,330	$1,246,339	$1,212,239	$1,212,229

(1)	The Corporation provided unaudited financial information relating to the fourth quarter of 2005 in its current report on Form 8-K filed on January 23, 2006.
(2)	Authorized—7,500,000,000 shares for the Fourth, Third, Second and First Quarters
(3)	Issued and outstanding—3,999,688,491 shares, 4,013,063,444 shares, 4,016,703,839 shares and 4,035,318,509 shares for the Fourth, Third, Second and First Quarters

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Consolidated Balance Sheet

	2004 Quarters
	Fourth		Third		Second		First
(Dollars in millions)	As Previously Reported	Restated	As Previously Reported	Restated	As Previously Reported	Restated	As Previously Reported	Restated
Assets
Cash and cash equivalents	$28,936	$28,936	$29,252	$29,252	$31,789	31,789	22,296	22,296
Time deposits placed and other short-term investments	12,361	12,361	11,021	11,021	10,418	10,418	8,561	8,561
Federal funds sold and securities purchased under agreements to resell	91,360	91,360	104,570	104,570	81,437	81,437	73,057	73,057
Trading account assets	93,587	93,587	102,925	102,925	85,972	85,972	75,004	75,004
Derivative assets	30,235	30,235	25,398	25,398	25,908	25,908	28,481	28,481
Securities:
Available-for-sale	194,743	194,743	163,438	163,438	166,175	166,175	139,546	139,546
Held-to-maturity, at cost	330	330	420	420	478	478	242	242

Total securities	195,073	195,073	163,858	163,858	166,653	166,653	139,788	139,788

Loans and leases	521,837	521,813	511,639	511,613	498,481	498,452	375,968	375,938
Allowance for loan and lease losses	(8,626)	(8,626)	(8,723)	(8,723)	(8,767)	(8,767)	(6,080)	(6,080)

Loans and leases, net of allowance	513,211	513,187	502,916	502,890	489,714	489,685	369,888	369,858

Premises and equipment, net	7,517	7,517	7,884	7,884	7,797	7,797	6,076	6,076
Mortgage servicing rights	2,482	2,481	2,453	2,452	3,005	3,004	2,184	2,182
Goodwill	45,262	45,262	44,709	44,709	44,672	44,672	11,468	11,468
Core deposit intangibles and other intangibles	3,887	3,887	3,726	3,726	3,922	3,922	854	854
Other assets	86,546	86,546	74,117	74,117	73,444	73,444	62,317	62,317

Total assets	$1,110,457	$1,110,432	$1,072,829	$1,072,802	$1,024,731	1,024,701	799,974	799,942

Liabilities
Deposits in domestic offices:
Noninterest-bearing	$163,833	$163,833	$155,406	$155,406	$154,061	154,061	121,629	121,629
Interest-bearing	396,645	396,645	380,956	380,956	369,446	369,446	267,850	267,850
Deposits in foreign offices:
Noninterest-bearing	6,066	6,066	5,632	5,632	5,499	5,499	2,805	2,805
Interest-bearing	52,026	52,026	49,264	49,264	46,407	46,407	43,308	43,308

Total deposits	618,570	618,570	591,258	591,258	575,413	575,413	435,592	435,592

Federal funds purchased and securities sold under agreements to repurchase	119,741	119,741	142,992	142,992	119,264	119,264	115,434	115,434
Trading account liabilities	36,654	36,654	36,825	36,825	29,689	29,689	27,402	27,402
Derivative liabilities	17,928	17,928	12,721	12,721	14,381	14,381	16,290	16,290
Commercial paper and other short-term borrowings	78,598	78,598	61,585	61,585	63,162	63,162	56,614	56,614
Accrued expenses and other liabilities	41,243	41,590	28,851	29,205	28,682	28,747	18,635	19,269
Long-term debt	98,078	97,116	100,586	99,582	98,319	98,082	81,231	79,474

Total liabilities	1,010,812	1,010,197	974,818	974,168	928,910	928,738	751,198	750,075

Commitments and contingencies (Note 9)

Shareholders’ equity
Preferred stock, $0.01 par value(1,2)	271	271	271	271	322	322	53	53
Common stock and additional paid-in capital, $0.01 par value(3,4)	44,236	44,236	44,756	44,756	45,669	45,669	29	29
Retained earnings	58,006	58,773	55,979	56,739	54,030	54,452	51,808	52,738
Accumulated other comprehensive income (loss)	(2,587)	(2,764)	(2,669)	(2,806)	(3,862)	(4,142)	(2,743)	(2,582)
Other	(281)	(281)	(326)	(326)	(338)	(338)	(371)	(371)

Total shareholders’ equity	99,645	100,235	98,011	98,634	95,821	95,963	48,776	49,867

Total liabilities and shareholders’ equity	$1,110,457	$1,110,432	$1,072,829	$1,072,802	$1,024,731	1,024,701	799,974	799,942

(1)	Authorized—100,000,000 shares for the Fourth, Third, Second and First Quarters
(2)	Issued and outstanding—1,090,189 shares, 1,090,189 shares, 2,292,013 shares and 1,239,563 shares for the Fourth, Third, Second and First Quarters
(3)	Authorized—7,500,000,000 shares for the Fourth, Third, Second and First Quarters
(4)	Issued and outstanding—4,046,546,212 shares, 4,049,062,685 shares, 2,031,328,433 shares and 1,445,487,313 shares for the Fourth, Third, Second and First Quarters

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Consolidated Statement of Changes in Shareholders’ Equity, As Previously Reported

For the Three, Six and Nine Months in 2005

(Dollars in millions, shares in thousands)	Preferred Stock	Common Stock and Additional Paid-in Capital		Retained Earnings	Accumulated Other Comprehensive Income (Loss)(1)	Other	Total Share- holders’ Equity	Comprehensive Income
		Shares	Amount
Balance, December 31, 2004	$271	4,046,546	$44,236	$58,006	$(2,587)	$(281)	$99,645
Net income				4,695			4,695	$4,695
Net unrealized gains (losses) on available-for-sale debt and marketable equity securities					(1,541)		(1,541)	(1,541)
Net unrealized gains (losses) on foreign currency translation adjustments					(5)		(5)	(5)
Net gains (losses) on derivatives					(1,426)		(1,426)	(1,426)
Cash dividends paid:
Common				(1,830)			(1,830)
Preferred				(5)			(5)
Common stock issued under employee plans and related tax benefits		31,987	1,343			(344)	999
Common stock repurchased		(43,214)	(1,990)				(1,990)
Other				(23)			(23)

Balance, March 31, 2005	$271	4,035,319	$43,589	$60,843	$(5,559)	$(625)	$98,519	$1,723

Balance, December 31, 2004	$271	4,046,546	$44,236	$58,006	$(2,587)	$(281)	$99,645
Net income				8,991			8,991	$8,991
Net unrealized gains (losses) on available- for-sale debt and marketable equity securities					584		584	584
Net unrealized gains (losses) on foreign currency translation adjustments					30		30	30
Net gains (losses) on derivatives					(3,019)		(3,019)	(3,019)
Cash dividends paid:
Common				(3,640)			(3,640)
Preferred				(9)			(9)
Common stock issued under employee plans and related tax benefits		53,672	2,090			(292)	1,798
Common stock repurchased		(83,514)	(3,819)				(3,819)
Other				(20)		(1)	(21)

Balance, June 30, 2005	$271	4,016,704	$42,507	$63,328	$(4,992)	$(574)	$100,540	$6,586

Balance, December 31, 2004	$271	4,046,546	$44,236	$58,006	$(2,587)	$(281)	$99,645
Net income				13,118			13,118	$13,118
Net unrealized gains (losses) on available-for-sale debt and marketable equity securities					(1,711)		(1,711)	(1,711)
Net unrealized gains (losses) on foreign currency translation adjustments					26		26	26
Net gains (losses) on derivatives					(2,237)		(2,237)	(2,237)
Cash dividends paid:
Common				(5,658)			(5,658)
Preferred				(14)			(14)
Common stock issued under employee plans and related tax benefits		60,704	2,593			(211)	2,382
Common stock repurchased		(94,187)	(4,281)				(4,281)
Other				(13)		1	(12)

Balance, September 30, 2005	$271	4,013,063	$42,548	$65,439	$(6,509)	$(491)	$101,258	$9,196

(1)	At September 30, 2005, June 30, 2005, and March 31, 2005, Accumulated Other Comprehensive Income (Loss) includes Net Unrealized Gains (Losses) on AFS Debt and Marketable Equity Securities of $(1,908) million, $387 million and $(1,738) million, respectively; Net Unrealized Losses on Foreign Currency Translation Adjustments of $(129) million, $(125) million and $(160) million, respectively; Net Unrealized Gains (Losses) on Derivatives of $(4,338) million, $(5,120) million, and $(3,527) million, respectively; and Other of $(134) million, $(134) million and $(134) million, respectively.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Consolidated Statement of Changes in Shareholders’ Equity, As Restated

For the Three, Six and Nine Months in 2005

	Preferred Stock	Common Stock and Additional Paid-in Capital		Retained Earnings	Accumulated Other Comprehensive Income (Loss)(1)	Other	Total Share- holders’ Equity	Comprehensive Income
(Dollars in millions, shares in thousands)		Shares	Amount
Balance, December 31, 2004	$271	4,046,546	$44,236	$58,773	$(2,764)	$(281)	$100,235
Net income				4,393			4,393	$4,393
Net unrealized gains (losses) on available-for-sale debt and marketable equity securities					(1,541)		(1,541)	(1,541)
Net unrealized gains (losses) on foreign currency translation adjustments					(5)		(5)	(5)
Net gains (losses) on derivatives					(1,306)		(1,306)	(1,306)
Cash dividends paid:
Common				(1,830)			(1,830)
Preferred				(5)			(5)
Common stock issued under employee plans and related tax benefits		31,987	1,343			(344)	999
Common stock repurchased		(43,214)	(1,990)				(1,990)
Other				(22)	(1)		(23)	(1)

Balance, March 31, 2005	$271	4,035,319	$43,589	$61,309	$(5,617)	$(625)	$98,927	$1,540

Balance, December 31, 2004	$271	4,046,546	$44,236	$58,773	$(2,764)	$(281)	$100,235
Net income				9,050			9,050	$9,050
Net unrealized gains (losses) on available- for-sale debt and marketable equity securities					584		584	584
Net unrealized gains (losses) on foreign currency translation adjustments					30		30	30
Net gains (losses) on derivatives					(2,873)		(2,873)	(2,873)
Cash dividends paid:
Common				(3,640)			(3,640)
Preferred				(9)			(9)
Common stock issued under employee plans and related tax benefits		53,672	2,090			(292)	1,798
Common stock repurchased		(83,514)	(3,819)				(3,819)
Other				(20)		(1)	(21)

Balance, June 30, 2005	$271	4,016,704	$42,507	$64,154	$(5,023)	$(574)	$101,335	$6,791

Balance, December 31, 2004	$271	4,046,546	$44,236	$58,773	$(2,764)	$(281)	$100,235
Net income				12,891			12,891	$12,891
Net unrealized gains (losses) on available-for-sale debt and marketable equity securities					(1,711)		(1,711)	(1,711)
Net unrealized gains (losses) on foreign currency translation adjustments					26		26	26
Net gains (losses) on derivatives					(2,130)		(2,130)	(2,130)
Cash dividends paid:
Common				(5,658)			(5,658)
Preferred				(14)			(14)
Common stock issued under employee plans and related tax benefits		60,704	2,593			(211)	2,382
Common stock repurchased		(94,187)	(4,281)				(4,281)
Other				(12)	(1)	1	(12)	(1)

Balance, September 30, 2005	$271	4,013,063	$42,548	$65,980	$(6,580)	$(491)	$101,728	$9,075

(1)	At September 30, 2005, June 30, 2005, and March 31, 2005, Accumulated Other Comprehensive Income (Loss) includes Net Unrealized Gains (Losses) on AFS Debt and Marketable Equity Securities of $(1,908) million, $387 million and $(1,738) million, respectively; Net Unrealized Losses on Foreign Currency Translation Adjustments of $(129) million, $(125) million and $(160) million, respectively; Net Unrealized Gains (Losses) on Derivatives of $(4,409) million, $(5,152) million, and $(3,585) million, respectively; and Other of $(134) million, $(134) million and $(134) million, respectively.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Consolidated Statement of Changes in Shareholders’ Equity, As Previously Reported

For the Three, Six and Nine Months in 2004

(Dollars in millions, shares in thousands)	Preferred Stock	Common Stock and Additional Paid-in Capital		Retained Earnings	Accumulated Other Comprehensive Income (Loss)(1)	Other	Total Share- holders’ Equity	Comprehensive Income
		Shares	Amount
Balance, December 31, 2003	$54	2,882,288	$29	$50,198	$(2,148)	$(153)	$47,980
Net income				2,681			2,681	$2,681
Net unrealized gains (losses) on available-for-sale debt and marketable equity securities					661		661	661
Net unrealized gains (losses) on foreign currency translation adjustments					3		3	3
Net gains (losses) on derivatives					(1,259)		(1,259)	(1,259)
Cash dividends paid:
Common				(1,158)			(1,158)
Preferred				(1)			(1)
Common stock issued under employee plans and related tax benefits		32,892	1,060			(218)	842
Common stock repurchased		(24,306)	(1,061)	88			(973)
Conversion of preferred stock	(1)	100	1

Balance, March 31, 2004	$53	2,890,974	$29	$51,808	$(2,743)	$(371)	$48,776	$2,086

Balance, December 31, 2003	$54	2,882,288	$29	$50,198	$(2,148)	$(153)	$47,980
Net income				6,530			6,530	$6,530
Net unrealized gains (losses) on available- for-sale debt and marketable equity securities					(2,025)		(2,025)	(2,025)
Net unrealized gains (losses) on foreign currency translation adjustments					(18)		(18)	(18)
Net gains (losses) on derivatives					329		329	329
Cash dividends paid:
Common				(2,796)			(2,796)
Preferred				(6)			(6)
Common stock issued under employee plans and related tax benefits		66,804	2,280			(183)	2,097
Stock issued in acquisition	271	1,186,728	46,480				46,751
Common stock repurchased		(73,366)	(3,076)	88			(2,988)
Conversion of preferred stock	(3)	202	1				(2)
Other			(45)	16		(2)	(31)

Balance, June 30, 2004	$322	4,062,656	$45,669	$54,030	$(3,862)	$(338)	$95,821	$4,816

Balance, December 31, 2003	$54	2,882,288	$29	$50,198	$(2,148)	$(153)	$47,980
Net income				10,294			10,294	$10,294
Net unrealized gains (losses) on available-for-sale debt and marketable equity securities					(390)		(390)	(390)
Net unrealized gains (losses) on foreign currency translation adjustments					(9)		(9)	(9)
Net gains (losses) on derivatives					(122)		(122)	(122)
Cash dividends paid:
Common				(4,629)			(4,629)
Preferred				(11)			(11)
Common stock issued under employee plans and related tax benefits		89,603	3,037			(172)	2,865
Stocks issued in acquisition	271	1,186,728	46,480				46,751
Common stock repurchased		(113,796)	(4,837)	88			(4,749)
Conversion of preferred stock	(54)	4,240	54				—
Other			(7)	39		(1)	31

Balance, September 30, 2004	$271	4,049,063	$44,756	$55,979	$(2,669)	$(326)	$98,011	$9,773

(1)	At September 30, 2004, June 30, 2004, and March 31, 2004, Accumulated Other Comprehensive Income (Loss) includes Net Unrealized Gains (Losses) on AFS Debt and Marketable Equity Securities of $(460) million, $(2,095) million and $591 million, respectively; Net Unrealized Losses on Foreign Currency Translation Adjustments of $(175) million, $(184) million and $(163) million, respectively; Net Unrealized Gains (Losses) on Derivatives of $(1,930) million, $(1,479) million, and $(3,067) million, respectively; and Other of $(104) million, $(104) million and $(104) million, respectively.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Consolidated Statement of Changes in Shareholders’ Equity, As Restated

For the Three, Six and Nine Months in 2004

(Dollars in millions, shares in thousands)	Preferred Stock	Common Stock and Additional Paid-in Capital		Retained Earnings	Accumulated Other Comprehensive Income (Loss)(1)	Other	Total Share- holders’ Equity	Comprehensive Income
		Shares	Amount
Balance, December 31, 2003	$54	2,882,288	$29	$51,162	$(2,434)	$(154)	$48,657
Net income				2,648			2,648	$2,648
Net unrealized gains (losses) on available-for-sale debt and marketable equity securities					661		661	661
Net unrealized gains (losses) on foreign currency translation adjustments					3		3	3
Net gains (losses) on derivatives					(812)		(812)	(812)
Cash dividends paid:
Common				(1,158)			(1,158)
Preferred				(1)			(1)
Common stock issued under employee plans and related tax benefits		32,892	1,060			(218)	842
Common stock repurchased		(24,306)	(1,061)	88			(973)
Conversion of preferred stock	(1)	100	1				—
Other				(1)	—	1	—

Balance, March 31, 2004	$53	2,890,974	$29	$52,738	$(2,582)	$(371)	$49,867	$2,500

Balance, December 31, 2003	$54	2,882,288	$29	$51,162	$(2,434)	$(154)	$48,657
Net income				5,989			5,989	$5,989
Net unrealized gains (losses) on available- for-sale debt and marketable equity securities					(2,025)		(2,025)	(2,025)
Net unrealized gains (losses) on foreign currency translation adjustments					(18)		(18)	(18)
Net gains (losses) on derivatives					335		335	335
Cash dividends paid:
Common				(2,796)			(2,796)
Preferred				(6)			(6)
Common stock issued under employee plans and related tax benefits		66,804	2,280			(183)	2,097
Stocks issued in acquisition	271	1,186,728	46,480				46,751
Common stock repurchased		(73,366)	(3,076)	88			(2,988)
Conversion of preferred stock	(3)	202	1				(2)
Other			(45)	15	—	(1)	(31)

Balance, June 30, 2004	$322	4,062,656	$45,669	$54,452	$(4,142)	$(338)	$95,963	$4,281

Balance, December 31, 2003	$54	2,882,288	$29	$51,162	$(2,434)	$(154)	$48,657
Net income				10,092			10,092	$10,092
Net unrealized gains (losses) on available-for-sale debt and marketable equity securities					(390)		(390)	(390)
Net unrealized gains (losses) on foreign currency translation adjustments					(9)		(9)	(9)
Net gains (losses) on derivatives					27		27	27
Cash dividends paid:
Common				(4,629)			(4,629)
Preferred				(11)			(11)
Common stock issued under employee plans and related tax benefits		89,603	3,037			(172)	2,865
Stocks issued in acquisition	271	1,186,728	46,480				46,751
Common stock repurchased		(113,796)	(4,837)	88			(4,749)
Conversion of preferred stock	(54)	4,240	54				—
Other			(7)	37	—	—	30

Balance, September 30, 2004	$271	4,049,063	$44,756	$56,739	$(2,806)	$(326)	$98,634	$9,720

(1)	At September 30, 2004, June 30, 2004, and March 31, 2004, Accumulated Other Comprehensive Income (Loss) includes Net Unrealized Gains (Losses) on AFS Debt and Marketable Equity Securities of $(460) million, $(2,095) million and $591 million, respectively; Net Unrealized Losses on Foreign Currency Translation Adjustments of $(175) million, $(184) million and $(163) million, respectively; Net Unrealized Gains (Losses) on Derivatives of $(2,067) million, $(1,759) million, and $(2,906) million, respectively; and Other of $(104) million, $(104) million and $(104) million, respectively.

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Consolidated Statement of Cash Flows

	Three Months Ended March 31
	2005		2004
(Dollars in millions)	As Previously Reported	Restated	As Previously Reported	Restated
Operating activities
Net income	$4,695	$4,393	$2,681	$2,648
Reconciliation of net income to net cash provided by (used in) operating activities:
Provision for credit losses	580	580	624	624
Gains on sales of debt securities	(659)	(659)	(495)	(495)
Depreciation and premises improvements amortization	240	240	209	209
Amortization of intangibles	208	208	54	54
Deferred income tax benefit	(85)	(267)	(66)	(86)
Net increase in trading and derivative instruments	(13,041)	(12,697)	(8,528)	(7,475)
Net (increase) decrease in other assets	4,283	4,283	(5,063)	(5,063)
Net decrease in accrued expenses and other liabilities	(4,489)	(4,489)	(8,252)	(8,252)
Other operating activities, net	(3,707)	(3,669)	3,275	2,275

Net cash used in operating activities	(11,975)	(12,077)	(15,561)	(15,561)

Investing activities
Net (increase) decrease in time deposits placed and other short-term investments	1,138	1,138	(510)	(510)
Net (increase) decrease in federal funds sold and securities purchased under agreements to resell	(48,036)	(48,036)	3,435	3,435
Proceeds from sales of available-for-sale securities	38,451	38,451	11,090	11,090
Proceeds from maturities of available-for-sale securities	10,181	10,181	1,848	1,848
Purchases of available-for-sale securities	(74,552)	(74,552)	(84,567)	(84,567)
Proceeds from maturities of held-to-maturity securities	55	55	5	5
Proceeds from sales of loans and leases	1,113	1,113	876	876
Other changes in loans and leases, net	(9,560)	(9,574)	(6,133)	(6,133)
Additions to mortgage servicing rights, net	(168)	(168)	(249)	(249)
Net purchases of premises and equipment	(254)	(254)	(249)	(249)
Proceeds from sales of foreclosed properties	26	26	49	49
Net cash paid for business acquisitions	(116)	—	(15)	(15)
Other investing activities, net	(72)	(72)	800	800

Net cash used in investing activities	(81,794)	(81,692)	(73,620)	(73,620)

Financing activities
Net increase in deposits	11,417	11,417	21,479	21,479
Net increase in federal funds purchased and securities sold under agreements to repurchase	67,911	67,911	37,388	37,388
Net increase in commercial paper and other short-term borrowings	14,842	14,842	21,634	21,634
Proceeds from issuance of long-term debt	4,768	4,768	7,558	7,558
Retirement of long-term debt	(2,702)	(2,702)	(2,507)	(2,507)
Proceeds from issuance of common stock	1,180	1,180	1,000	1,000
Common stock repurchased	(1,990)	(1,990)	(973)	(973)
Cash dividends paid	(1,835)	(1,835)	(1,159)	(1,159)
Other financing activities, net	(37)	(37)	(23)	(23)

Net cash provided by financing activities	93,554	93,554	84,397	84,397

Effect of exchange rate changes on cash and cash equivalents	(23)	(23)	(4)	(4)

Net decrease in cash and cash equivalents	(238)	(238)	(4,788)	(4,788)
Cash and cash equivalents at January 1	28,936	28,936	27,084	27,084

Cash and cash equivalents at March 31	$28,698	$28,698	$22,296	$22,296

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Consolidated Statement of Cash Flows

	Six Months Ended June 30
	2005		2004
(Dollars in millions)	As Previously Reported	Restated	As Previously Reported	Restated
Operating activities
Net income	$8,991	$9,050	$6,530	$5,989
Reconciliation of net income to net cash provided by (used in) operating activities:
Provision for credit losses	1,455	1,455	1,413	1,413
Gains on sales of debt securities	(984)	(984)	(1,290)	(1,290)
Depreciation and premises improvements amortization	478	478	477	477
Amortization of intangibles	412	412	255	255
Deferred income tax expense (benefit)	391	425	(11)	(335)
Net increase in trading and derivative instruments	(7,014)	(6,897)	(9,799)	(10,444)
Net increase in other assets	(299)	(299)	(281)	(281)
Net decrease in accrued expenses and other liabilities	(5,869)	(5,869)	(7,800)	(7,800)
Other operating activities, net	(4,858)	(5,150)	(669)	842

Net cash used in operating activities	(7,297)	(7,379)	(11,175)	(11,174)

Investing activities
Net decrease in time deposits placed and other short-term investments	2,679	2,679	796	796
Net (increase) decrease in federal funds sold and securities purchased under agreements to resell	(57,927)	(57,927)	6,043	6,043
Proceeds from sales of available-for-sale securities	140,666	132,006	37,729	37,729
Proceeds from maturities of available-for-sale securities	14,794	21,808	12,215	12,215
Purchases of available-for-sale securities	(192,401)	(190,755)	(123,771)	(123,771)
Proceeds from maturities of held-to-maturity securities	156	156	5	5
Proceeds from sales of loans and leases	12,221	12,221	2,002	2,002
Other changes in loans and leases, net	(21,540)	(21,574)	(3,497)	(3,498)
Additions to mortgage servicing rights, net	(407)	(407)	(662)	(662)
Net purchases of premises and equipment	(563)	(563)	(585)	(585)
Proceeds from sales of foreclosed properties	58	58	97	97
Net cash (paid for) acquired in business acquisitions	(116)	—	5,608	5,608
Other investing activities, net	306	306	(138)	(138)

Net cash used in investing activities	(102,074)	(101,992)	(64,158)	(64,159)

Financing activities
Net increase in deposits	16,847	16,847	21,266	21,266
Net increase in federal funds purchased and securities sold under agreements to repurchase	87,969	87,969	35,275	35,275
Net increase in commercial paper and other short-term borrowings	15,165	15,165	22,000	22,000
Proceeds from issuance of long-term debt	7,806	7,806	12,648	12,648
Retirement of long-term debt	(7,714)	(7,714)	(7,385)	(7,385)
Proceeds from issuance of common stock	1,927	1,927	2,052	2,052
Common stock repurchased	(3,819)	(3,819)	(2,988)	(2,988)
Cash dividends paid	(3,649)	(3,649)	(2,802)	(2,802)
Other financing activities, net	(58)	(58)	(9)	(9)

Net cash provided by financing activities	114,474	114,474	80,057	80,057

Effect of exchange rate changes on cash and cash equivalents	(104)	(104)	(19)	(19)

Net increase in cash and cash equivalents	4,999	4,999	4,705	4,705
Cash and cash equivalents at January 1	28,936	28,936	27,084	27,084

Cash and cash equivalents at June 30	$33,935	$33,935	$31,789	$31,789

BANK OF AMERICA CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Consolidated Statement of Cash Flows

	Nine Months Ended September 30
	2005		2004
(Dollars in millions)	As Previously Reported	Restated	As Previously Reported	Restated
Operating activities
Net income	$13,118	$12,891	$10,294	$10,092
Reconciliation of net income to net cash provided by (used in) operating activities:
Provision for credit losses	2,614	2,614	2,063	2,063
Gains on sales of debt securities	(1,013)	(1,013)	(2,022)	(1,623)
Depreciation and premises improvements amortization	716	716	723	723
Amortization of intangibles	613	613	455	455
Deferred income tax expense (benefit)	262	126	(402)	(524)
Net increase in trading and derivative instruments	(10,305)	(10,503)	(21,396)	(22,153)
Net increase in other assets	(3,330)	(3,130)	(590)	(590)
Net decrease in accrued expenses and other liabilities	(6,015)	(6,015)	(7,919)	(7,919)
Other operating activities, net	(6,994)	(6,718)	(1,043)	20

Net cash used in operating activities	(10,334)	(10,419)	(19,837)	(19,456)

Investing activities
Net decrease in time deposits placed and other short-term investments	1,125	1,125	193	193
Net increase in federal funds sold and securities purchased under agreements to resell	(44,049)	(44,049)	(17,090)	(17,090)
Proceeds from sales of available-for-sale securities	143,079	143,079	77,860	88,425
Proceeds from maturities of available-for-sale securities	24,378	24,378	19,710	19,710
Purchases of available-for-sale securities	(202,053)	(202,053)	(165,359)	(176,323)
Proceeds from maturities of held-to-maturity securities	194	194	63	63
Proceeds from sales of loans and leases	13,059	13,059	3,192	3,192
Other changes in loans and leases, net	(48,730)	(48,763)	(18,938)	(18,942)
Additions to mortgage servicing rights, net	(663)	(663)	(841)	(841)
Net purchases of premises and equipment	(858)	(858)	(970)	(970)
Proceeds from sales of foreclosed properties	101	101	145	145
Investment in China Construction Bank	(2,500)	(2,500)	—	—
Net cash (paid in) acquired in business acquisitions	(118)	—	5,593	5,615
Other investing activities, net	83	83	788	788

Net cash used in investing activities	(116,952)	(116,867)	(95,654)	(96,035)

Financing activities
Net increase in deposits	7,907	7,907	37,111	37,111
Net increase in federal funds purchased and securities sold under agreements to repurchase	97,312	97,312	59,003	59,003
Net increase in commercial paper and other short-term borrowings	29,057	29,057	20,424	20,424
Proceeds from issuance of long-term debt	17,813	17,813	19,080	19,080
Retirement of long-term debt	(13,076)	(13,076)	(11,286)	(11,286)
Proceeds from issuance of common stock	2,215	2,215	2,729	2,729
Common stock repurchased	(4,281)	(4,281)	(4,749)	(4,749)
Cash dividends paid	(5,672)	(5,672)	(4,640)	(4,640)
Other financing activities, net	(104)	(104)	(41)	(41)

Net cash provided by financing activities	131,171	131,171	117,631	117,631

Effect of exchange rate changes on cash and cash equivalents	(50)	(50)	28	28

Net increase in cash and cash equivalents	3,835	3,835	2,168	2,168
Cash and cash equivalents at January 1	28,936	28,936	27,084	27,084

Cash and cash equivalents at September 30	$32,771	$32,771	$29,252	$29,252